   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997


                                                      REGISTRATION NO. 333-34769
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                                 CD RADIO INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                             DELAWARE                                                          52-1700207
                 (STATE OR OTHER JURISDICTION OF                                   (IRS EMPLOYER IDENTIFICATION NO.)
                  INCORPORATION OR ORGANIZATION)

                      SIXTH FLOOR, 1001 22ND STREET, N.W.
                             WASHINGTON, D.C. 20037
                                  202-296-6192
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                DAVID MARGOLESE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 CD RADIO INC.
                      SIXTH FLOOR, 1001 22ND STREET, N.W.
                             WASHINGTON, D.C. 20037
                                  202-296-6192
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                        LEONARD V. QUIGLEY                                                 DAVID J. BEVERIDGE
                       MITCHELL S. FISHMAN                                                SHEARMAN & STERLING
             PAUL, WEISS, RIFKIND, WHARTON & GARRISON                                     599 LEXINGTON AVENUE
                   1285 AVENUE OF THE AMERICAS                                          NEW YORK, NEW YORK 10022
                  NEW YORK, NEW YORK 10019-6064                                               212-848-4000
                           212-373-3000

                            ------------------------


                        CALCULATION OF REGISTRATION FEE

                                    PROPOSED            PROPOSED
    TITLE OF EACH CLASS OF          MAXIMUM             MAXIMUM
          SECURITIES             OFFERING PRICE        AGGREGATE            AMOUNT OF
       TO BE REGISTERED           PER UNIT(1)      OFFERING PRICE(1)     REGISTRATION FEE
Units consisting of Senior
Discount Notes and Warrants...          N/A           $150,000,000           $ 45,455(2)
Senior Discount Notes.........          N/A                    N/A                   (3)
Warrants......................          N/A                    N/A                   (3)
Senior Discount Notes(4)......          N/A                    N/A                   (3)


(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 475(o) under the Securities Act of 1993.


(2) This amount was paid in connection with the initial filing of the Registration Statement on Septembr 2, 1997.



(3) As such securities are to be provided without additional cost to the purchasers, no registration fee is required with respect thereto.

(4) Senior Discount Notes issuable upon exercise of Warrants.



     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER 20, 1997


PROSPECTUS

                          $150,000,000 GROSS PROCEEDS
                                     [LOGO]

                              UNITS CONSISTING OF
                       % SENIOR SECURED DISCOUNT NOTES DUE 2007
           AND WARRANTS TO PURCHASE % SENIOR SECURED DISCOUNT NOTES DUE 2007



----------------------------------------------------------
     CD Radio Inc. (the 'Company') is offering (the 'Units Offering')
units (collectively, the 'Units'), each consisting of $1,000 principal amount at
maturity of    % Senior Secured Discount Notes due 2007 (the 'Notes') of the
Company and one warrant (each, a 'Warrant'), each Warrant entitling the holder
thereof to purchase $    principal amount at maturity of Notes at an exercise
price of $0.01. The Notes and the Warrants will not be separately transferable
until the earliest of: (i)                , 1998, (ii) the occurrence of an
Exercise Event (as defined herein), (iii) the occurrence of an Event of Default (as defined herein), (iv) immediately prior to any redemption of Notes by the Company with the proceeds of one or more Public Equity Offerings (as defined herein) or (v) such earlier date as determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch') in its sole discretion. The Notes are being issued with original issue discount.


                                                  (Cover continued on next page)

     SEE 'RISK FACTORS' BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE UNITS OFFERED HEREBY.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.

                                                       PRINCIPAL
                                                       AMOUNT OF
                                                       NOTES AT       PRICE TO     UNDERWRITING     PROCEEDS TO
                                                       MATURITY       PUBLIC(1)     DISCOUNT(2)    COMPANY(1)(3)
Per Unit...........................................        %              %              %               %
Total(3)...........................................        $              $              $               $

(1) Plus accrued original issue discount, if any, on the Notes from
                   , 1997.

(2) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'

(3) Before deducting expenses payable by the Company estimated to be $       .
                            ------------------------

     The Units are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Units will be made in New York, New York on or
about             , 1997.
                            ------------------------

MERRILL LYNCH & CO.
                                LEHMAN BROTHERS
                                                         LIBRA INVESTMENTS, INC.
                            ------------------------

             The date of this Prospectus is                , 1997.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Inside front cover

Photograph of freeway traffic and CD Radio logo

Caption:   CD Radio
           50 Channels of Programming
           National Satellite Coverage
           Commercial-Free Music
           CD Quality Sound


Photographs of two satellites, the miniature satellite dish antenna and the radio card.

Caption:   National satellite coverage
           Local contracted to build
           Arianespace launch service provider
           Silver-dollar sized satellite dish
           Adhesive rear window mount
           Wireless transmission to radio card
           Plug and play radio card
           Inserts into existing cassette slot
           Activation 888-CD-RADIO

Programming Formats
Symphonic                 Classic Rock               Soft Rock
Chamber Music             50's Oldies                Singers & Songs
Opera                     60's Oldies                Beautiful Instrumentals
Today's Country           Folk Rock                  Album Rock
Traditional Country       Latin Ballads              Alternative Rock
Contemporary Jazz         Latin Rhythms              New Age
Classic Jazz              Reggae                     Broadway's Best
Blues                     Rap                        Gospel
Big Band/Swing            Dance                      Children's Entertainment
Top of the Charts         Urban Contemporary         World Beat

(Cover continued from previous page)

     The initial issue amount of each Note will be $       per $1,000 principal
amount at maturity (   % of the principal amount at maturity), representing a
yield to maturity of    % (computed on a semi-annual bond equivalent basis)
calculated from                , 1997. Cash interest will not accrue on the
Notes prior to                , 2002, from which time cash interest will accrue
on the Notes at a rate of    % per annum. Interest on the Notes is payable
semi-annually on each        and        , commencing                , 2003. The
Notes will mature on                , 2007. The Notes will be redeemable, at the
option of the Company, in whole or in part, at any time on or after
               , 2002 at the redemption prices set forth herein, together with accrued interest, if any, to the date of redemption. In addition, at any time or
from time to time prior to                , 2000, the Company may redeem up to
33% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to
   % of the Accreted Value thereof; provided that immediately after giving effect to such redemption, at least 67% of the aggregate principal amount at maturity of the Notes remains outstanding. Upon the occurrence of a Change of Control (as defined herein), each holder of Notes may require the Company to purchase all or a portion of such holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof, together with accrued interest, if any, to the date of purchase.


     The Notes will be senior secured obligations of the Company, secured by a pledge of the stock of Satellite CD Radio Inc., a wholly-owned subsidiary of the Company (the 'Pledged Stock'), and will rank pari passu in right of payment with all existing and future unsubordinated obligations of the Company, and senior in right of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Notes. Satellite CD Radio, Inc. conducts no business activities and its only asset is an FCC License (as defined herein). As of September 30, 1997, on a pro forma basis after giving effect to the Units Offering and the application of the net proceeds therefrom, indebtedness of the Company would have been approximately $150 million (plus debt to be issued on exercise of the Warrants), all of which would have been secured indebtedness. In the future the Company and its subsidiaries may incur additional indebtedness, including indebtedness secured on a pari passu basis with the holders of Notes with respect to the Pledged Stock.



     Each Warrant will entitle the holder to purchase $    principal amount at
maturity of Notes at an exercise price of $0.01. The Warrants will be exercisable at any time on or after the occurrence of any Exercise Event, which
will be no later than             , 1998, and will expire on             , 2002.


     The Units Offering is one component of a financing transaction which includes an offer to exchange (the 'Exchange Offer') shares of the Company's 10 1/2% Series C Convertible Preferred Stock (the 'Series C Preferred Stock') for shares of the Company's outstanding 5% Delayed Convertible Preferred Stock (the '5% Preferred Stock') and underwritten public offerings of the Company's Common Stock (the 'Stock Offerings' and together with the Units Offering, the 'Offerings'). Separate registration statements have been filed for each of the Exchange Offer and the Stock Offerings, and such offers have been made by separate prospectuses. On November 20, 1997, the Exchange Offer was consummated and shares of Series C Preferred Stock were exchanged for all of the outstanding 5% Preferred Stock. The consummation of the Units Offering is not conditioned upon the consummation of the Stock Offerings but is conditioned upon the consummation of the Exchange Offer.

     CERTAIN PERSONS PARTICIPATING IN THE UNITS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE UNITS. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE UNITS OFFERING, MAY BID FOR AND PURCHASE UNITS IN THE OPEN MARKET AND MAY IMPOSE PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE 'UNDERWRITING.'

     IN CONNECTION WITH THE STOCK OFFERINGS AND THE EXCHANGE OFFER, CERTAIN UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE 'UNDERWRITING.'

                         ILLUSTRATIVE CHANNEL LISTINGS

     The following channel list (which employs terminology common to the music industry) has been prepared by the Company to illustrate the manner in which the Company's music programming might be marketed. The Company intends to vary channel formats from time to time to reflect the results of its market research and subscriber tastes.

1.         Symphonic
           Presenting the full range of the classical repertoire, with complete works from great composers -- Beethoven, Mozart, Handel, Copland -- performed by world-class artists and orchestras, including the New York Philharmonic Orchestra,
           Itzhak Perlman, Wynton Marsalis and Yo-Yo Ma.
2.         Chamber Music
           The lighter side of classical music, featuring chamber music from small ensembles, as well as solo performances. Composers like Vivaldi, Telemann and Liszt performed by Ruth Laredo, the Juilliard String Quartet, Julian Bream and Jean-Pierre Rampal.
3.         Opera
           Full-length operatic masterpieces from Verdi, Wagner and Puccini, along with arias and songs, showcasing the world's great vocal artists, including Luciano Pavarotti, Dawn Upshaw, the Hilliard Ensemble, Placido Domingo and Cecilia Bartoli.
4.         Today's Country
           The honest 90's sound of today's stars, including Tim McGraw, Leann Rimes, Vince Gill, Alan Jackson, Garth Brooks, Pam Tillis and Bryan White.
5.         Traditional Country
           Classic country hits from legends like Merle Haggard, Conway
           Twitty, Waylon Jennings, Loretta Lynn and George Jones.
6.         Contemporary Jazz
           The smooth instrumental sounds of David Sanborn, Kenny G, Larry
           Carlton, Dave Koz and Bob James, mixed with the vocal stylings of Manhattan Transfer, Al Jarreau and Michael Franks.
7.         Classic Jazz
           Mainstream jazz at its finest. Features the artistry of legends like Miles Davis, Oscar Peterson, Thelonious Monk, Sarah Vaughan and Dave Brubeck and performers following in the tradition like
           Dianne Schuur and Branford Marsalis.
8.         Blues
           The Blues from A to Z -- from legends like Muddy Waters and
           Howlin' Wolf to John Lee Hooker, Etta James, B.B. King, Robert
           Cray, Buddy Guy and exciting new artists like Keb' Mo', Duke
           Robillard and Jonny Lang.
9.         Big Band/Swing
           From the great bands of the 30s and 40s to bands today.
           Featuring the sounds of Artie Shaw, Tommy Dorsey, Glenn Miller,
           Benny Goodman, Harry James, Duke Ellington and Count Basie.
10.        Top of the Charts
           Today's hottest US hits. No Doubt, Mariah Carey, Spice Girls.
11.        Classic Rock
           Classic tracks and deep album cuts from the legends of rock, including the Who, the Beatles, the Rolling Stones, Led
           Zeppelin, The Doors, Eric Clapton, Neil Young, Jimi Hendrix and
           Jethro Tull.
12.        50's Oldies
           Sock hops and going steady. Tune in and experience it all over again with Chuck Berry, Little Richard and Elvis Presley.
13.        60's Oldies
           Put the top down and cruise to the sounds of the sixties. The solid gold sounds of Motown, the British Invasion and Surfer
           Rock.
14.        Folk Rock
           Singer-songwriters and bands with thoughtful lyrics and melodies, including Joni Mitchell, Lyle Lovett, James Taylor,
           Shawn Colvin, Chris Isaak, Tori Amos and Indigo Girls.
15.        Latin Ballads
           Emotive romantic sounds from Julio Iglesias, Rocio Durcal,
           Roberto Carlos, Ana Gabriel, Gloria Estefan and Jon Secada.

16.        Latin Rhythms
           Move to the music of Ruben Blades, Albita, Juan Luis Guerra and the legendary Tito Puente.
17.        Reggae
           Reggae from legends like Bob Marley & the Wailers, Peter
           Tosh and Third World to new sounds from Steel Pulse, UB40,
           Shaggy, Ziggy Marley, Maxi Priest, Aswad and Lady Saw.
18.        Rap
           Pure rap from the masters of the genre, including Puff
           Daddy, Fugees, DJ Kool, Freak Nasty, Warren G and M.C. Lyte.
19.        Dance
           Techno, club and pop remixes from around the world make this one of the hottest spots on the dial.
20.        Urban Contemporary
           The soulful sounds of Toni Braxton, Luther Vandross, Keith
           Sweat and Mary J. Blige.
21.        Soft Rock
           Mainstream pop hits from artists like Celine Dion, Phil
           Collins, Gloria Estefan and George Michael.
22.        Singers & Songs
           The greats sing the standards, with legends like Frank
           Sinatra, Nat King Cole, Tony Bennett and Barbra Streisand.
23.        Beautiful Instrumentals
           Melodic relaxing orchestrations from Richard Clayderman, Paul Mauriat, Zamfir, James Last, Roger Williams and James
           Galway.
24.        Album Rock
           Mainstream rock from veteran bands and new artists, including Aerosmith, Collective Soul, Dave Matthews Band and
           John Mellencamp.
25.        Alternative Rock
           Modern rock from such diverse bands as Beck, Live, Stone
           Temple Pilots and Smashing Pumpkins.
26.        New Age
           Sounds that soothe and transport. Relax with Jim Brickman, Kitaro and Yanni.
27.        Broadway's Best
           The Great White Way shines with all your favorites from the past and today's hot new shows. Rodgers and Hammerstein, Marvin Hamlisch and Andrew Lloyd Webber.
28.        Gospel
           Soulful gospel sounds of joy. Mahalia Jackson, Al Green and the Winans.
29.        Children's Entertainment
           Entertaining songs and storytelling for younger listeners.
           Fred Penner, Raffi and Tom Chapin.
30.        World Beat
           Spanning continents, select sounds from all over the world:
           Gipsy Kings, Cheb Khaled, The Chieftains, Zap Mama,
           Ladysmith Black Mambazo and Youssou N'Dour.

  The artists named herein do not endorse the Company or the securities being offered hereby.

                       The CD Radio Delivery System
                              [Photographs]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company also can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, which supervises the Nasdaq National Market on which the Company's Common Stock is traded. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect of the securities covered by this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such securities, reference is hereby made to such Registration Statement, including the exhibits filed therewith. The Registration Statement and the exhibits thereto can be obtained by mail from or inspected and copied at the public reference facilities maintained by the Commission as provided in the prior paragraph.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

           1. The Company's Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A, for the year ended December 31, 1996.

           2. The Company's Quarterly Report on Form 10-Q, as amended by the Quarterly Report on Form 10-Q/A, for the period ended March 31, 1997.

           3. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

           4. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997.

           5. The Company's Current Report on Form 8-K dated April 10, 1997.

           6. The Company's Current Report on Form 8-K dated May 2, 1997.

           7. The Company's Current Report on Form 8-K dated June 17, 1997.

           8. The Company's Current Report on Form 8-K dated July 8, 1997.

           9. The Company's Current Report on Form 8-K dated August 19, 1997.

          10. The Company's Current Report on Form 8-K dated October 7, 1997.


          11. The Company's Current Report on Form 8-K dated October 27, 1997.


          12. The Company's Current Report on Form 8-K dated November 19, 1997.



          13. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended, filed pursuant to Section 12(b) of the Exchange Act.



          14. Issuer Tender Offer Statement on Form 13E-4.



          15. Consent Solicitation Statement on Schedule 14A, dated October 23, 1997.


     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the Registration Statement containing this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Secretary, CD Radio Inc., Sixth Floor, 1001 22nd Street, N.W., Washington D.C. 20037.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the 'Reform Act'), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made in this Prospectus. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as 'will likely result,' 'are expected to,' 'will continue,' 'is anticipated,' 'estimated,' 'intends,' 'plans,' 'projection' and 'outlook') are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this Prospectus, and particularly in the risk factors set forth herein under 'Risk Factors.' Among the key factors that have a direct bearing on the Company's results of operations are the potential risk of delay in implementing the Company's business plan; increased costs of construction and launch of necessary satellites; dependence on satellite construction and launch contractors; risk of launch failure; unproven market and unproven applications of existing technology; and the Company's need for additional substantial financing. These and other factors are discussed herein under 'Risk Factors,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Business' and elsewhere in this Prospectus.

     The risk factors described herein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company and investors, therefore, should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial data appearing elsewhere in this Prospectus. Prospective investors should carefully consider the factors set forth herein under the caption 'Risk Factors' and are urged to read this Prospectus in its entirety. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of the Underwriters' over-allotment option described in the prospectus relating to the Stock Offerings; and references herein to the 'Company' refer to CD Radio Inc. and, where appropriate, its subsidiary, Satellite CD Radio, Inc.

                                  THE COMPANY

     CD Radio Inc. was founded in 1990 to pioneer and commercialize a compact disc quality, multi-channel radio service broadcast directly from satellites to vehicles ('satellite radio'). In October 1997, the Company was granted one of two licenses ('FCC Licenses') from the Federal Communication Commission (the 'FCC') to build, launch and operate a national satellite radio broadcast system. The Company has begun construction of two satellites that it plans to launch into geosynchronous orbit to broadcast its radio service throughout the United States. The Company's service, which will be marketed under the brand name 'CD Radio,' is expected to consist of 30 channels of commercial-free, compact disc quality music programming and 20 channels of news, sports and talk programming. CD Radio will be broadcast over a frequency band (the 'S-band') that will augment traditional AM and FM radio bands. Under its FCC license, the Company has the exclusive use of a 12.5 megahertz portion of the S-band for this purpose. The Company currently expects to commence CD Radio broadcasts in late 1999 at a subscription price of $10 per month.

     The Company is positioning itself as an entertainment company and accordingly plans to design and originate programming on each of its 30 music channels. Each channel will be operated as a separate radio station with a distinct format. Certain music channels will offer continuous music while others will have program hosts, depending on the type of music programming. CD Radio will offer a wide range of music categories, such as:

          Symphonic

          Chamber Music
          Opera
          Today's Country
          Traditional Country
          Contemporary Jazz
          Classic Jazz
          Blues
          Big Band/Swing
          Top of the Charts

  Classic Rock
  50's Oldies
  60's Oldies
  Folk Rock
  Latin Ballads
  Latin Rhythms
  Reggae
  Rap
  Dance
  Urban Contemporary

  Soft Rock
  Singers & Songs
  Beautiful Instrumentals
  Album Rock
  Alternative Rock
  New Age
  Broadway's Best
  Gospel
  Children's Entertainment
  World Beat

                            THE CD RADIO OPPORTUNITY

     The Company believes that there is a significant market for music and other radio programming delivered through advanced radio technology. While television technology has advanced steadily -- from black and white to color, from broadcast to cable, and from ordinary to high-definition television -- the last major advance in radio technology was the introduction of FM broadcasts. CD Radio will provide a new generation of radio service, offering a wide variety of music formats available on demand, nearly seamless signal coverage throughout the United States and commercial-free, compact disc quality music programming. The Company's planned multiplicity of formats currently is not available to motorists in any market within the United States.

     CD Radio is primarily a service for motorists. The Yankee Group, a market research organization, estimates that there will be approximately 198 million registered private motor vehicles in the United States by the end of 1999, when the Company expects to commence broadcasting. At present,
                                       7
approximately 89% of all private vehicles have a radio that could easily be utilized to receive CD Radio's broadcasts, with this number estimated to be approximately 182 million vehicles in 1999, and approximately 199 million in 2004. CD Radio initially will target a number of demographic groups among the drivers of these vehicles, including 110 million commuters, 34 million of whom spend between one and two hours commuting daily, three million truck drivers and three million owners of recreational vehicles. According to a 1996 market study, although almost all vehicles contain either a cassette or compact disc player, 87% of automobile commuters listened to the radio an average of 50 minutes a day while commuting.

     The Company believes that the ability to offer a wide variety of musical formats simultaneously throughout the United States will enable it to tap significant unmet consumer demand for specialized music programming. The economics of the existing advertiser supported local radio industry dictate that radio stations generally program for the greatest potential audience. Even in the largest metropolitan areas, station formats are limited. Nearly half of all commercial radio stations in the United States offer one of only three formats: country, adult contemporary and news/talk, and the next three most prevalent formats account for another 30% of all stations. Although niche music categories such as classical, jazz, rap, gospel, oldies, soundtracks, new age, children's and others accounted for approximately 27% of sales of recorded music in 1996, such formats generally are unavailable on existing radio stations in many markets. Even in New York City, the nation's largest radio market, there are no radio stations devoted solely to such programming as opera, blues, chamber music, soundtracks, reggae, children's programming and many others. CD Radio's wide choice of formats is expected to appeal to a large number of currently underserved listeners.

     In addition, due to the limited coverage area of conventional radio broadcasting, listeners often travel beyond the range of any single station. Unlike conventional FM stations, which have an average range of only approximately 30 miles before reception fades, CD Radio's signal is designed to cover the entire continental United States, enabling listeners almost always to remain within its broadcast range. The Company's satellite delivery system is designed to permit CD Radio to be received by motorists in all outdoor locations where a vehicle has an unobstructed line-of-sight with one of the Company's satellites or is within range of one of the Company's terrestrial repeating transmitters.

     The ability to broadcast nationwide will also allow the Company to serve currently underserved radio markets. In the United States, there are more than 45 million people aged 12 and over living in areas with such limited radio station coverage that the areas are not monitored by The Arbitron
Company, a broadcast industry ratings organization ('Arbitron'). Of these, the Company believes that approximately 22 million people receive five or fewer FM stations, 1.6 million receive only one FM station and at least one million people receive no FM stations. This segment of the population also has a limited choice of radio music formats and is one of CD Radio's primary target markets.

     The Company also believes that CD Radio will have a competitive advantage over conventional radio stations because its music channels will be commercial-free. In contrast, conventional radio stations interrupt their broadcasts with up to 18 minutes of commercials in every hour of music programming, and most stations also frequently interrupt programming with news, promotional announcements, public service announcements and miscellaneous information. The Company believes that consumers dislike frequent radio commercial interruptions and that 'station surfing' to avoid them is common.

                              THE CD RADIO SERVICE

     CD Radio will offer motorists: (i) a wide range of finely focused music formats; (ii) nearly seamless signal coverage throughout the continental United States; (iii) commercial-free music programming; and (iv) plug and play convenience.

     Wide Choice of Programming. Each of CD Radio's 30 music channels will have a distinctive format, such as opera, reggae, classic jazz and children's entertainment, intended to cater to specific subscriber tastes. In most markets, radio broadcasters target their programming to broad audience segments. Even
                                       8
in the largest metropolitan markets the variety of station formats generally is limited, and many of the Company's planned formats are unavailable.

     'Seamless' Signal Coverage. CD Radio will be available throughout the continental United States, enabling listeners almost always to be within its broadcast range. The Company expects its nearly seamless signal will appeal to motorists who frequently travel long distances, including truck drivers and recreational vehicle owners, as well as commuters and others who outdrive the range of their FM signals. In addition, the Company expects its broadcasts will appeal to the 45 million consumers who live in areas that currently receive only a small number of FM stations.

     Commercial-Free Music Programming. The Company will provide commercial-free music programming. The Company's market research indicates that a principal complaint of radio listeners concerning conventional broadcast radio is the frequency of commercials. Because CD Radio, unlike most commercial AM and FM stations, will be a subscription and not an advertiser supported service, its music channels will not contain commercials.

     Plug and Play Convenience. Consumers will be able to receive CD Radio broadcasts by acquiring an adapter (a 'radio card') and an easily attachable, silver dollar-sized satellite dish antenna. Listeners will not be required to replace their existing car radios and will be able to use the radio card by plugging it into their radio's cassette or compact disc slot. CD Radio listeners using a radio card will be able to push a button to switch between AM, FM and CD Radio. Radio cards will have a visual display that will indicate the channel and format selected, as well as the title, recording artist and album title of the song being played. Radio cards will also be portable and will be able to be moved from car to car. Radio card activation will be accomplished directly via satellite by calling the Company's customer service center at 888-CD-RADIO.

                          THE CD RADIO DELIVERY SYSTEM

     The CD Radio delivery system will consist of three principal components:
(i) the satellites; (ii) the receivers; and (iii) the national broadcast studio.

     The Satellites. The Company has designed the CD Radio delivery system to transmit an identical signal from two satellites placed in geosynchronous orbit at 80[d] W and 110[d] W longitude. The Company believes that these two satellites will provide nearly continuous, 'seamless' signal coverage throughout the continental United States. When the line-of-sight to one satellite is obstructed, the line-of-sight to the other generally will be available. In certain urban areas with significant line-of-sight obstructions, the Company intends to install terrestrial repeating transmitters that will rebroadcast its signals and improve the quality of reception.

     There currently are no commercial satellites in orbit capable of transmitting radio signals on S-band frequencies to the United States. In order to provide CD Radio the Company must build and launch its own satellites. The Company has entered into a contract with Space Systems/Loral, Inc. ('Loral'), a subsidiary of Loral Space & Communications Ltd. ('Loral Space'), to build three satellites, one of which the Company intends to hold as a spare, and which grants an option to the Company to purchase an additional satellite (the 'Loral Satellite Contract'). The Company also has contracted for two launch slots (the 'Arianespace Launch Contract') with Arianespace S.A. ('Arianespace'), a leading supplier of satellite launch services.

     The Receivers. Subscribers to CD Radio will not need to replace their existing AM/FM car radios. Instead they will be able to receive CD Radio in their vehicles using a radio card similar in size to a cassette tape or compact disc that has been designed to plug easily into the cassette or compact disc slot of existing car radios. The radio card uses proprietary technology developed by the Company. In addition to radio cards, the Company expects that consumers will be able to receive CD Radio using a new generation of radios capable of receiving S-band as well as AM and FM signals ('S-band radios').

     In addition to a radio card or S-band radio, a vehicle must be equipped with an antenna in order to receive CD Radio. The Company has designed a battery powered, miniature silver dollar-sized satellite dish antenna, the base of which has an adhesive backing so that consumers will be able to easily attach
                                       9
the satellite dish antenna to a car's rear window. The base houses a wireless transmitter that will relay the CD Radio signal to the vehicle's radio card or S-band radio. The satellite dish antenna also uses proprietary technology developed by the Company.

     The Company expects that radio cards, S-band radios and miniature satellite dish antennas will be manufactured by one or more consumer electronics manufacturers and sold at retail outlets that sell consumer electronics, and that the miniature satellite dish antennas will be sold together with the radio cards or S-band radios. The Company believes that, when manufactured in quantity, S-band radios will be incrementally more expensive than today's car radios. The Company currently expects that the radio card together with the miniature satellite dish antenna will be sold at a retail price of approximately $200. Because subscribers will be able to use the radio card in almost all existing vehicles, the Company believes that the availability of plug and play radio cards will be of prime importance to its market penetration for a number of years.

     The Company does not intend to manufacture or distribute radio cards, S-band radios or miniature satellite dish antennas. The Company has entered into non-binding memoranda of understanding with two major consumer electronics manufacturers, and has commenced discussions with several other such manufacturers, regarding the manufacture of radio cards, S-band radios and miniature satellite dish antennas for retail sale in the United States.

     The National Broadcast Studio. The Company plans to originate its 50 channels of programming from a national broadcast studio (the 'National Broadcast Studio') to be located in the New York metropolitan region. The National Broadcast Studio will house the Company's music library, facilities for programming origination, programming personnel and program hosts, as well as facilities to uplink programming to the satellites, to activate or deactivate service to subscribers and to perform the tracking, telemetry and control of the orbiting satellites.
                                PROGRESS TO DATE

     The Company was formed in May 1990 and at that time proposed that the FCC create a satellite radio broadcast service and also filed an application with the FCC for a license to provide such a service. Since that time, the Company has:

1993      Contracted with Loral for construction of its satellites
          Contracted with Arianespace for launch of two of its satellites

1994      Completed an initial public offering of its Common Stock

1995      Completed development of its proprietary miniature satellite dish antenna

1996      Designed the radio card receiver

1997      Received one of two FCC national satellite radio broadcast licenses
          Completed a $135 million private placement of 5% Preferred Stock
          Commenced construction of two satellites
          Completed receipt of satellite broadcast patents
          Arranged $105 million of vendor financing with Arianespace Finance S.A.
          Recruited its key programming, marketing and financial management team
          Completed a strategic sale of $25 million of Common Stock to Loral Space

     See 'Business -- Progress to Date and Significant Development Milestones.'

                              CONCURRENT OFFERINGS


     The Units Offering is part of a financing transaction, which includes the Stock Offerings and the Exchange Offer, that is intended to raise capital (i) to partially finance the construction and launch of the Company's satellites and
(ii) for general corporate purposes. Pursuant to the terms of the Exchange Offer, the Company has offered to exchange shares of its Series C Preferred Stock for up to all of the outstanding shares of its 5% Preferred Stock. The Exchange Offer has expired and the Company has
                                       10

On November 20, 1997, the Exchange Offer was consummated and shares of Series C Preferred Stock were exchanged for all of the outstanding shares of 5% Preferred Stock. The Exchange Offer is intended to be consummated prior to the Offerings. The Company expects that the Offerings will result in net proceeds to the Company of approximately $191.8 million: $142.8 million from the Units Offering and $49.0 million from the Stock Offerings (based on an assumed offering price of $19 5/16 per share, the closing price of the Company's Common Stock at November 19, 1997). The Company will receive no proceeds from the Exchange Offer. See 'Use of Proceeds.' The consummation of the Units Offering is not conditioned upon the consummation of the Stock Offerings but is conditioned upon the consummation of the Exchange Offer, and there can be no assurance that the Stock Offerings will be completed.


                                  RISK FACTORS


     The Company's ability to meet its objectives will depend on several factors, including the timely receipt of necessary governmental approvals, obtaining additional financing, constructing and launching two satellites into orbit, developing and manufacturing radio bands, S-band radios and miniature satellite dish antennas by consumer electronics manufacturers, the rapid creation of an organization and the management of growth. The Company estimates that it will require approximately $647.6 million to develop and commence commercial operation of CD Radio by the end of 1999. Of this amount, the Company has raised approximately $266.6 million to date. After giving effect to the Offerings, the Company will have raised approximately $470.7 million of funds, leaving anticipated additional cash needs of approximately $176.9 million to fund its operations through 1999. The Company anticipates additional cash requirements of approximately $100.0 million to fund its operations through the year 2000. The Company expects to finance the remainder of its funding requirements through the issuance of debt or equity securities or a combination thereof. See 'Risk

Factors' for a discussion of important factors that should be considered by prospective purchasers in the Units Offering.

     The Company was incorporated in the State of Delaware as Satellite CD Radio, Inc. on May 17, 1990. On December 7, 1992, the Company's name was changed to CD Radio Inc., and the Company formed a wholly-owned subsidiary, Satellite CD Radio, Inc., that is the holder of record of the Company's FCC License. The Company's executive offices are located at Sixth Floor, 1001 22nd Street, N.W., Washington, D.C. 20037, its telephone number is 202-296-6192 and its Internet address is www.cdradio.com.

                                  THE OFFERING


Securities Offered...........................  Units consisting of $            aggregate principal amount at
                                               maturity of       % Senior Secured Discount Notes due 2007 of the
                                               Company and           warrants to purchase an aggregate of
                                                           principal amount at maturity of Senior Secured
                                               Discount Notes due 2007. Each Unit consists of $1,000 principal amount at maturity of Notes and one Warrant entitling the holder
                                               thereof to purchase $    principal amount at maturity of Notes at
                                               an exercise price of $0.01. The Notes will be issued with original issue discount. See 'Certain United States Tax Considerations.'

Separability.................................  The Notes and the Warrants will not be separately transferable
                                               until the earliest of (i)               , 1998, (ii) the
                                               occurrence of an Exercise Event (as defined herein), (iii) the occurrence of an Event of Default (as defined in 'Description of the Notes -- Events of Default'), (iv) immediately prior to any redemption of Notes by the Company with the proceeds of one or more Public Equity Offerings (as defined herein) or (v) such earlier date as determined by Merrill Lynch in its sole discretion
                                               (the date of the occurrence of an event specified in clauses (i) -
                                               (v) being the 'Separability Date').

Use of Proceeds..............................  To partially finance the construction and launch of the Company's satellites, and for general corporate purposes.

NOTES:

Notes Offered................................  $       principal amount at maturity of Senior Secured Discount
                                               Notes due 2007.

Maturity Date................................  , 2007.

Yield and Interest...........................  % per annum (computed on a semi-annual bond equivalent basis)
                                               calculated from             , 1997. Cash interest will not accrue
                                               on the Notes prior to                , 2002, from which time cash
                                               interest will accrue on the Notes at a rate of   % per annum.
                                               Interest on the Notes is payable semi-annually on each
                                               and           , commencing                , 2003.

Optional Redemption..........................  The Notes will be redeemable, at the option of the Company, in
                                               whole or in part, at any time on or after        , 2002 at the
                                               redemption prices set forth herein, together with accrued
                                               interest, if any, to the date of redemption.

                                               In addition, at any time or from time to time prior to
                                                           , 2000, the Company may redeem up to 33% of the
                                               aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings (as defined
                                               herein) at a redemption price of   % of the Accreted Value
                                               thereof; provided that immediately after giving effect to such redemption, at least 67% of the aggregate principal amount at maturity of the Notes remains outstanding. See 'Description of the
                                               Notes -- Redemption.'

Change of Control............................  Upon the occurrence of a Change of Control (as defined herein), each holder of Notes may require the Company to purchase all or a portion of such holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof, together with accrued interest, if any, to the date of

                                               purchase. See 'Description of the Notes -- Certain
                                               Covenants -- Purchase of Notes upon a Change of Control.'

Ranking......................................  The Notes will be senior secured obligations of the Company ranking pari passu in right of payment with all existing and future unsubordinated obligations of the Company, and senior in rights of payment to all existing and future obligations of the
                                               Company expressly subordinated in right of payment to the Notes.
                                               The Indenture permits the Company and its subsidiaries to incur additional unsecured and secured indebtedness, including vendor financing from Arianespace Finance S.A. and Loral Space. See
                                               'Description of Notes -- Certain Covenants' and 'Description of
                                               Certain Indebtedness.' As of September 30, 1997, on a pro forma basis after giving effect to the Units Offering and the
                                               application of the net proceeds therefrom, indebtedness of the
                                               Company would have been approximately $150 million (plus indebtedness to be issued upon exercising of the Warrants), all of which would have been secured indebtedness.

Security.....................................  The Notes will be secured by a first priority perfected security interest in all of the issued and outstanding common stock of
                                               Satellite CD Radio, Inc. (the 'Pledged Stock'). Satellite CD
                                               Radio, Inc. conducts no business activities and its only asset is an FCC License. The Notes are not secured by any lien on, or other security interest in, any other properties or assets of the
                                               Company or Satellite CD Radio, Inc. The Indenture will permit the
                                               Company to incur additional secured financing including (i) up to
                                               $145 million under the AEF Agreements (as defined herein) and the
                                               Loral Satellite Contract (as defined herein) and (ii) certain other financing. Any secured financing incurred by the Company under either (i) or (ii) above may be secured on a pari passu basis with the holders of Notes with respect to the Pledged Stock.

Original Issue Discount......................  Each Note is being offered at an original issue discount for
                                               United States federal income tax purposes. Thus, although cash interest will not begin to accrue on the Notes until
                                                              , 2002, and there will be no periodic payments of
                                               interest on the Notes prior to                , 2003, original
                                               issue discount (i.e., the difference between the stated redemption price at maturity of the Notes and the issue price of the Notes)
                                               will accrue from the issue date and will be includible as interest income periodically in a holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See 'Certain United States Tax
                                               Considerations.'

Restrictive Covenants........................  The Indenture governing the Notes (the 'Indenture') will include covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii)
                                               limitation on issuances and sale of capital stock of restricted subsidiaries; (iv) limitation on transactions with affiliates; (v)
                                               limitation on liens; (vi) limitation on sale-leaseback
                                               transactions, (vii) limitation on sale of assets; (viii)
                                               limitation on dividend and other payment restrictions affecting restricted subsidiaries; (ix) insurance and (x) reports. See
                                               'Description of the Notes -- Certain Covenants.'

Use of Proceeds..............................  To partially finance the construction and launch of the Company's satellites, and for general corporate purposes. See 'Use of
                                               Proceeds.'

WARRANTS:

Warrants.....................................  The Warrants will entitle the holders thereof to purchase an
                                               aggregate of $          million principal amount at maturity of
                                               Notes.

Expiration Date..............................  The Warrants will expire on               , 2002 (the 'Expiration
                                               Date.')

Exercise.....................................  Each Warrant will entitle the holder to acquire, on or after the
                                               Exercisability Date (as defined below) and prior to the Expiration
                                               Date, $150 principal amount at maturity of Notes at an exercise price of $0.01. The Notes issuable or deliverable upon exercise of the Warrants are collectively referred to as 'Warrant Securities.'

                                               The 'Exercisability Date' means the first day on or after the
                                               Separability Date that any of the following (an 'Exercise Event')
                                               has occurred: (i) immediately prior to a Warrant Change of Control
                                               (as defined herein) or (ii)               , 1998.

Rights as Noteholders........................  Holders of Warrants will not, by virtue of being such holders, have any rights of holders of Notes.

Registration Rights..........................  The Company has agreed to file and use its best efforts to cause to be declared effective on or prior to the Exercisability Date, a registration statement covering the issuance of the Warrant
                                               Securities upon the exercise of the Warrants (the 'Warrant
                                               Securities Registration Statement') and to keep such registration statement effective (except in certain limited periods) until the earlier of (i) such time as all Warrants have been exercised and
                                               (ii) the Expiration Date. If the Warrant Securities Registration
                                               Statement has not been declared effective on or prior to the
                                               Exercisability Date (the 'Warrant Registration Default'), the
                                               Company shall pay liquidated damages for each Warrant to the holder thereof (the 'Warrant Registration Damages') for each week or portion thereof during which the Warrant Registration Default continues. The Warrant Registration Damages will be equal to $0.03 per week per Warrant for the first 90-day period during which the
                                               Warrant Registration Default continues and will increase by an amount equal to $0.02 per week per Warrant with respect to each subsequent 90-day period during which the Warrant Registration
                                               Default continues and until the Warrant Registration Default is cured, up to a maximum of $0.07 per week per Warrant. All Warrant
                                               Registration Damages accrued, but not paid, on or prior to any
                                               Semiannual Accrual Date or interest payment date, as the case may be, will be paid to holders of Warrants on such Semiannual Accrual
                                               Date or interest payment date, as the case may be.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The summary consolidated financial data for the Company set forth below with respect to the statements of operations for the years ended December 31, 1994, 1995 and 1996 and with respect to the balance sheets at December 31, 1995 and 1996 are derived from the consolidated financial statements of the Company, audited by Coopers & Lybrand L.L.P., independent accountants, incorporated herein by reference. The summary consolidated financial data for the Company, with respect to the balance sheets at December 31, 1992, 1993 and 1994 and with respect to the statement of operations data for the years ended December 31, 1992 and 1993, are derived from the Company's audited consolidated financial statements, which are not incorporated herein by reference. The financial information as of and for the nine months ended September 30, 1996 and 1997 is derived from unaudited consolidated financial statements incorporated herein by reference. In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that are necessary for a fair presentation of the financial position and results of operations for these periods. The selected consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto incorporated herein by reference.

                                                                                                    FOR THE NINE MONTHS
                                                                                                    ENDED SEPTEMBER 30,
                                                   FOR THE YEAR ENDED DECEMBER 31,
                                          --------------------------------------------------   ------------------------------
                                           1992      1993       1994       1995       1996          1996            1997
                                          -------   -------   --------   --------   --------   --------------  --------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues......................  $    --   $    --   $     --   $     --   $     --      $        --     $        --
Net loss................................   (1,551)   (6,568)    (4,065)    (2,107)    (2,831)          (1,871)         (1,489)
Net loss per share of Common Stock......     (.23)     (.79)      (.48)      (.23)      (.29)            (.20)          (4.97)(1)
Weighted average shares of Common Stock
  and Common Stock equivalents
  outstanding...........................    6,715     8,284      8,398      9,224      9,642            9,441          10,760
Deemed dividend on 5% Preferred Stock...       --        --         --         --         --               --     $   (51,975)


                                                          AS OF DECEMBER 31,                        AS OF SEPTEMBER 30,
                                          --------------------------------------------------   ------------------------------
                                           1992      1993       1994       1995       1996          1996            1997
                                          -------   -------   --------   --------   --------   --------------  --------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents...............  $ 1,883   $   777   $  3,400   $  1,800   $  4,584      $     1,371     $    29,386
Designated cash(2)......................       --        --         --         --         --               --          66,677
Working capital (deficit)...............    1,399      (250)     2,908      1,741      4,442            1,293          29,871
Total assets............................    2,292     1,663      3,971      2,334      5,065            1,874         148,430
Deficit accumulated during the
  development stage.....................   (2,965)   (9,533)   (13,598)   (15,705)   (18,536)         (16,909)        (72,000)
Stockholders' equity....................    1,791       505      3,431      1,991      4,898            1,486          32,265
Book value per share....................                                                 .48                             2.57

------------

(1) Includes a deemed dividend on the Company's 5% Preferred Stock of $52.0 million, or $4.83 per share. The deemed dividend relates to the discount feature associated with the 5% Preferred Stock, computed in accordance with the Commission's position on accounting for preferred stock which is convertible at a discount to the market price.
(2) Represents proceeds of the offering of the 5% Preferred Stock which have been classified as designated cash reflecting the balance due to the FCC for the Company's FCC License. The Company paid this amount to the FCC in October 1997.

                                  RISK FACTORS

     An investment in the Units offered hereby involves a high degree of risk. In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before making an investment in the Units offered hereby. This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth below and elsewhere in this Prospectus. See 'Special Note Regarding Forward-Looking Statements.'

EXPECTATION OF CONTINUING LOSSES; NEGATIVE CASH FLOW

     The Company is a development stage company and its proposed service, CD Radio, is in an early stage of development. Since its inception, the Company's activities have been concentrated on raising capital, obtaining required licenses, developing technology, strategic planning and market research. From its inception on May 17, 1990 through September 30, 1997, the Company has had no revenues and has incurred aggregate net losses of approximately $20.0 million, including net losses of approximately $2.8 million during the year ended December 31, 1996 and $1.5 million during the nine months ended September 30, 1997. The Company does not expect to generate any revenues from operations until late 1999 or 2000 at the earliest, and expects that positive cash flow from operations will not be generated until late 2000 at the earliest. The ability of the Company to generate revenues and achieve profitability will depend upon a number of factors, including the timely receipt of all necessary FCC authorizations, the successful and timely construction and deployment of its satellite system, the development and manufacture of radio cards, S-band radios and miniature satellite dish antennas by consumer electronics manufacturers, the timely establishment of its National Broadcast Studio and the successful marketing and consumer acceptance of CD Radio. There can be no assurance that any of the foregoing will be accomplished, that CD Radio will ever commence operations, that the Company will attain any particular level of revenues or that the Company will achieve profitability.

NEED FOR SUBSTANTIAL ADDITIONAL FINANCING


     The Company estimates that it will require approximately $649.9 million to develop and commence commercial operation of CD Radio by the end of 1999. Of this amount, the Company has raised approximately $266.6 million to date. After giving effect to the Offerings, the Company will have raised approximately $470.7 million of funds (assuming the Company does not use up to $50 million of proceeds of the Stock Offerings to redeem Preferred Stock of the Company), leaving anticipated additional cash needs of approximately $179.2 million to fund its operations through 1999. The Company anticipates additional cash requirements of approximately $100.0 million to fund its operations through the year 2000. The Company expects to finance the remainder of its funding requirements through the issuance of debt or equity securities or a combination thereof. Additional funds, however, would be required in the event of delays, cost overruns, launch failure or other adverse developments. Furthermore, if the Company were to exercise its option under the Loral Satellite Contract to purchase and deploy an additional satellite, substantial additional funds would be required. See 'Use of Proceeds.' The Company currently does not have sufficient financing commitments to fund all of its capital needs, and there can be no assurance that the Company will be able to obtain additional financing on favorable terms, if at all, or that it will be able to do so on a timely basis. The AEF Agreements (as defined herein) contain, the indenture governing the Notes (the 'Indenture') will contain and documents governing any other future indebtedness are likely to contain provisions that limit the ability of the Company to incur additional indebtedness. The Company has substantial near-term funding requirements related to the construction and launch of its satellites. The Company is committed to make aggregate payments of $277.1 million under the Loral Satellite Contract and of $176.0 million under the Arianespace Launch Contract. Under the Loral Satellite Contract, payments are to be made in 22 installments, which commenced in April 1997. Payments due under the Arianespace Launch Contract commence November 1997 for the first launch, and February 1998 for the second launch. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital
Resources -- Funding Requirements.' Failure to secure the necessary financing on a timely basis could result in delays and increases in the cost of satellite

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
construction or launch or other activities necessary to put CD Radio into operation, could cause the Company to default on its commitments to its satellite construction or satellite launch contractors, its creditors or others, could render the Company unable to put CD Radio into operation and could force the Company to discontinue operations or seek a purchaser for its business.

POSSIBLE DELAYS AND ADVERSE EFFECT OF DELAY ON FINANCING REQUIREMENTS

     The Company currently expects to begin offering CD Radio in late 1999. The Company's ability to meet that objective will depend on several factors. For both of the two satellites required for the CD Radio service to be launched and in operation by the end of 1999, Loral will be required to deliver the second satellite three months prior to the delivery date specified in the contract, which cannot be assured. See 'Business -- The CD Radio Delivery System -- The Satellites -- Satellite Construction.' Furthermore, the launch of both satellites will have to occur within the early months of the launch periods reserved with Arianespace, which also cannot be assured. See 'Business -- The CD Radio Delivery System -- The Satellites -- Launch Services.' A significant delay in the planned development, construction, launch and commencement of operation of the Company's satellites would have a material adverse effect on the Company. Other delays in the development or commencement of commercial operations of CD Radio may also have a material adverse effect on the Company. Any such delays could result from a variety of causes, including delays associated with obtaining additional FCC authorizations, coordinating use of spectrum with Canada and Mexico, inability to obtain necessary financing in a timely manner, delays in or modifications to the design, development, construction or testing of satellites, the National Broadcast Studio or other aspects of the CD Radio system, changes of technical specifications, delay in commercial availability of radio cards, S-band radios or miniature satellite dish antennas, failure of the Company's vendors to perform as anticipated or a delayed or unsuccessful satellite launch or deployment. During any period of delay, the Company would continue to have significant cash requirements, including capital expenditures, administrative and overhead costs, contractual obligations and debt service requirements that could materially increase the aggregate amount of funding required to permit the Company to commence operating CD Radio. Additional financing may not be available on favorable terms or at all during periods of delay. Delay also could cause the Company to be placed at a competitive disadvantage in relation to any competitor that succeeds in beginning operations earlier than the Company. See ' -- Unavailability of Radio Cards, S-band Radios and Miniature Satellite Dish Antennas,' ' -- Continuing Oversight by the FCC,' 'Business -- The CD Radio Delivery System -- The Receivers' and
'Business -- Government Regulations -- Communications Laws.'

RELIANCE ON UNPROVEN APPLICATIONS OF TECHNOLOGY

     CD Radio is designed to be broadcast from two satellites in geosynchronous orbit that transmit identical signals to radio cards or S-band radios through miniature satellite dish antennas. This design involves new applications of existing technology which have not been deployed and there can be no assurance that the CD Radio system will work as planned. In addition, radio cards, S-band radios and miniature satellite dish antennas are not currently available. In certain areas with high concentrations of tall buildings and other obstructions, such as large urban areas, or in tunnels, signals from both satellites will be blocked and CD Radio reception will be adversely affected. In urban areas, the Company plans to install terrestrial repeating transmitters to rebroadcast CD Radio; however, certain areas with impediments to satellite line-of-sight may still experience 'dead zones.' Although management believes that the technology developed by the Company will allow the CD Radio system to operate as planned, there can be no assurance that it will do so. See ' -- Unavailability of Radio Cards, S-band Radios or Miniature Satellite Dish Antennas,' 'Business -- The CD Radio Delivery System' and 'Business -- Technology and Patents.'

DEPENDENCE UPON SATELLITE AND LAUNCH CONTRACTORS

     The Company's business will depend upon the successful construction and launch of the satellites which will be used to transmit CD Radio. The Company will rely upon its satellite vendor, Loral, for the construction and timely delivery of these satellites. Failure by Loral to deliver functioning satellites in a timely manner could materially adversely affect the Company's business. Although the Loral Satellite

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
Contract provides for certain late delivery penalties, Loral will not be liable for indirect or consequential damages or lost revenues or profits resulting from late delivery or other defaults. Title and risk of loss for the first and second satellites are to pass to the Company at the time of launch. The satellites are warranted to be in accordance with the performance specifications in the Loral Satellite Contract and free from defects in materials and workmanship at the time of delivery, which for the first two satellites will be deemed to occur at the time of arrival of the satellites at the launch base. After delivery, no warranty coverage applies if the satellite is launched. See 'Business -- The CD Radio Delivery System -- The Satellites -- Satellite Construction.'

     The Company is dependent on its satellite launch vendor, Arianespace, for the construction of launch vehicles and the successful launch of the Company's satellites. Failure of Arianespace to launch the satellites in a timely manner could materially adversely affect the Company's business. The Arianespace Launch Contract entitles Arianespace to postpone either of the Company's launches for a variety of reasons, including technical problems, lack of co-passenger(s) for the Company's launch or the need to conduct a replacement launch for another customer, a launch of a scientific satellite whose mission may be degraded by delay, or a launch of another customer's satellite whose launch was postponed. Although the Arianespace Launch Contract provides liquidated damages for delay, depending on the length of the delay, and entitles the Company to terminate the agreement for delay exceeding 12 months, there can be no assurance that these remedies will adequately mitigate any damage to the Company's business caused by launch delays. See ' -- Possible Delays and Adverse Effect of Delay on Financing Requirements.' The liability of Arianespace in the event of a launch failure is limited to providing a replacement launch in the case of a total launch failure or paying an amount based on lost satellite capacity in the case of a partial launch failure. See 'Business -- The CD Radio Delivery System -- The
Satellites -- Launch Services.'

SATELLITE LAUNCH RISKS


     Satellite launches are subject to significant risks, including launch failure, satellite destruction or damage during launch and failure to achieve proper orbital placement. Launch failure rates may vary depending on the particular launch vehicle and contractor. Although past experience is not necessarily indicative of future performance, Arianespace has advised the Company that as of November 13, 1997, 87 of 92 Arianespace launches (or approximately 94.6%) have been completed successfully since May 1984. See 'Business -- The CD Radio Delivery System -- The Satellites -- Launch Services.' However, the Ariane 5, the particular launch vehicle intended for the launches of the Company's satellites, has had only two launches, one of which was a failure. In the event of a significant delay in the Ariane 5 program, the Company has the right to request launch on an Ariane 4 launch vehicle. There is no assurance that Arianespace's launches of the Company's satellites will be successful. Satellites also may fail to achieve a proper orbit or be damaged in space. See ' -- Limited Life of Satellites; In-orbit Failure.' As part of its risk management program, the Company plans to construct a third, backup satellite and to obtain insurance covering a replacement launch to the extent required to cover risks not assumed by Arianespace under the Arianespace Launch Contract. See ' -- Insurance Risks.' The launch of a replacement satellite would delay the commencement or continuation of the Company's commercial operations for a period of at least several months, which could have a material adverse effect on the demand for the Company's services and on its revenues and results of operations. See 'Business -- The CD Radio Delivery System -- The
Satellites -- Launch Services.'


UNCERTAIN MARKET ACCEPTANCE

     There is currently no satellite radio service such as CD Radio in commercial operation in the United States. As a result, the extent of the potential demand for such a service and the degree to which the Company's proposed service will meet that demand cannot be estimated with certainty, and there can be no assurance that there will be sufficient demand for CD Radio to enable the Company to achieve significant revenues or cash flow or profitable operations. The success of CD Radio in gaining market acceptance will be affected by a number of factors beyond the Company's control, including the willingness of consumers to pay subscription fees to obtain satellite radio broadcasts, the cost, availability and consumer acceptance of radio cards, S-band radios and miniature satellite dish antennas, the marketing and pricing strategies of competitors, the development of alternative technologies or

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services and general economic conditions. See 'Business -- The Radio Market,'
'Business -- The CD Radio Service,' 'Business -- Marketing Strategy,' 'Business -- The CD Radio Delivery System' and 'Business -- Competition.'

LIMITED LIFE OF SATELLITES; IN-ORBIT FAILURE

     A number of factors will affect the useful lives of the Company's satellites, including the quality of construction, the expected gradual environmental degradation of solar panels, the amount of fuel on board and the durability of component parts. Random failure of satellite components could result in damage to or loss of a satellite. In rare cases, satellites could also be damaged or destroyed by electrostatic storms or collisions with other objects in space. If the Company is required to launch the spare satellite, due to failure of the launch or in-orbit failure of one of the operational satellites, its operational timetable would be delayed for approximately six months or more. The launch or in-orbit failure of two satellites would require the Company to arrange for additional satellites to be built and could delay the commencement or continuation of the Company's operations for three years or more. The Company's satellites are expected to have useful lives of approximately 15 years, after which their performance in delivering CD Radio is expected to deteriorate. There can be no assurance, however, of the specific longevity of any particular satellite. The Company's operating results would be adversely affected in the event the useful life of its initial satellites is significantly shorter than 15 years.

INSURANCE RISKS

     Pursuant to the Loral Satellite Contract and the Arianespace Launch Contract, the Company is the beneficiary of certain limited warranties with respect to the services provided under each agreement. However, these limited warranties do not cover a substantial portion of the risks inherent in satellite launches or in-orbit operations, and the Company will have to obtain insurance to adequately protect against such risks.

     The Arianespace Launch Contract contains a provision entitling the Company to a replacement launch in the event of a launch failure caused by the launch vehicle used to launch the Company's satellites. In such event, the Company would utilize the spare satellite that it is having constructed. Thus, the Company does not intend to purchase additional insurance for launch failure of the launch vehicle. The Company intends to insure against other contingencies, including a failure during launch caused by factors other than the launch vehicle and/or a failure involving the second or third satellite in a situation in which the spare satellite has been used to replace the first or second satellite. Any adverse change in insurance market conditions may result in an increase, which may be substantial, in the insurance premiums paid by the Company. There is no assurance that launch insurance will be available or, if available, that it can be obtained at a cost or on terms acceptable to the Company.

     If the launch of either of the Company's two satellites is a full or partial failure or if, following launch, either of the satellites does not perform to specifications, there may be circumstances in which insurance will not fully reimburse the Company for its expenditures with respect to the applicable satellite. In addition, the Company has not acquired insurance that would reimburse the Company for business interruption, loss of business and similar losses which might arise from such events or from delay in the launch of either of the satellites. Any insurance obtained by the Company also will likely contain certain exclusions and material change conditions that are customary in the industry. See 'Business -- The CD Radio Delivery System -- The
Satellites -- Risk Management and Insurance.'

RISK ASSOCIATED WITH CHANGING TECHNOLOGY

     The industry in which the Company operates is characterized by rapid technological advances and innovations. There is no assurance that one or more of the technologies utilized or under development by the Company will not become obsolete, or that its services will be in demand at the time they are offered. The Company will be dependent upon technologies developed by third parties to implement key aspects of its proposed system, and there can be no assurance that more advanced technologies will be available to the Company on a timely basis or on reasonable terms or that more advanced technologies will be used by the Company's competitors and that such technologies will be available to the Company. In addition, unforeseen problems in the development of the Company's satellite radio

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
broadcasting system may occur that could adversely affect performance, cost or timely implementation of the system and could have a material adverse effect on the Company.

UNAVAILABILITY OF RADIO CARDS, S-BAND RADIOS OR MINIATURE SATELLITE DISH
ANTENNAS

     The Company's business strategy requires that subscribers to CD Radio purchase radio cards or S-band radios as well as the associated miniature satellite dish antennas in order to receive the service. See 'Business -- The CD Radio Delivery System.' Neither the radio cards, S-band radios nor miniature satellite dish antennas currently are available, and the Company is unaware of any manufacturer currently developing such products. The Company does not intend to manufacture or distribute radio cards, S-band radios or miniature satellite dish antennas. The Company has entered into non-binding memoranda of understanding with two major consumer electronics manufacturers, and has commenced discussions with several other such manufacturers, regarding the manufacture of radio cards, S-band radios and miniature satellite dish antennas for retail sale in the United States. The Company currently intends to select one manufacturer of these products on an exclusive basis for the first year of CD Radio broadcasts. There can be no assurance, however, that these discussions or memoranda of understanding will result in a binding commitment on the part of any manufacturer to produce radio cards, S-band radios and miniature satellite dish antennas in a timely manner and at an affordable price so as to permit the widespread introduction of CD Radio in accordance with the Company's business plan or that sufficient quantities of radio cards, S-band radios and miniature satellite dish antennas will be available to meet anticipated consumer demand. The failure to have one or more consumer electronics manufacturers develop these products for commercial sale in a timely manner, at an affordable price and with mass market nationwide distribution would have a material adverse effect on the Company's business. In addition, the FCC, in its order granting the FCC License, conditioned the Company's license on certification by the Company that its final receiver design is interoperable with respect to the final receiver design of the other licensee, which has proposed to use a significantly different transmission technology from that of the Company. The Company believes that it can design an interoperable receiver, but there can be no assurance that this effort will be successful or result in a commercially feasible receiver. See 'Business -- The CD Radio Delivery System,' 'Business -- Marketing Strategy,' and 'Business -- Technology and Patents.'

NEED TO OBTAIN RIGHTS TO PROGRAMMING

     In connection with its music programming, the Company will be required to negotiate and enter into royalty arrangements with performing rights societies, such as The American Society of Composers, Authors and Publishers ('ASCAP'), Broadcast Music, Inc. ('BMI') and SESAC, Inc. ('SESAC'). These organizations collect royalties and distribute them to songwriters and music publishers. Copyright users negotiate a fee with these organizations based on a percentage of advertising and/or subscription revenues. Broadcasters currently pay a combined total of approximately 3% of their revenues to the performing rights societies. The Company also will be required to negotiate similar arrangements, pursuant to the Digital Performance Right in Sound Recordings Act of 1995 (the 'Digital Recording Act'), with the owners of the sound recordings. The determination of certain royalty arrangements with the owners of sound recordings under the Digital Recordings Act currently are subject to arbitration proceedings. The Company believes that it will be able to negotiate royalty arrangements with these organizations and the owners of sound recordings, but there can be no assurance as to the terms of any such royalty arrangements ultimately negotiated or established by arbitration.

DEVELOPMENT OF BUSINESS AND MANAGEMENT OF GROWTH

     The Company has not yet commenced CD Radio broadcasts. The Company expects to experience significant and rapid growth in the scope and complexity of its business as it proceeds with the development of its satellite radio system and the commencement of CD Radio. Currently, the Company has only ten employees and does not have sufficient staff to program its broadcast service, manage operations, control the operation of its satellites, handle sales and marketing efforts or perform finance and accounting functions. Although the Company has recently retained experienced executives in several of these areas, the Company will be required to hire a broad range of additional personnel before its planned service begins commercial operations. Growth, including the creation of a

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
management infrastructure and staffing, is likely to place a substantial strain on the Company's management and operational resources. The failure to develop and implement effective systems or to hire and train sufficient personnel for the performance of all of the functions necessary to the effective provision of its service and management of its subscriber base and business, and the failure to manage growth effectively, would have a material adverse effect on the Company.

CONTINUING OVERSIGHT BY THE FCC


     In order to offer CD Radio, the Company was required to obtain a license from the FCC to launch and operate its satellites. The Company was a winning bidder in the April 1997 FCC auction for an FCC license to build, launch and operate a national satellite radio broadcast service (the 'FCC License'), and the FCC's International Bureau issued such a license to the Company on October 10, 1997 (the 'IB Order'). Although the FCC License is effective immediately, for a period of 30 days following the grant of the FCC License certain parties could petition either the International Bureau or the full FCC to reconsider the decision to grant the FCC License to the Company. An application for review by the full Commission was filed by one of the low-bidding applicants in the auction. This petition requests, among other things, that the Commission adopt restrictions on foreign ownership, which were not applied in the IB Order, and, on the basis of the Company's ownership, overrule the IB Order. If this petition is denied, the complaining party may file an appeal with the U.S. Court of Appeals, which must find that the decision of the FCC was not supported by substantial evidence, or was arbitrary, capricious or unlawful in order to overturn the grant of the Company's FCC License. Although the Company believes the FCC will uphold the IB Order, the Company cannot predict the ultimate outcome of any proceeding's relating to this petition or any other proceedings that may be filed. See 'Business -- Government Regulation -- Communications Laws.'


     In order to ensure compliance with the transfer of control rule restrictions contained in the Communications Act of 1934, as amended (the 'Communications Act'), any future assignments or transfers of control of the Company's license must be approved by the FCC. There can be no assurance that the FCC would approve any such transfer or assignment.

     The term of the FCC License with respect to each satellite is eight years, commencing from the date each satellite is declared operational after having been inserted into orbit. Upon the expiration of the term with respect to each satellite, the Company will be required to apply for a renewal of the relevant license. Although the Company believes that the FCC will grant such renewals absent significant misconduct on the part of the Company, there can be no assurance that such renewals in fact will be obtained.


     The CD Radio system is designed to permit CD Radio to be received by motorists in all outdoor locations where the vehicle has an unobstructed line-of-sight with one of the Company's satellites. However, in certain areas with high concentrations of tall buildings, such as urban cores, or in tunnels, signals from both satellites will be blocked and reception will be adversely affected. Therefore, the Company plans to install terrestrial repeating transmitters to rebroadcast CD Radio in certain areas. The FCC has not yet established rules governing the application procedure for obtaining authorizations to construct and operate terrestrial repeating transmitters. The Company cannot predict the outcome of this process. In addition, in connection with the installation and operation of the terrestrial repeating transmitters, the Company will need to obtain the rights to use the roofs of certain structures where the repeating transmitters will be installed. There can be no assurance that the Company can obtain such roof rights on acceptable terms or in appropriate locations for the operation of CD Radio. Also, the FCC Licensing Rules (as defined herein) require that the Company complete frequency coordination with Canada and Mexico. There can be no assurance that the Company will be able to coordinate use of this spectrum or will be able to do so in a timely manner.


     Changes in law, FCC regulations or international agreements relating to communications policy generally or to matters relating specifically to the services to be offered by the Company could affect the Company's ability to retain the FCC License and obtain or retain other approvals required to provide CD Radio or the manner in which CD Radio would be offered or regulated. See 'Business -- Government Regulation.'

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     The IB Order determined that as a private carrier, the Company would not be subject to the current provisions of the Communications Act restricting ownership in the Company by non-U.S. private citizens or organizations. The Executive Branch of the U.S. government has expressed interest in changing this policy, which could lead to restrictions on foreign ownership of the Company's shares in the future. The IB Order stated that its finding that the Company is not subject to the foreign ownership restrictions of the Communications Act is subject to being revisited in a future proceeding. The pending application for review of the IB Order brings the question of foreign ownership restrictions before the full FCC.


     The FCC has indicated that it may in the future impose public service obligations, such as channel set-asides for educational programming, on satellite radio licensees. The Company cannot predict whether the FCC will impose public service obligations or the impact that any such obligations, if imposed, would have on the Company.


     The Trustee under the Indenture may not exercise any rights with respect to the Pledged Stock upon the occurrence of an Event of Default if such action would constitute or result in any assignment of the FCC License or any change of control (whether de jure or de facto) of the Company unless the prior approval of the FCC is first obtained. There can be no assurance that any such required FCC approval can be obtained on a timely basis, or at all.


DEPENDENCE ON KEY PERSONNEL

     The Company is highly dependent on the services of David Margolese, Chairman and Chief Executive Officer, who is responsible for the Company's operations and strategic planning. The loss of the services of Mr. Margolese could have a material adverse effect upon the business and prospects of the Company. See 'Business -- Government Regulation' and 'Management.'

APPLICATION OF EXPORT CONTROL REGULATIONS

     Shipment of the Company's satellites to territory outside the United States is subject to U.S. export control regulation. Because Arianespace, the Company's satellite launch vendor, intends to launch the Company's satellites from an Arianespace launch facility in French Guiana, a department of France, export licenses will be required under U.S. export control regulations. There can be no assurance, however, that the required export licenses will be obtained.

RISK OF SIGNAL THEFT

     The CD Radio signal, like all broadcasts, is subject to the risk of piracy. Although the Company plans to use encryption technology to mitigate signal theft, the Company does not believe that any such technology is infallible. Accordingly, there can be no assurance that theft of the CD Radio signal will not occur. Signal theft, if widespread, could have a material adverse effect on the Company.

COMPETITION

     The Company will be seeking market acceptance of its proposed service in a new, untested market and will compete with established conventional radio stations, which do not charge subscription fees or require the purchase of radio cards or S-band radios and associated miniature satellite dish antennas to receive their services. Many radio stations also offer information programming of a local nature such as local news or traffic reports which the Company will be unable to offer. In addition, the Company expects that, prior to the commercial launch of CD Radio, some traditional FM radio broadcasting stations will begin to transmit digital, compact disc quality signals. The Company also expects to compete directly with American Mobile Radio Corporation ('AMRC'), a subsidiary of American Mobile Satellite Corporation ('AMSC'), which is the holder of the other FCC License. AMSC, which is owned in part by the Hughes Electronics Corporation subsidiary of General Motors Corporation, has financial, management and technical resources that greatly exceed those of the Company. See 'Business -- Competition.' In addition, the FCC could grant new licenses which would enable further competition to broadcast satellite radio. Finally, there are many portions of the electromagnetic spectrum that are currently licensed for other uses and certain other portions for which licenses have been granted by the FCC without restriction as to use, and there can be no assurance that these

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
portions of the spectrum could not be utilized for satellite radio broadcasting in the future. Although any such licensees would face cost and competition barriers, there can be no assurance that there will not be an increase in the number of competitors in the satellite radio industry or any assurance that one or more competitors will not design a satellite radio broadcast system that is superior to the Company's system, either of which events could have a material adverse effect on the Company. See 'Business -- Competition.'

UNCERTAIN PATENT PROTECTION

     The Company has been granted certain U.S. patents covering various features of satellite radio technology including, among other features, signal diversity and memory reception. There can be no certainty that the Company's system or products will be covered by the Company's patents. If the Company's system or products are not covered by the Company's patents, others may duplicate the Company's system or products without liability to the Company. In addition, there can be no assurance that the Company's U.S. patents will not be challenged, invalidated or circumvented by others. Litigation, which could result in substantial cost to the Company, may be necessary to enforce the Company's patents or may occur to determine the scope and validity of other parties' proprietary rights, and there can be no assurance of success in any such litigation. There can be no assurance that there are no patents, or pending patent applications which will later mature into patents, or inventions developed earlier which will later mature into patents, of others which may block the Company's ability to operate its system or license its technology. The earliest of the Company's patents is due to expire, upon payment of all necessary fees, on April 10, 2012. See 'Business -- Technology and Patents.'

RISK OF INABILITY TO SATISFY A CHANGE IN CONTROL OFFER

     Upon the occurrence of any change of control (as defined in the Indenture and the certificate of designations for the Series C Preferred Stock, respectively), the Company will be required to make a change of control offer for the Notes and a similar offer to purchase shares of the Series C Preferred Stock. If such a change of control offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for any or all of the Notes and the Series C Preferred Stock that might be delivered by holders of the Notes or the Series C Preferred Stock seeking to accept the change of control offer. The Indenture provides that the Company must purchase all Notes delivered by holders pursuant to a change of control offer prior to purchasing any shares of the Series C Preferred Stock. The failure of the Company to make or consummate the change of control offer or to pay the purchase price for the Notes when due will give the trustee under the Indenture and the holders of the Notes the right to require the Company to prepay all of its outstanding indebtedness and other obligations under the Notes. The failure of the Company to make or consummate the change of control offer or pay the purchase price for the Series C Preferred Stock when due will give the holders of a majority of the Series C Preferred Stock the right, voting as a separate class, to elect a number of directors of the Company equal to the lesser of two directors and the number of directors constituting at least 25% of the Board of Directors of the Company.

     In addition, a change in control of the Company could require FCC approval. See 'Business -- Regulation.'

INVESTMENT COMPANY ACT OF 1940

     On July 22, 1997, the Company filed an application with the Securities and Exchange Commission for an order declaring that the Company is not an 'investment company' as that term is defined in the Investment Company Act of 1940, as amended (the '1940 Act'). The 1940 Act defines an investment company to include a company that owns or proposes to acquire 'investment securities' (as that term is defined in the 1940 Act) exceeding 40% of the value of such company's assets (exclusive of U.S. government securities and cash items). Because the Company had temporarily invested the proceeds from its recent public and private offerings in investment securities prior to their expenditure, the Company could have fallen within the definition of an investment company. Investment companies must be registered and are subject to extensive regulation by the Commission under the 1940 Act.

     The filing of the application gave the Company an automatic 60-day exemption (the final day of which was September 19, 1997) from the provisions of the 1940 Act pending a final determination of the merits of its application. Because the Commission has not yet acted on the Company's application, the Company has now invested in U.S. government securities at least that proportion of its assets as the Company believes will be sufficient to avoid any determination that it is an 'investment company' within the meaning of the 1940 Act.

     If the request relief is ultimately denied, the Company may be required to register as an investment company or, in the alternative, to invest a substantial portion of the proceeds from the Offerings in U.S. government securities, pending expenditure of such proceeds by the Company for its corporate purposes.

ABSENCE OF PUBLIC MARKET FOR UNITS, NOTES OR WARRANTS

     Prior to the offering of the Units, there has been no public market for the Units, Notes or Warrants and the Company does not intend to apply for listing of the Units, Notes or Warrants on any securities exchange or for quotation of the Units, Notes or Warrants on the Nasdaq National Market. The Company has been advised by the Underwriters that they presently intend to make a market in the Units, Notes and Warrants, as permitted by applicable laws and regulations, after consummation of the sale of the Units. The Underwriters are not obligated, however, to make a market in the Units, Notes or Warrants and any such market making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. There can be no assurance as to the liquidity of the public market for the Units, Notes or Warrants or that an active public market for the Units, Notes or Warrants will develop. If an active public market does not develop, the market price and liquidity of the Units, Notes or Warrants may be adversely affected. See 'Underwriting.'

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. There can be no assurances that any market for the Notes will not be subject to similar disruptions.

ORIGINAL ISSUE DISCOUNT

     The Notes will be issued at a substantial discount from their principal amount at maturity. Consequently, United States holders of the Notes generally will be required to include amounts in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which such income is attributable. If the Notes are treated as 'applicable high yield discount obligations,' the Company's deductions with respect to the original issue discount on the Notes will be either deferred until the Company makes the related payments or possibly, in part, disallowed. See 'Certain United States Income Tax Considerations' for a more detailed discussion of the United States federal income tax consequences to United States holders of the purchase, ownership and disposition of the Notes and of the possible deferral or disallowance (in part) of original issue discount deductions to the Company.

     If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes may be limited to an amount equal to the sum of (i) the initial public offering price for the Notes and (ii) that portion of the original issue discount that is not deemed to constitute 'unmatured interest' for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of the date of the commencement of any such bankruptcy filing would constitute 'unmatured interest.'

NO DIVIDENDS

     The Company has not declared or paid any dividends on its Common Stock since its inception, and does not currently anticipate paying any such dividends. The AEF Agreements contain and the Indenture will contain provisions that limit the Company's ability to pay dividends.

LIMITED PUBLIC MARKET FOR COMMON STOCK

     The Common Stock is traded on the Nasdaq National Market. There can be no assurance that an active public market will continue to exist for the Common Stock or as to the liquidity of any such market, the ability of holders of the Common Stock to sell their securities or the price at which such holders would be able to sell. Such price may be influenced by many factors, including, but not limited to, investor perception of the Company and its industry and general economic and market conditions.

VOLATILITY OF STOCK PRICE

     The trading price of the Common Stock has been volatile, and it may continue to be so. Such trading price could be subject to wide fluctuations in response to announcements of business and technical developments by the Company or its competitors, quarterly variations in operating results, and other events or factors, including expectations by investors and securities analysts and the Company's prospects. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of development stage companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of the Common Stock.

ANTI-TAKEOVER PROVISIONS


     The Company's Board of Directors has the authority to issue up to 50,000,000 shares of preferred stock (the 'Preferred Stock') in one or more series and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. Of that amount, 8,000,000 shares have been designated as 5% Preferred Stock and 7,000,000 shares of Preferred Stock have been designated Series C Preferred Stock. In the Exchange Offer, all of the outstanding shares of 5% Preferred Stock were tendered for 1,845,076 shares of Series C Preferred Stock (which shares of Series C Preferred Stock will constitute all of the issued and outstanding shares of preferred stock of the Company). In addition, the Company has adopted a stockholders rights plan and in connection with the stockholders rights plan, 300,000 shares of Preferred Stock have been designated Series B Preferred Stock. Any issuance of Preferred Stock, including Preferred Stock with voting and conversion rights, as well as the Series C Preferred Stock which are convertible into shares of Common Stock, may adversely affect the voting power of the holders of Common Stock. The stockholders rights plan and any issuance of Preferred Stock may be deemed to have anti-takeover effects and may delay, deter or prevent a change in control of the Company that a stockholder might consider to be in his or her best interest. The Company may also become subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. The effect of these provisions could have the effect of delaying or preventing a change of control of the Company or adversely affect the market price of the Company's Common Stock. Furthermore, the severance provisions of employment agreements with certain members of the Company's management provide for payments that could discourage an attempted change in control of the Company.


     Any change in the composition of the Company's ownership after Arianespace Finance S.A. ('AEF') has determined that the Tranche A Loans are eligible for Conversion (as defined below), which could reasonably be expected to have a Material Adverse Effect (as defined in the AEF Agreements), would constitute a default under the AEF Agreements. Therefore, upon the occurrence of such change in the Company's ownership, AEF would have the right to accelerate its loans to the Company and the Company may be required to prepay all of its outstanding obligations under the AEF Agreements. See 'Description of Certain
Indebtedness -- Vendor Financing.' There can be no assurance that the Company will satisfy the conditions for Conversion. However, any other financing obtained by the Company to repay or refinance the Tranche A Loans likely would contain restrictions on significant changes in the Company's stock ownership.

     Upon the occurrence of any Change of Control (as defined in the Indenture), or a Change in Control (as defined in the Series C Preferred Stock certificate of designations), the Company will be required to make an offer to purchase the Notes, after issuance thereof, and the Series C Preferred Stock. If such an offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for any or all of the Notes and the Series C Preferred Stock that might be delivered by holders of the Notes or the Series C Preferred Stock seeking to accept the offer. After the issuance of the Notes the failure of the Company to make or consummate the Change of Control offer or to pay the purchase price for the Notes when due will give the trustee under the Indenture and the holders of the Notes the right to require the Company to prepay all of its outstanding indebtedness and other obligations under the Notes. The failure of the Company to make or consummate the offer to purchase or pay the purchase price for the Series C Preferred Stock when due will give the holders of a majority of the Series C Preferred Stock the right, voting as a separate class, to elect a number of directors of the Company equal to the lesser of two directors and the number of directors constituting at least 25% of the Board of Directors of the Company.

     In addition, a change in control of the Company could require FCC approval. See 'Business -- Regulation.'

CONTROL BY EXISTING STOCKHOLDERS


     The executive officers and directors of the Company currently beneficially own, or have voting power with respect to, approximately 42.0% of the outstanding Common Stock, and upon consummation of the Stock Offerings, such executive officers and directors are expected to beneficially own, or have voting power with respect to, approximately 32.7% of the outstanding Common Stock (assuming none of the executive officers, directors, any grantor under a voting trust granting voting power over shares of Common Stock purchased by such grantor or such grantor's affiliates to any such executive or director, or such grantor's affiliates purchases any shares of Common Stock in the Stock Offerings). This concentration of ownership will enable such stockholders, either acting alone or together with other existing stockholders, to exert considerable influence over the management and policies of the Company. Such a concentration of ownership may have the effect of delaying, deferring or preventing a change of control.


SHARES ELIGIBLE FOR FUTURE SALE


     Upon the consummation of the Stock Offerings, the Company will have 15,377,884 shares of Common Stock outstanding, assuming no exercise of (i) the Underwriters' over-allotment option, (ii) outstanding options. Of these shares, 9,695,896 shares will be freely tradeable without restriction under the Securities Act unless such shares are purchased in the Stock Offerings by 'affiliates' of the Company, as such term is defined in Rule 144 under the Securities Act (the 'Affiliates'). Of the remaining 6,381,988 shares of Common Stock, 3,547,488 shares are 'restricted securities' as that term is defined in Rule 144 under the Securities Act (the 'Restricted Shares'). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act. Up to 1,642,000 of the Restricted Shares held by the directors and certain officers of the Company will be eligible for sale, subject to the restrictions of Rule 144, upon expiration of certain lock-up agreements entered into between each of such directors and officers of the Company and the underwriters of the Stock Offering (the 'Lock-up Agreements'), which shall expire, with respect to a Lock-up Agreement concerning 1,600,000 of such shares, on a cumulative basis as to 25% of such 1,600,000 shares at the expiration of each of the 15th, 18th, 21st and 24th month following August 26, 1997, and, with respect to Lock-up Agreements concerning the remaining 42,000 shares, 180 days after the effective date of the Stock Offerings. The remaining 1,905,488 Restricted Shares will not become eligible for resale until August 1998, and then only pursuant to the restrictions under Rule 144. In addition, the Company's largest stockholder has entered into a lock-up agreement relating to 2,834,500 shares lasting for a period ending, on a cumulative basis, as to 25% of the shares of Common Stock owned by such holder, on the expiration of the 15th, 18th, 21st and 24th month following August 26, 1997. As such shares become free of such lock-up, they will be eligible for sale without restriction.


     The Company is unable to predict the effect that sales made under Rule 144, pursuant to future registration statements, or otherwise, may have on any then prevailing market price for shares of the Common Stock. Nevertheless, sales of a substantial amount of Common Stock in the public market, or the perception that such sales could occur, could adversely affect market prices.

                                USE OF PROCEEDS


     The net proceeds to the Company from the Units Offering are estimated to be approximately $142.8 million after deducting estimated underwriting discounts and estimated expenses relating thereto. Concurrently with the sale of the Units, the Company intends to complete the Stock Offerings and, prior thereto, consummate the Exchange Offer. The net proceeds to the Company from the Stock Offerings are estimated to be approximately $49.0 million ($56.4 million if the related underwriters' over-allotment option is exercised in full) (based on an assumed price of $19 5/16 per share, the closing price of the Company's Common Stock at November 19, 1997) after deducting estimated underwriting discounts and estimated expenses of the Stock Offerings. The Company will receive no proceeds from the Exchange Offer.



     The Company expects to use the net proceeds of the Offerings to partially finance the construction and launch of the Company's satellites. The remainder of the net proceeds of the Offerings will be used for general corporate purposes, including marketing and working capital.



     The Company estimates that it will require approximately $649.9 million to develop and commence commercial operation of CD Radio by the end of 1999. Of this amount, the Company has raised approximately $266.6 million to date. After giving effect to the Offerings, the Company will have raised $470.7 million of funds, leaving anticipated additional cash needs of approximately $179.2 million to fund its operations through 1999 (assuming the Company does not use up to $50 million of proceeds of the Stock Offerings to redeem preferred stock of the Company). The Company anticipates additional cash requirements of approximately $100.0 million to fund its operations through the year 2000. The Company expects to finance the remainder of its funding requirements through the issuance of debt or equity securities or a combination thereof. There can be no assurance, however, that the Company's cash requirements will not increase or that such funds will be sufficient. In addition, although the Company's business plan is based upon the deployment of two satellites and the construction of a third spare satellite, it has the right to exercise an option under the Loral Satellite Contract to acquire an additional satellite. If the Company elects to exercise this option, substantial additional funds would be required and the Company would have to obtain additional regulatory approvals. Deployment of an additional satellite also could result in a delay in the introduction of CD Radio. Any decision to deploy a three satellite system would have to be made prior to the launch of the Company's first satellite. The Company intends to seek additional financing through the issuance of debt or equity securities in the public or private markets. However, there can be no assurance that the Company will be able to obtain additional financing on favorable terms, or at all, or that such financing will be available in a timely manner. See 'Risk Factors -- Need for Substantial Additional Financing.'


SOURCES AND USES OF FUNDS BY CD RADIO

     The following table describes the estimated sources and uses of funds by the Company from its inception through the end of 1999 when CD Radio is targeted to commence commercial operations. The projection of total sources and total uses of funds is forward looking and could vary, perhaps substantially, from actual results, due to events outside the Company's control, including unexpected costs and unforeseen delays.

                           PRE-OPERATIONAL PERIOD(1)

                                             SOURCES OF FUNDS
----------------------------------------------------------------------------------------------------------
                                                                                             (IN MILLIONS)
                                                                                             -------------

Funds Committed to Date:
     Net proceeds from equity investments prior to the FCC auction(2)....................       $  21.6
     Net proceeds from issuance of 5% Preferred Stock(3).................................         120.5
     Net proceeds from sale of Common Stock to Loral Space(4)............................          24.5
     Vendor financing(5).................................................................         100.0
                                                                                             -------------
          Total to Date..................................................................         266.6
Gross proceeds of the Offerings..........................................................         204.1
                                                                                             -------------
Pro forma funds to date..................................................................         470.1
Net future funds(6)......................................................................         179.2
                                                                                             -------------
          Total pre-operational sources..................................................       $ 649.9
                                                                                             -------------
                                                                                             -------------

                                              USES OF FUNDS
CD Radio system:
     Satellite contract(7)...............................................................       $ 246.8
     Launch services and insurance(8)....................................................         191.1
     Ground segment(9)...................................................................          47.3
                                                                                             -------------
          Subtotal.......................................................................         485.2
FCC License..............................................................................          83.3
Operating expenses and working capital(10)...............................................          60.6
Net cash interest expense(11)............................................................           2.2
Estimated fees and expenses of the Offerings, Exchange Offer.............................         16.34
          Total pre-operational uses.....................................................        $647.6
                                                                                             =============


------------


 (1) Assumes that CD Radio will commence commercial operations in December 1999. The Company anticipates that it will require total net future funds of $179.2 million following the Offerings to finance additional expenses through 1999. The Company anticipates additional funding requirements of $100.0 million to fund its operations through year end 2000. Many factors, including the Company's ability to generate significant revenues, could affect this estimate. This table assumes the Company has unrestricted ability to borrow under the AEF Agreements. See 'Risk Factors' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'


 (2) Includes (i) proceeds from sales of Common Stock and units of $14.5 million, (ii) proceeds from exercise of warrants of $4.6 million, (iii) proceeds from exercise of options of $0.2 million, (iv) issuance of Common Stock in satisfaction of notes and interest of $1.4 million and (v) issuance of Common Stock for services rendered of $0.9 million.

 (3) In April 1997, the Company issued a total of 5,400,000 shares of 5% Preferred Stock for aggregate consideration of $135 million in a private placement transaction. The net proceeds to the Company after fees payable to the placement agent and the Company's financial advisor and related expenses were approximately $120.5 million.

 (4) On August 5, 1997, the Company completed the sale of 1,905,488 shares of Common Stock to Loral Space for aggregate consideration of $25 million, less fees of $0.5 million.


 (5) The Company has available up to $105 million under the AEF Vendor Financing to finance a portion of the costs of launching two satellites (and can also defer certain interest payments thereon), and $20 million of deferred payments under the Loral Satellite Contract. Under the AEF Agreements not more than $80 million may be converted into term loans that mature beyond the launch date of the satellites. The granting of the Stock Pledge may require the consent of the lender under the AEF Agreements before the Company may borrow thereunder. In addition, the Company may be unable to comply with certain conditions of conversion or to comply with the covenants of such term loans if converted, in which case the Company will need to refinance the amounts outstanding under the AEF Agreements. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity' and 'Description of Certain Indebtedness -- Vendor Financing.'


 (6) The Company currently expects to satisfy its future funding requirements through the incurrence of additional debt and/or the issuance of additional equity securities in the public or private markets. Although the Company believes that it will be able to meet its additional funding requirements, there can be no assurance that such financing will be available on favorable terms, on a timely basis, or not at all. Among other things, any financing is subject to market conditions at the time of any proposed financing. See 'Risk Factors -- Need for Substantial Additional Financing' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

 (7) As of September 30, 1997, the Company had incurred $31.1 million of this amount. See 'Risk Factors -- Dependence upon Satellite and Launch Contractors.' The amount shown excludes $29.8 million related to the purchase of the Company's ground spare (third) satellite which is payable subsequent to December 31, 1999. The total contract amount of $277.1 million assumes a one-time inflation adjustment (estimated by Loral to be 2%) for the period November 1996 to September 1997.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (8) Includes $176 million for launch services and an estimated $15.1 million for insurance. As of September 30, 1997, the Company had incurred $3.5 million of the launch services amount. See 'Risk Factors -- Dependence on Satellite and Launch Contractors' and 'Business -- The CD Radio Delivery System -- The Satellites.'

 (9) Includes an estimated $6.7 million for the National Broadcast Studies, $38.2 million for terrestrial repeaters and $2.4 million for corporate office capital expenditures.

(10) Includes cumulative historical operating expenses through September 30, 1997 of $23.1 million, and projected operating expenses from October 1, 1997 through the end of the pre-operational period of $39.8 million.


(11) Includes estimated cash interest expense of $17.1 million, less cash interest income of $14.9 million, based on assumed interest rates, cash balances, borrowing levels and the timing, amount and structure of future financings.


                          PRICE RANGE OF COMMON STOCK


     The Common Stock began trading on the Nasdaq SmallCap Market on September 13, 1994 under the symbol 'CDRD' and traded there until October 24, 1997, when it began trading on the Nasdaq National Market. The following table sets forth the high and low prices for the Common Stock, as reported by the Nasdaq SmallCap Market or Nasdaq National Market, as applicable, for the periods indicated below. The prices set forth below reflect interdealer quotations, without retail markups, markdowns, fees or commissions and do not necessarily reflect actual transactions.



                                                                                          HIGH      LOW
                                                                                          ----      ---

1994
     Third Quarter (commencing September 13, 1994).....................................    $4 1/2    $3 3/4
     Fourth Quarter....................................................................     3 7/8     1 5/8
1995
     First Quarter.....................................................................     4 5/8     1 7/8
     Second Quarter....................................................................     3 15/16   2 5/8
     Third Quarter.....................................................................     4 5/8     2 15/16
     Fourth Quarter....................................................................     4 3/8     2 15/16
1996
     First Quarter.....................................................................     9 1/8     2 15/16
     Second Quarter....................................................................    13 3/4     7 1/8
     Third Quarter.....................................................................     9 5/8     6 3/4
     Fourth Quarter....................................................................     8 1/2     3 7/16
1997
     First Quarter.....................................................................     8        3 9/16
     Second Quarter....................................................................    20 1/4    10 3/4
     Third Quarter.....................................................................    20        14
     Fourth Quarter (through November 19, 1997)........................................    25 1/4    18 13/16



     On November 19, 1997, the closing bid price of the Common Stock on the Nasdaq National Market was $19 5/16 per share. On September 30, 1997, there were approximately 105 record holders of the Common Stock.


                                DIVIDEND POLICY

     The Company has never paid cash dividends on its capital stock. The Company currently intends to retain earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The AEF Agreements contain, and the Indenture will contain, provisions that limit the Company's ability to pay dividends on the Common Stock.

                                 CAPITALIZATION



     The following table sets forth the cash and capitalization of the Company as of September 30, 1997 (i) on an historical basis; (ii) as adjusted for payment by the Company of the balance due to the FCC for the FCC License in October 1997 and the Exchange Offer (effective November 17, 1997 100% of the outstanding shares of the 5% Delayed Convertible Stock had been exchanged for shares of 10 1/2% Series C Convertible Preferred Stock) after deducting Dealer Manager fees and other estimated expenses; and (iii) as adjusted for the estimated net proceeds from the sale of 2,800,000 shares of Common Stock pursuant to the Stock Offerings (at an assumed offering price of $19 5/16 per share, the closing price of the Company's Common Stock at November 19, 1997, after deducting the underwriting discounts and commissions and estimated offering expenses) and the sale of Units for net proceeds of $142.8 million pursuant to the Units Offering.



                                                                               AS OF SEPTEMBER 30, 1997
                                                                     --------------------------------------------
                                                                                     AS ADJUSTED      AS FURTHER
                                                                                       FOR THE       ADJUSTED FOR
                                                                                       EXCHANGE          THE
                                                                        ACTUAL          OFFER         OFFERINGS
                                                                     ------------    ------------    ------------
                                                                          (IN THOUSANDS, EXCEPT SHARE DATA)

Cash and cash equivalents.........................................     $ 29,386        $ 25,393       $  217,122
Designated cash(1)................................................       66,667          --              --
                                                                     ------------    ------------    ------------
Total cash and cash equivalents...................................     $ 96,053        $ 25,393       $  217,122
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
Senior Discount Notes(2)..........................................     $ --            $ --           $  150,000
5% Delayed Convertible Preferred Stock, 4,988,781 shares issued
  and outstanding, actual(3)......................................      116,083          --              --
10 1/2% Series C Convertible Preferred Stock, no par value,
  1,845,076 shares issued and outstanding, as adjusted and as
  further adjusted(4).............................................       --             184,632          184,632
Common Stock, $.001 par value; 12,577,884 shares issued and
  outstanding, actual and as adjusted; and 15,377,884 shares
  issued and outstanding, as further adjusted(5)..................           13              13               16
Additional paid in capital........................................      104,252          48,259           97,235
Deficit accumulated during the development stage..................      (72,000)        (88,549)         (88,549)
                                                                     ------------    ------------    ------------
     Total capitalization(6)......................................     $148,348        $144,355       $  343,334
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------


------------

(1) Represents proceeds of the offering of the 5% Preferred Stock which have been classified as designated cash reflecting the balance due to the FCC for the Company's FCC License. The Company paid this amount to the FCC in October 1997.

(2) In accordance with generally accepted accounting principles, a portion of issue price of the Units will be allocated to the Warrants to reflect their fair market value at the date of issuance.

(3) All capitalization excludes warrants issuable by the Company as of September 30, 1997 to purchase 486,000 shares of 5% Preferred Stock.

(4) Assumes no redemption of Series C Preferred Stock after consummation of the Exchange Offer.

(5) All capitalization excludes: (i) options outstanding as of September 30, 1997 to purchase 2,013,000 shares of Common Stock, of which 1,652,000 shares are subject to currently exercisable options, and (ii) warrants issuable as of September 30, 1997 to purchase 2,000,000 shares of Common Stock.

(6) Total capitalization does not include any amount for the AEF Agreements (as defined herein).

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The selected consolidated financial data for the Company set forth below with respect to the statements of operations for the years ended December 31, 1994, 1995 and 1996 and with respect to the balance sheets at December 31, 1995 and 1996 are derived from the consolidated financial statements of the Company, audited by Coopers & Lybrand L.L.P., independent accountants, incorporated herein by reference. The selected consolidated financial data for the Company with respect to the balance sheets at December 31, 1992, 1993 and 1994 and with respect to the statement of operations data for the years ended December 31, 1992 and 1993, are derived from the Company's audited consolidated financial statements, which are not incorporated herein by reference. The financial information as of and for the six months ended June 30, 1996 and 1997 is derived from unaudited consolidated financial statements incorporated herein by reference. In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that are necessary for a fair presentation of the financial position and results of operations for these periods. The selected consolidated financial data should be read in conjunction with the consolidated financial statements and related notes thereto incorporated herein by reference.

                                                                                     FOR THE NINE MONTHS
                               FOR THE YEAR ENDED DECEMBER 31,                       ENDED SEPTEMBER 30,
                      --------------------------------------------------   ----------------------------------------
                       1992      1993       1994       1995       1996            1996                 1997
                      -------   -------   --------   --------   --------   -------------------  -------------------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

STATEMENT OF
  OPERATIONS DATA:
Operating
  revenues..........  $    --   $    --   $     --   $     --   $     --        $      --            $      --
Net loss............   (1,551)   (6,568)    (4,065)    (2,107)    (2,831)          (1,871)              (1,489)
Net loss per share
  of Common Stock...     (.23)     (.79)      (.48)      (.23)      (.29)            (.20)           $   (4.97)(1)
Weighted average
  shares of Common
  Stock and Common
  Stock equivalents
  outstanding.......    6,715     8,284      8,398      9,224      9,642            9,441               10,760
Deemed dividend on
  5% Preferred
  Stock.............       --        --         --         --         --               --            $ (51,975)


                                      AS OF DECEMBER 31,                             AS OF SEPTEMBER 30,
                      --------------------------------------------------   ----------------------------------------
                       1992      1993       1994       1995       1996            1996                 1997
                      -------   -------   --------   --------   --------   -------------------  -------------------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA
  (AT END OF
  PERIOD):
Cash and cash
  equivalents.......  $ 1,883   $   777   $  3,400   $  1,800   $  4,584        $   1,371            $  29,386
Designated
  cash(2)...........       --        --         --         --         --               --               66,677
Working capital
  (deficit).........    1,399      (250)     2,908      1,741      4,442            1,293               29,871
Total assets........    2,292     1,663      3,971      2,334      5,065            1,874              148,430
Deficit accumulated
  during the
  development
  stage.............   (2,965)   (9,533)   (13,598)   (15,705)   (18,536)         (16,909)             (72,000)
Stockholders'
  equity............    1,791       505      3,431      1,991      4,898            1,486               32,265
Book value per
  share.............                                                 .48                                  2.57

------------

(1) Includes a deemed dividend on the Company's 5% Preferred Stock of $52.0 million, or $4.83 per share. The deemed dividend relates to the discount feature associated with the 5% Preferred Stock, computed in accordance with the Commission's position on accounting for preferred stock which is convertible at a discount to the market price.

(2) Represents proceeds of the offering of the 5% Preferred Stock which were classified as designated cash reflecting the balance due to the FCC for the Company's FCC License. The Company paid this amount to the FCC in October 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under 'Risk Factors' and elsewhere in this Prospectus. See 'Special Note Regarding Forward-Looking Statements.'

OVERVIEW

     The Company was organized in May 1990 and is in its development stage. The Company's principal activities to date have included technology development, pursuing regulatory approval for CD Radio, market research, design, development, contract negotiations with satellite and launch vehicle contractors, technical efforts with respect to standards and specifications, strategic planning and securing adequate financing for working capital and capital expenditures. The Company does not expect to derive any revenues from operations prior to the commercial launch of CD Radio, which is expected to occur no earlier than the end of 1999. The Company has incurred substantial losses to date and expects to incur substantial losses until at least a year after the commercial launch of CD Radio. In addition, the Company will require substantial additional capital to complete development and commence commercial operations of CD Radio. There can be no assurance that CD Radio will ever commence operations, that the Company will attain any particular level of revenues or that the Company will achieve profitability.

     Upon commencing commercial operations, the Company expects its primary source of revenues to be monthly subscription fees. The Company currently anticipates that its subscription fee will be approximately $10 per month to receive CD Radio broadcasts, with a one time, modest activation fee per subscriber. To receive CD Radio, subscribers will need to purchase a radio card or S-band radio together with the associated miniature satellite dish antenna. The Company does not intend to manufacture these products and thus will not receive any revenues from their sale. Although the Company holds patents covering various features of its satellite broadcasting system, which system includes, among other features, certain technology to be used in the radio cards, S-band radios and miniature satellite dish antennas, the Company expects to license its technology to manufacturers at no charge. As the number of subscribers to CD Radio increases, the Company also may derive revenues from payments from producers of sports, news and talk programming for providing national distribution of their programming to subscribers.

     The Company expects that the operating expenses associated with commercial operations will consist primarily of costs to acquire programming; costs to maintain and operate its satellite broadcasting system and National Broadcasting Studio; and sales, general and administrative costs. Costs to acquire programming are expected to include payments to build and maintain an extensive music library and royalty payments for broadcasting music (calculated based on a percentage of revenues). Sales, general and administrative costs are expected to consist primarily of advertising costs, salaries of executives, studio personnel, program hosts, administrators, technical staff, rent and other administrative expenses. The Company expects that the number of its employees will increase from 11 to approximately 100 by the time it commences commercial operations.

     In addition to funding initial operating losses, the Company will require funds for working capital, interest and financing costs on borrowings and capital expenditures. The Company's interest expense will increase significantly as a result of its financing plan. However, a substantial portion of its planned indebtedness will not require cash payments of interest and principal for some time.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1996

     The Company recorded net losses of $1,489,000 and $1,872,000 for the nine months ended September 30, 1997 and 1996, respectively, and $654,000 and $667,000 for the three months ended September 30, 1997 and 1996, respectively. The Company's total operating expenses were $4,357,000 and $1,921,000 for the nine months ended September 30, 1997 and 1996, respectively, and were $2,230,000 for the three months ended September 30, 1997 compared to $682,000 for the three months ended September 30, 1996.

     Legal, consulting and regulatory fees increased for the nine months ended September 30, 1997 to $2,603,000 from $979,000 for the nine months ended September 30, 1996, and increased to $1,357,000 from $372,000 for the three months ended September 30, 1997 and 1996, respectively. These levels of expenditures are the result of increased activity since winning an auction for a national satellite radio broadcast license conducted by the FCC in April 1997.

     Research and development costs were $43,000 and $77,000 for the nine months ended September 30, 1997 and 1996, respectively, and $8,000 and $24,000 for the three months ended September 30, 1997 and 1996, respectively. The Company completed the majority of such activities in 1994.

     Other general and administrative expenses increased for the nine months ended September 30, 1997 to $1,711,000 from $866,000 for the nine months ended September 30, 1996 and to $865,000 from $285,000 for the three months ended September 30, 1997 and 1996, respectively. General and administrative expenses are expected to continue to increase as the Company continues to develop its business. The Company also incurred a non-cash charge of $240,000 for the nine month period ended September 30, 1996, attributable to the recognition of compensation expense in connection with stock options issued to officers of the Company.

     The increase in interest income to $2,873,000 for the nine months ended September 30, 1997, from $62,000 in the nine months ended September 30, 1996 and to $1,575,000 from $17,000 for the three months ended September 30, 1997 and 1996, respectively, was the result of a higher average cash balance during 1997. The cash and cash equivalents on hand were primarily obtained from the 5% Preferred Stock Offering and the sale of Common Stock to Loral Space in 1997.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     The Company recorded net losses of $2,831,000 ($.29 per share) and $2,107,000 ($.23 per share) for the years ended December 31, 1996 and 1995, respectively. The Company's total operating expenses were $2,930,000 in 1996 compared to $2,230,000 in 1995.

     Legal, consulting and regulatory fees increased in 1996 to $1,582,000 from $1,046,000 in 1995, as the result of increased efforts to obtain the FCC License.

     Research and development costs were $117,000 in 1996, compared with $122,000 in 1995. Non-recurring costs associated with the design and development of the CD Radio demonstration system were substantially completed in 1993. Costs incurred in subsequent years relate to the operations of the demonstration system, including leasing satellite time, taking transmission measurements, and testing multipath fading.

     Other general and administrative expenses increased in 1996 to $1,231,000 from $1,062,000 in 1995. The increase is due to the Company requiring general administrative support for the effort to obtain the FCC License.

     Interest income decreased to $113,000 in 1996 from $143,000 in 1995 as a result of the Company having a higher average cash balance in 1995. Proceeds relating to the exercise of stock warrants were not received until late 1996 and, therefore, did not generate a significant amount of interest income. Interest expense decreased from $20,000 in 1995 to $13,000 in 1996 as a result of the Company repaying a promissory note due to an officer of the Company in 1996.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH YEAR ENDED DECEMBER 31, 1994

     The Company recorded net loss of $2,107,000 ($.23 per share) and $4,065,000 ($.48 per share) for the years ended December 31, 1995 and 1994, respectively. The Company's total operating expenses were $2,230,000 in 1995 compared to $4,076,000 in 1994.

     Legal, consulting and regulatory fees decreased from $1,245,000 in 1994 to $1,046,000 in 1995 as the Company continued to reduce costs while awaiting action by the FCC on the Company's application for an FCC License.

     Other general and administrative expenses also decreased from $2,455,000 in 1994 to $1,062,000 in 1995 reflecting a reduction of costs such as payroll, rent and compensation expense in connection with issuance of stock options.

     The Company completed the majority of the research and development necessary for product development prior to FCC licensing by 1994 which was reflected in the decrease of research and development costs from $375,000 in 1994 to $122,000 in 1995.

     The increase in interest income from $51,000 in 1994 to $143,000 in 1995 was the result of a higher average cash balance in 1995. The cash and cash equivalents on hand were originally obtained from the Company's initial public offering in September 1994, which raised $4.8 million.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1997, the Company had working capital of approximately $29,870,000 compared to $4,442,000 at December 31, 1996. The increase in working capital was primarily the result of remaining cash proceeds from the offering of 5% Preferred Stock and the sale of Common Stock to Loral Space in 1997.

FUNDING REQUIREMENTS


     The Company is a development stage company and as such will require substantial amounts of continued outside financing to acquire and develop its assets and commence commercial operations. The Company estimates that it will require approximately $649.9 million to develop and commence commercial operation of CD Radio by the end of 1999. Of this amount, the Company has raised approximately $266.6 million to date. After giving effect to the Offerings, the Company will have raised approximately $470.7 million, leaving anticipated additional cash needs of approximately $179.2 million to fund its operations through 1999 (assuming the Company does not use up to $50 million of proceeds of the Stock Offerings to redeem preferred stock of the Company). The Company anticipates additional cash requirements of approximately $100.0 million to fund its operations through the year 2000. The Company expects to finance the remainder of its funding requirements through the issuance of debt or equity securities or a combination thereof. Furthermore, if the Company were to exercise its option under the Loral Satellite Contract to purchase and deploy an additional satellite, substantial additional funds would be required. See 'Use of Proceeds.'


     In April 1997, the Company was the winning bidder in an FCC auction for one of two national satellite broadcast licenses with a winning bid of $83.3 million, of which $16.7 million was paid as a deposit. The Company paid the balance due the FCC in October 1997 and was awarded the FCC License on October 10, 1997.

     To build and launch the satellites necessary for the operations of CD Radio, the Company has entered into the Loral Satellite Contract and the Arianespace Launch Contract. The Loral Satellite Contract provides for Loral to construct for the Company three satellites, two of which the Company intends to launch and the third of which will be kept in reserve as a spare, and for an option to be granted to the Company to purchase a fourth satellite. Under the Arianespace Launch Contract, Arianespace has agreed to launch two of the Company's satellites into orbit. See 'Business -- The CD Radio Delivery
System -- The Satellites.' The Company is committed to make aggregate payments of $277.1 million under the Loral Satellite Contract and of $176.0 million under the Arianespace Launch Contract. Under the Loral Satellite Contract, with the exception of a payment made at the time of the signing of the Loral Satellite Contract in March 1993, payments are to be made in 22 installments commencing in April 1997 and ending in November 2000, the expected delivery date for the third satellite. Approximately half of these payments are contingent on Loral meeting specified milestones in the manufacture of the three satellites. In addition, Loral has agreed to defer a total of $20.0 million of the contract price, which is to be paid in four equal installments of $5.0 million commencing November 2001 until March 2003. See ' -- Sources of Funding.' Amounts due under the Arianespace Launch

Contract, except for payments made prior to the execution of the Arianespace Launch Contract, are payable on various dates between November 1997 and July 1999 for the first launch, and, for the second launch, are payable on various dates between February 1998 and the earlier of October 1999, or ten days prior to the second launch.

     The Company also will require funds for construction of its National Broadcast Studio, working capital, interest on borrowings, acquisition of programming, financing costs and operating expenses until some time after the commencement of commercial operations of CD Radio. The Company's interest expense will increase significantly as a result of its financing plan; however, a substantial portion of its planned indebtedness will not require immediate cash payments. The Notes are not expected to require cash payments until 2003. Interest on funds borrowed by the Company under the AEF Agreements is deferred until repayment of such amounts.

SOURCES OF FUNDING

     The Company historically has funded its operations through equity capital. As of September 30, 1997, the Company had received a total of $166.6 million in equity capital and had no outstanding indebtedness. A significant portion of the Company's equity capital was received in April 1997 as a result of the Company's issuance of 5,400,000 shares of 5% Preferred Stock for aggregate net proceeds of $120.5 million in a private placement transaction. These proceeds were used primarily to finance the payment of the purchase price for the FCC License and for working capital.

     On July 22, 1997, the Company entered into two loan agreements (collectively the 'AEF Agreements') with Arianespace Finance S.A. ('AEF'), a subsidiary of Arianespace, to finance approximately $105 million of the estimated $176 million price of the launch services to be provided by Arianespace (the 'AEF Vendor Financing'). Under these agreements, the Company is able to borrow funds to meet the progress payments due to Arianespace for the construction of each launch vehicle and other launch costs (the 'Tranche A Loans'). The Company has the opportunity upon satisfying a variety of conditions specified in the AEF Agreements to extend the term of the Tranche A Loans. If the term is not extended, or if the Company is unable to comply with the terms and covenants of such extended loans, the Company will be required to repay the Tranche A Loans in full, together with accrued interest and all fees and other amounts due, approximately three months before the applicable launch date, which will be prior to the time CD Radio commences commercial operations. There can be no assurance that the Company will have sufficient funds to make such repayment.


     The AEF Agreements impose restrictions on the Company's ability to incur additional indebtedness, make investments or permit liens on certain assets of the Company, other than liens in favor of AEF. If AEF determines that the Tranche A Loans are eligible for conversion into term loans, the Company will also be subject to provisions restricting its ability to change its capital structure or organizational documents or to merge, consolidate or combine with another entity. If the Tranche A Loans are converted, the Company's obligations to AEF will be secured by a lien on specified assets of the Company, including the satellites and, to the extent permitted by applicable law, the FCC License. In addition, the Indenture permits indebtedness under the AEF Agreements to be secured on a pari passu basis with the Notes by a first priority security interest in the Pledged Stock. See 'Description of Certain
Indebtedness -- Vendor Financing.'


     Pursuant to a Multiparty Agreement among the Company, AEF and Arianespace in connection with the AEF Agreements, if the Company is unable to obtain sufficient financing to complete the construction and launch of the satellites, or if the Company terminates the Arianespace Launch Contract, the Company will be required to pay Arianespace a termination fee ranging from 5% to 40% of the launch services price, based on the proximity of the date of termination to the scheduled launch date. The termination fee will be payable prior to the time the Company commences commercial operations and there can be no assurance that the Company will have sufficient funds to pay this fee.

     The Loral Satellite Contract provides for payments to be made in installments commencing in April 1997 and ending in November 2000, subject to achievement by Loral of certain milestones in the manufacture of the satellites. Loral has agreed to defer payment of $20.0 million from two milestone payments due in June and September of 1998. The deferred amount will be paid in four installments of

$5.0 million, with the first payment to be made 27 months after the delivery of the first satellite, the second payment to be made 27 months after delivery of the second satellite, the third payment to be made 365 days after the first payment date and the fourth payment to be made 365 days after the second payment date.

     In the event of a satellite or launch failure, the Company will be required to pay Loral the full deferred amount for the affected satellite no later than 120 days after the date of the failure. If the Company should elect to put a satellite into ground storage, rather than having it shipped to the launch site, the full deferred amount for the affected satellite will become due within 60 days of such election.


     As a condition to the deferred payments, the Company has agreed to provide Loral a security interest in the properties and assets of the Company and its subsidiaries, of substantially the same nature and quality, and of substantially equivalent value relative to the amount of the secured obligations, and on the same terms and covenants, as the Company has provided or may provide to any other party under any and all of its loan, credit and other similar agreements. There currently is no such security interest. The Indenture permits indebtedness under the Loral Satellite Contract to be secured on a pari passu basis with the Notes by a first priority security interest in the Pledged Stock.


     After giving effect to the Offerings and the AEF Agreements, the Company expects it will require at least an additional $159.9 million in financing through 1999. Thereafter, the Company expects it will require additional financing. However, there can be no assurance that the Company's actual cash requirements will not increase. Potential sources of additional financing include the sale of debt or equity securities in the public or private markets. There can be no assurance that the Company will be able to obtain additional financing on favorable terms, or at all, or that it will be able to do so in a timely fashion. The AEF Agreements contain, the indenture will contain and documents governing any indebtedness incurred in the future are expected to contain provisions limiting the ability of the Company to incur additional indebtedness. If additional financing were not available on a timely basis, the Company would be required to delay satellite and/or launch vehicle construction in order to conserve cash to fund continued operations, which would cause delays in the commencement of operations and increased costs. See 'Risk Factors -- Need for Substantial Additional Funding.'

     The amount and timing of the Company's actual cash requirements will depend upon numerous factors, including costs associated with the construction and deployment of its satellite system and the rate of growth of its business subsequent to commencing service, costs of financing and the possibility of unanticipated costs. Additional funds would be required in the event of delay, cost overruns, launch failure, launch services or satellite system change orders, or any shortfalls in estimated levels of operating cash flow, or to meet unanticipated expenses.


     As a result of the issuance of the Notes and the expected incurrence of significant additional indebtedness required to meet its capital requirements, the Company will have substantial indebtedness. The Company's ability to meet all of its debt service obligations when due may require it to refinance its then outstanding indebtedness. No assurance can be given that the Company will be able to generate sufficient cash flow to service its indebtedness or be able to refinance indebtedness. The AEF Agreements contain, the Indenture will contain, and debt instruments governing any future indebtedness of the Company are expected to contain, restrictions on, among other things, the ability of the Company to incur additional indebtedness.

                                    BUSINESS

     This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under 'Risk Factors' and elsewhere in this Prospectus. See 'Special Note Regarding Forward-Looking Statements.'

GENERAL

     CD Radio Inc. was founded in 1990 to pioneer and commercialize a compact disc quality, multi-channel radio service broadcast directly from satellites to vehicles. In October 1997, the Company was granted one of two licenses from FCC to build, launch and operate a national satellite radio broadcast system. The Company has begun construction of two satellites that it plans to launch into geosynchronous orbit to broadcast its radio service throughout the United States. The Company's service, which will be marketed under the brand name 'CD Radio,' is expected to consist of 30 channels of commercial-free, compact disc quality music programming and 20 channels of news, sports and talk programming. CD Radio will be broadcast over a frequency band, the 'S-band', that will augment traditional AM and FM radio bands. Under its FCC license, the Company has the exclusive use of a 12.5 megahertz portion of the S-band for this purpose. The Company currently expects to commence CD Radio broadcasts in late 1999 at a subscription price of $10 per month.

     The Company is positioning itself as an entertainment company and accordingly plans to design and originate programming on each of its 30 music channels. Each channel will be operated as a separate radio station, with a distinct format. Certain music channels will offer continuous music while others will have program hosts, depending on the type of music programming. CD Radio will offer a wide range of music categories, such as:

  Symphonic
  Chamber Music
  Opera
  Today's Country
  Traditional Country
  Contemporary Jazz
  Classic Jazz
  Blues
  Big Band/Swing
  Top of the Charts

  Classic Rock
  50's Oldies
  60's Oldies
  Folk Rock
  Latin Ballads
  Latin Rhythms
  Reggae
  Rap
  Dance
  Urban Contemporary

  Soft Rock
  Singers & Songs
  Beautiful Instrumentals
  Album Rock
  Alternative Rock
  New Age
  Broadway's Best
  Gospel
  Children's Entertainment
  World Beat

     The Company's 50 music and non-music stations will be housed at the National Broadcast Studio. The National Broadcast Studio will contain the Company's music library, facilities for programming origination, programming personnel and program hosts, as well as facilities to uplink programming to the satellites, to activate or deactivate service to subscribers and to perform the tracking, telemetry and control of the orbiting satellites.

THE CD RADIO OPPORTUNITY

     The Company believes that there is a significant market for music and other radio programming delivered through advanced radio technology. While television technology has advanced steadily -- from black and white to color, from broadcast to cable, and from ordinary to high-definition television -- the last major advance in radio technology was the introduction of FM broadcasts. CD Radio will provide a new generation of radio service, offering a wide variety of music formats available on demand, 'seamless' signal coverage throughout the United States and commercial-free, compact disc quality music programming. The Company's planned multiplicity of formats currently is not available to motorists in any market within the United States.

     CD Radio is primarily a service for motorists. The Yankee Group, a market research organization, estimates that there will be approximately 198 million registered private motor vehicles in the United States by the end of 1999, when the Company expects to commence broadcasting. At present, approximately 89% of all private vehicles have a radio that could easily be utilized to receive

CD Radio's broadcasts, with this number estimated to be approximately 182 million vehicles in 1999, and approximately 199 million in 2004. CD Radio will initially target a number of demographic groups among the drivers of these vehicles, including 110 million commuters, 34 million of whom spend between one and two hours commuting daily, three million truck drivers and three million owners of recreational vehicles, among other groups.

     According to Arbitron, in 1996, despite the fact that almost all vehicles contain either a cassette or compact disc player, 87% of automobile commuters listened to the radio an average of 50 minutes a day while commuting. According to the Radio Advertising Bureau, each week radio reaches approximately 95% of all Americans over the age of 12, with the average listener spending more than three hours per weekday and more than five hours per weekend listening to the radio. More than 40% of all radio listening is done in cars. In addition, in 1996, approximately 79% of total radio listening was to FM stations, which primarily provides music programming, as compared with AM stations which devote a greater proportion of their programming to talk and news.

     The Company believes that its ability to offer a wide variety of musical formats simultaneously throughout the United States will enable it to tap significant unmet consumer demand for specialized musical programming. The economics of the existing advertiser supported radio industry dictate that conventional radio stations generally program for the greatest potential audience. Even in the largest metropolitan areas, station formats are limited. Nearly half of all commercial radio stations in the United States offer one of only three formats: country, adult contemporary and news/talk, and the next three most prevalent formats account for another 30% of all stations. Although niche music categories such as classical, jazz, rap, gospel, oldies, soundtracks, new age, children's programming and others accounted for approximately 27% of sales of recorded music in 1996, such formats generally are unavailable on existing radio stations in many markets. Even in New York City, the nation's largest radio market, there are no radio stations devoted solely to such programming as opera, blues, chamber music, soundtracks, reggae, children's programming and many others. CD Radio's wide choice of formats is expected to appeal to a large number of currently underserved listeners.

     In addition, the limited coverage area of conventional radio broadcasting means that listeners often travel beyond the range of any single station. Unlike conventional FM stations, which have an average range of only approximately 30 miles before reception fades, CD Radio's signal is designed to cover the entire continental United States enabling listeners almost always to remain within its broadcast range. The Company's satellite delivery system is designed to permit CD Radio to be received by motorists in all outdoor locations where the vehicle has an unobstructed line-of-sight with one of the Company's satellites or is within range of one of the Company's terrestrial repeating transmitters.

     The ability to broadcast nationwide will also allow the Company to serve currently underserved radio markets. In the United States, there are more than 45 million people aged 12 and over living in areas with such limited radio station coverage that the areas are not monitored by Arbitron. Of these, the Company believes approximately 22 million people receive five or fewer FM stations, 1.6 million receive only one FM station and at least one million people receive no FM stations. This segment of the population also has a limited choice of radio music formats and is one of CD Radio's primary target markets.

     The Company also believes that CD Radio will have a competitive advantage over conventional radio stations due to its music channels being commercial-free. In contrast, conventional radio stations interrupt their broadcasts with up to 18 minutes of commercials in every hour of music programming, and most stations also frequently interrupt programming with news, promotional announcements, public service announcements and miscellaneous information. The Company believes that consumers dislike frequent radio commercial interruptions and that 'station surfing' to avoid them is common.

PROGRESS TO DATE AND SIGNIFICANT DEVELOPMENT MILESTONES

     The following chart sets forth the Company's past and projected development milestones. There can be no assurance that the Company will be able to meet any of its projections for 1998 or 1999, including completion of construction of its National Broadcast Studio, completion of its satellite launches, or commencement of its commercial operations in late 1999 as planned. See 'Risk Factors -- Possible Delays and Adverse Effect of Delay on Financing Requirements.'

1990:     CD Radio Inc. incorporated
          Proposed FCC create satellite radio service and filed license application
1991:     Conducted stationary service simulation
          Conducted nationwide focus groups
1992:     Satellite radio spectrum allocated at WARC-92
          Conducted radio manufacturer discussions
1993:     Contracted with Loral for construction of its satellites
          Contracted with Arianespace for launch of two of its satellites
          Conducted additional nationwide focus groups
1994:     Completed an initial public offering of its Common Stock
1995:     Completed Loral satellite design
          Filed orbital slot registrations
          Completed development of its proprietary miniature satellite dish antenna
1996:     Designed the radio card receiver
1997:     Won auction for FCC License
          Received one of two FCC national satellite radio broadcasting licenses
          Completed a $135 million private placement of 5% Preferred Stock
          Commenced construction of two satellites
          Completed receipt of satellite broadcast patents
          Arranged $105 million of vendor financing with Arianespace Finance S.A.
          Recruited its key programming, marketing and financial management team
          Completed a strategic sale of $25 million of Common Stock to Loral Space
          Executed radio manufacturer memoranda of understanding
1998:     Select radio card manufacturer
          Select non-music channel content providers
          Complete significant satellite construction milestones
          Begin terrestrial repeating transmitter build-out
1999:     Complete construction of National Broadcast Studio
          Begin commercial production of radio cards
          Complete satellite launches
          Test markets
          Begin commercial operations

THE CD RADIO SERVICE

     CD Radio will offer motorists (i) a wide choice of finely focused music formats; (ii) nearly seamless signal coverage throughout the continental United States; (iii) commercial-free music programming; and (iv) plug and play convenience.

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     Wide Choice of Programming. Each of CD Radio's 30 music channels will have a distinctive format, such as opera, reggae, classic jazz and children's entertainment, intended to cater to specific subscriber tastes. In most markets, radio broadcasters target their programming to broad audience segments. Even in the largest metropolitan markets the variety of station formats generally is limited, and many of the Company's planned formats are unavailable.

     'Seamless' Signal Coverage. CD Radio will be available throughout the continental United States, enabling listeners almost always to be within its broadcast range. The Company expects its nearly seamless signal will appeal to motorists who frequently travel long distances, including truck drivers and recreational vehicle owners, as well as commuters and others who outdrive the range of their FM signals. In addition, the Company expects its broadcasts will appeal to the 45 million consumers who live in areas that currently receive only a small number of FM stations.

     Commercial-Free Music Programming. The Company will provide commercial-free music programming. The Company's market research indicates that a principal complaint of radio listeners concerning conventional broadcast radio is the frequency of commercials. Because CD Radio, unlike most commercial AM and FM stations, will be a subscription and not an advertiser-supported service, its music channels will not contain commercials.

     Plug and Play Convenience. Consumers will be able to receive CD Radio broadcasts by acquiring a radio card and an easily attachable, silver dollar-sized satellite dish antenna. Listeners will not be required to replace their existing car radios and will be able to use the radio card by plugging it into their radio's cassette or compact disc slot. CD Radio listeners using a radio card will be able to push a button to switch between AM, FM and CD Radio. Radio cards will be portable and will be able to be moved from car to car. Radio card activation will be accomplished directly via satellite by calling the Company's customer service center at 888-CD-RADIO.

     The Company intends to offer 30 channels of commercial-free, all-music programming and 20 additional channels of other formats that do not require compact disc quality audio, such as all-news, all-sports and all-talk programming. Each music channel will have a distinctive format, intended to cater to specific subscriber tastes. The Company expects the initial subscription fee for CD Radio, which will entitle subscribers to receive all CD Radio channels, will be $10 per month.

     The Company intends to recruit program managers from the recording, broadcasting and entertainment industries to manage the development of daily programming for each CD Radio channel. In order to be accessible to these industries, the Company plans to locate its programming operations and the National Broadcast Studio in the New York metropolitan region. Program managers also will coordinate the Company's continuing market research to measure audience satisfaction, refine channel definitions and themes and select program hosts for those channels that have hosts.

     Music programming will be selected from the Company's music library. The Company intends to create an extensive music library which will consist of a deep range of recorded music in each genre broadcast. In addition to updating its music library with new recordings as they are released, the Company will seek to acquire recordings that in certain cases are no longer commercially available.

     The Company believes that CD Radio will provide an opportunity for the recording industry to expose and promote new releases and artists to targeted listener groups nationwide. The Company plans to solicit promotional copies of new recordings, and contemplates showcasing these releases as part of a service to be developed for record companies. The Company intends to work with the recording industry and performing artists to develop innovative programming formats.

     In connection with its music programming, the Company will be required to negotiate and enter into royalty arrangements with performing rights societies, such as ASCAP, BMI and SESAC. These organizations collect royalties and distribute them to songwriters and music publishers. Copyright users negotiate a fee with these organizations based on a percentage of revenues. Broadcasters currently pay a combined total of approximately 3% of their revenues to the performing rights societies. The Company also will be required to negotiate similar arrangements, pursuant to the Digital Recordings Act, with the owners of the sound recordings. The determination of certain royalty arrangements with the owners of sound recordings under the Digital Recordings Act currently are subject to arbitration proceedings. The Company believes that it will be able to negotiate satisfactory royalty arrangements

                                       40



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
with the above organizations and the owners of sound recordings, but there can be no assurance as to the terms of any such royalty arrangements ultimately negotiated or established by arbitration.

     In addition to its music channels, the Company expects to offer 20 channels of news, sports and talk programming. The Company does not intend to produce the programming for these non-music channels. The Company believes, based on its discussions to date, that there is sufficient interest on the part of providers of news, sports and talk programming in CD Radio to permit the Company to offer a variety of non-music programming. News, talk and sports programming obtained from third party sources will include commercial advertising. To date, the Company has not reached any understandings or entered into any agreements with respect to the supply of such programming.

MARKETING STRATEGY

     The Company plans to offer a high quality broadcast service with targeted music formats, nearly seamless signal coverage throughout the continental United States, commercial-free music programming and compact disc quality fidelity. The Company's marketing strategy for CD Radio has three interrelated components: (i) the strategy for creating consumer awareness of CD Radio, (ii) the strategy for generating subscriptions to CD Radio and (iii) the strategy for generating purchases of radio cards and S-band radios and their associated miniature satellite dish antennas.

CREATING CONSUMER AWARENESS

     The Company believes that the introduction of CD Radio will have high news value, which it expects will result in significant national and local publicity prior to and during the initial launch of the service. In addition, the Company plans to engage in extensive marketing, advertising and promotional activities to create consumer awareness of CD Radio. This includes an ongoing major advertising campaign funded principally by the Company, together with expected significant manufacturer and retailer cooperative advertising. A major national umbrella campaign will utilize a full mix of media, including network and cable television, radio, print and billboard.

GENERATING SUBSCRIPTIONS TO CD RADIO

     The Company also intends to focus its initial efforts on a number of demographic groups that it believes represent potential target markets for CD Radio, including commuters, niche music listeners, truck drivers, recreational vehicle owners, consumers in areas with sparse radio coverage and operators of rental car fleets. In addition, the Company intends to aggressively target early adopters of new technologies, who it believes are likely to have a high level of interest in CD Radio.

     Commuters. Of the 110 million commuters, the Company has identified 34 million as highly addressable by virtue of their commute times averaging between one and two hours daily. To reach these commuters, the Company plans to purchase radio advertising spots on stations with frequent traffic reports, purchase outdoor billboard advertising on long commute roads and place inserts in gasoline credit card bills.

     Niche Music Listeners. Niche music categories, such as classical, jazz, rap, gospel, soundtracks, oldies and children's programming, constitute approximately 27% of the market for recorded music sales. To reach niche music listeners, the Company intends to work with the recording industry to include print material about CD Radio inside niche music compact disc packaging, place print advertising in specialty music magazines targeted to niche music listeners and members of fan clubs, conduct direct mailings to specialized music mailing lists of record clubs and sponsor and advertise at certain music events.

     Truck Drivers. According to the U.S. Department of Transportation, there are approximately three million professional truck drivers in the United States, of whom approximately 1.1 million are long-distance haulers. The Company intends to place sampling displays at truck stops and to advertise in publications and on internet sites which cater to truck drivers.

     Recreational Vehicle Owners. There are approximately three million recreational vehicles in the United States. The Company plans to advertise in magazines targeted to recreational vehicle

                                       41



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
enthusiasts, conduct direct mailings targeted to these individuals and place sampling displays at recreational vehicle dealerships.

     Sparse Radio Zones. More than 45 million people aged 12 and over live in areas with such limited radio station coverage that the areas are not monitored by Arbitron. The Company believes that of these people, approximately 22 million people receive five or fewer FM stations, 1.6 million receive only one FM station and at least one million people receive no FM stations. To reach these consumers, the Company plans to utilize local newspaper advertisements during the Company's initial launch period and target direct mailings to music enthusiasts in these areas.

     Rental Car Fleets. The Company intends to conduct a major promotional effort with car rental companies to provide CD Radio in the approximately 1.4 million rental cars in the United States. The Company has begun discussions with car rental companies in this regard.

SALES OF RADIO CARDS AND S-BAND RADIOS

     Consumers will receive CD Radio through radio cards or S-band radios and associated miniature satellite dish antennas. Although the Company does not intend to manufacture or distribute radio cards, S-band radios or miniature satellite dish antennas, their availability will be critical to the Company because they are the only means by which to receive CD Radio. Accordingly, the Company has devised strategies to make radio cards and S-band radios together with their associated miniature satellite dish antennas widely available to consumers.

     Sales of Radio Cards. The Company believes that the availability of radio cards will be critical to the Company's market penetration for a number of years following the introduction of CD Radio. The Company expects that radio cards will be sold at retail outlets and mass merchandisers that sell consumer electronics. The retail price of the radio card together with the miniature satellite dish currently is expected to be approximately $200.

     Sales of S-band Radios. Distribution of S-band radios is an important element in the Company's marketing strategy. In 1996, U.S. consumers spent approximately $3 billion on autosound equipment for aftermarket installation in their vehicles, which the Company believes included approximately 4.6 million new AM/FM radios. The Company believes that this autosound equipment market is comprised largely of young, music oriented early adopters of new technology and that, in the course of purchasing a new car radio, some of these consumers would select one with built-in S-band capability. The Company expects S-band radios to be sold at retail outlets that sell consumer electronics, as well as at autosound specialty dealers. Like existing autosound equipment, S-band radios will require installation by the retailer or a third party.

     The Company's long term objective is to promote the adoption of S-band radios as standard equipment or a factory-installed option in every vehicle sold in the United States. The Company, however, expects sales of radio cards and S-band radios through the consumer electronics retail distribution system to be the primary distribution channel for receivers capable of receiving CD Radio for many years.

SUBSCRIPTION AND BILLING

     The Company intends to contract out customer service and billing functions to a national teleservices company, whose functions will include the handling of orders from subscribers, establishing and maintaining customer accounts, inbound telemarketing, billing and collections.

     Access to the Company's customer service center will be via the Company's toll-free number, 888-CD-RADIO, with all interaction with subscribers being conducted under the CD Radio name. Payment to the Company's selected teleservices company is expected to be based on transaction volumes, and the Company plans to charge subscribers a modest one-time activation fee to cover certain transaction costs. The Company will require payment for CD Radio with a national credit or debit card.

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
THE CD RADIO DELIVERY SYSTEM

     The Company has designed the CD Radio delivery system to transmit an identical signal from two satellites placed in geosynchronous orbit. The two satellite system will permit CD Radio to provide 'seamless' signal coverage throughout the continental United States. This means that listeners will almost always be within the broadcast range of CD Radio, unlike current FM radio broadcasts, which have an average range of only approximately 30 miles. The CD Radio system is designed to provide clear reception in most areas despite variations in terrain, buildings and other obstructions. The system is designed to enable motorists to receive CD Radio in all outdoor locations where the vehicle has an unobstructed line-of-sight with one of the Company's satellites or is within range of one of the Company's terrestrial repeating transmitters.

     The portion of the S-band located between 2320 MHz and 2345 MHz has been allocated by the FCC exclusively for national satellite radio broadcasts, and will augment traditional AM and FM radio bands. This portion of the spectrum was selected because there are virtually no other users of this frequency band in the United States, thus minimizing potential signal interference. In addition, this frequency band is relatively immune to weather related attenuation, which is not the case with higher frequencies.

     The Company expects to use 12.5 MHz of bandwidth in the 7025.0-7075.0 MHz band (or some other suitable frequency) for uplink transmissions from the National Broadcast Studio to the Company's satellites. Downlink transmission from the satellites to subscribers' radio cards or S-band radios will use 12.5 MHz of bandwidth in the 2320-2332.5 MHz frequency band.

     The CD Radio delivery system will consist of three principal components:
(i) the satellites; (ii) the receivers; and (iii) the National Broadcast Studio.

THE SATELLITES

     Satellite Design. The Company's satellites are of the Loral FS-1300 model series. This family of satellites has a total in-orbit operation time of 270 years, and to date more than 62 such satellites have been built or ordered, including 24 that are currently in production. The satellites are designed to have a useful life of approximately 15 years. To ensure the durability of its satellites, the Company has selected components and subsystems that have a demonstrated track record on operational FS-1300 satellites, such as N-STAR, INTELSAT VII and TELSTAR. In addition, a full series of ground tests will be performed on each of the Company's satellites prior to launch in order to detect assembly defects and avoid premature satellite failure.

     The satellites will utilize a three-axis stabilized design. Each satellite will contain an active attitude and position control subsystem; a telemetry, command and ranging subsystem; a thermal control subsystem and an electrical power subsystem. Power will be supplied by silicon solar arrays and, during eclipses, by nickel-hydrogen batteries. Each satellite after deployment will be
27.2 meters long, 8.65 meters wide and 3.8 meters tall.

     Simple Design ('Bent Pipe'). The Company's satellites will incorporate a repeater design which will act essentially as a 'bent pipe,' relaying received signals directly to the ground. The Company's satellites will not contain on-board processors or switches. All of the Company's processing operations will be on the ground where they are accessible for maintenance and continuing technological upgrade without the need to launch replacement satellites.

     Spread Spectrum (Code Division Multiplex). The Company's radio transmission system will utilize Code Division Multiplex ('CDM') and spread spectrum technology which permits a large number of program channels to utilize a single radio frequency band. The system, incorporating CDM and spread spectrum modulation, combined with multiple satellite coverage and terrestrial repeating transmitters, is designed to provide a high capacity, high quality service.

     Signal Diversity. The Company believes that two satellites are the minimum number required to provide nearly seamless signal coverage throughout the continental United States. The Company plans to position its two satellites in complementary orbital locations so as to achieve efficient signal diversity and thereby mitigate service interruptions which can result from signal blockage and fading. The Company currently expects that its two satellites will be placed in a geosynchronous orbit at equatorial crossings of 80[d] W and 110[d] W longitude. Each of the Company's satellites will broadcast the same signal. The Company's transmission design also incorporates the use of a memory reception buffer contained within radio cards and S-band radios, designed to work in conjunction with signal diversity. The Company has been granted patents on its satellite broadcasting system, which incorporates a multi-satellite design and memory reception features.

     As with any wireless broadcast service, the Company expects to experience occasional 'dead zones' where the service from one satellite will be interrupted by nearby tall buildings, elevations in topography, tree clusters, highway overpasses and similar obstructions; however, in most such places the Company expects subscribers will continue to receive a signal from its other satellite. In certain areas with high concentrations of tall buildings, such as urban cores, or in tunnels, however, signals from both satellites will be blocked and reception will be adversely affected. In such urban areas, the Company plans to install terrestrial repeating transmitters to rebroadcast its satellite signals, improving the quality of reception. The FCC has not yet established rules governing such terrestrial repeaters, and the Company cannot predict the outcome of the FCC's current rulemaking on this subject. See 'Business -- Government Regulation.' The Company also will need to obtain the rights to use of roofs of certain structures where the repeaters will be installed. There can be no assurance that the Company can obtain such roof rights on acceptable terms or in appropriate locations for the operation of CD Radio.

     Satellite Construction. The Company has entered into the Loral Satellite Contract, pursuant to which Loral is building three satellites, two of which the Company intends to launch and one of which it intends to keep in reserve as a spare. Loral has agreed to deliver the first satellite to the launch site in Kourou, French Guiana by August 11, 1999, to deliver the second satellite to the launch site five months after the delivery of the first satellite and to deliver the third satellite to a Company designated storage site within eleven months of delivery of the second satellite. Loral has also agreed to endeavor to accelerate delivery of the second satellite to October 1999 and of the third satellite to April 2000. There can be no assurance, however, that Loral will be able to meet such an accelerated schedule. Although the Loral Satellite Contract provides for certain late delivery payments, Loral will not be liable for indirect or consequential damages or lost revenues or profits resulting from late delivery or other defaults. Under the Loral Satellite Contract, the Company has an option to order, at any time prior to March 10, 1999, a fourth satellite identical to the first three on preset price and delivery terms.

     Title and risk of loss for the first and second satellites are to pass to the Company at the time of launch. Title for the third satellite is to pass to the Company at the time of shipment of the satellite to the designated storage site. The satellites are warranted to be in accordance with the performance specifications in the Loral Satellite Contract and free from defects in materials and workmanship at the time of delivery. After delivery, no warranty coverage applies, unless a satellite is not launched, in which case the warranty extends two years from the date of delivery. In the event of any delay in the construction of the satellites that is caused by the Company, the Loral Satellite Contract provides that the terms of the contract will be equitably adjusted.

     Following the launch of each satellite, Loral will conduct in-orbit performance verification. In the event that such testing shows that a satellite is not meeting the satellite performance specifications contained in the Loral Satellite Contract, Loral and the Company have agreed to negotiate an equitable reduction in the final payment to be made by the Company for the affected satellite.

     Launch Services. The Company entered into the Arianespace Launch Contract for two satellite launches with Arianespace on July 22, 1997. The initial launch period for the first launch extends from August 1, 1999 to January 31, 2000. The initial launch period for the second launch extends from October 1, 1999 to March 31, 2000. These initial launch periods will be reduced to three-month periods at least twelve months prior to the start of the respective initial launch periods. One-month launch slots will be selected for each of the launches at least eight months prior to the start of the respective shortened launch periods. Launch dates will be selected for each of the launches at least four months prior to the start of the respective launch periods. The Company is entitled to accelerate the second launch by shipping the satellite to the launch base and preparing the satellite for launch at the next available launch opportunity.

     If the Company's satellites are not available for launch during the prescribed periods, the Company will arrange to launch the satellites on the first launch dates available after the satellites are completed.

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While the Company has been able to reschedule its reserved launch dates with
Arianespace in the past, there can be no assurance that it will be able to do so in the future. If the Company postpones a launch for more than 12 months, or postpones a launch within 12 months of a scheduled launch, postponement fees may be charged under the terms of the Arianespace Launch Contract.


     Satellite launches are subject to significant risks, including satellite destruction or damage during launch or failure to achieve proper orbital placement. Launch failure rates vary depending on the particular launch vehicle and contractor. Arianespace, one of the world's leading commercial satellite launch service companies, has advised the Company that as of November 13, 1997, 87 of 92 Arianespace launches (approximately 94.6%) have been completed successfully since May 1984. See 'Risk Factors -- Dependence upon Satellites,' 'Risk Factors -- Dependence upon Satellite and Launch Contractors' and 'Risk Factors -- Satellite Launch Risks.' However, the Ariane 5, the particular launch vehicle being planned for the launch of the Company's satellites, has had only two launches, one of which was a failure. There is no assurance that Arianespace's launches of the Company's satellites will be successful. If the third qualification flight of the Ariane 5 launch vehicle results in a failure, or if for any reason there have not been at least two successful Ariane 5 launches prior to each of Company's scheduled launches, or if Arianespace postpones one of Company's launches for more than six months due to a delay in the development of the Ariane 5 program, then, under the terms of the Arianespace Launch Contract, the Company has the right to require Arianespace to negotiate in good faith an amendment to the Arianespace Launch Contract to provide for launches using the Ariane 4 launch vehicle, with launch dates on the first available Ariane 4 launch opportunities after the scheduled launch dates, unless the Company agrees to earlier launch dates.


     Assuming use of an Ariane 5 launch vehicle, if a Company satellite is lost or destroyed during launch, or if, due to an anomaly occurring during launch caused by the launch vehicle or a co-passenger satellite, a Company satellite loses more than 50% of its operational capacity, Arianespace has agreed to perform a replacement launch at no cost. If, under the same circumstances, the Company satellite loses more than 20% but not more than 50% of its operational capacity, Arianespace is required to pay Company an amount based on the percent of lost capacity. If the Company purchases launch insurance on the commercial market, these percentages will be amended to match those contained in the insurance policy. If, following launch, a satellite should fail for any reason, including reasons unrelated to the launch, within 27 months after launch, the Company is entitled to purchase at the then applicable price a replacement launch from Arianespace with a one-month launch slot that falls within ten months of the request for the replacement launch.

     The Company will rely upon Arianespace for the timely launch of the satellites. Failure of Arianespace to launch the satellites in a timely manner could materially adversely affect the Company's business. The Arianespace Launch Contract entitles Arianespace to postpone either of Company's launches for a variety of reasons, including technical problems, lack of co-passenger(s) for the Company's launch, the need to conduct a replacement launch for another customer, a launch of a scientific satellite whose mission may be degraded by delay, or a launch of another customer's satellite whose launch was postponed. Although the Arianespace Launch Contract provides liquidated damages for delay, depending on the length of the delay, and entitles the Company to terminate the agreement for delay exceeding 12 months, there can be no assurance that these remedies will adequately mitigate any damage to the Company's business caused by launch delays.

     Under the terms of the Arianespace Launch Contract, the Company and Arianespace each agree to bear any damage to property or bodily injury that it or its associates may sustain caused by a launch or satellite failure. Arianespace is required to take out launch and in-orbit insurance policies to protect itself and the Company against liability for losses that third parties may sustain caused by a launch vehicle or any satellite on the launch vehicle, and to indemnify the Company against any such losses that exceed the limits of the insurance policy.

     Arianespace has assisted the Company in securing financing for the launch service prices through its subsidiary, AEF. The Company and AEF have entered into the AEF Agreements, which govern the provisions of such financing. See 'Description of Certain Indebtedness -- Vendor Financing.'

     Risk Management and Insurance. Two custom-designed, fully dedicated satellites are required to broadcast CD Radio. The Company has selected a launch service supplier that has achieved the most

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
reliable launch record in its class in the industry. Each of the Company's two operational satellites will be launched separately. The Arianespace Launch Contract contains a provision entitling the Company to a replacement launch in the event of a launch failure caused by the Arianespace launch vehicle. In such event, the Company would utilize the spare satellite that will be constructed. Thus, the Company does not intend to insure for this contingency. The Company intends to insure against other contingencies, including a failure during launch caused by factors other than the launch vehicle and/or a failure involving the second satellite in a situation in which the spare satellite has been used to replace the first satellite. If the Company is required to launch the spare satellite due to failure of the launch of one of the operational satellites, its operational timetable would be delayed for approximately six months or more. The launch or in-orbit failure of two satellites would require the Company to arrange for additional satellites to be built and could delay the commencement or continuation of the Company's operations for three years or more. See 'Risk Factors -- Dependence upon Satellites,' 'Risk Factors -- Dependence upon Satellite and Launch Contractors' and 'Risk Factors -- Satellite Launch Risks.'

     Once properly deployed and operational, the historical risk of premature total satellite failure has been less than 1% for U.S. geosynchronous commercial communication satellites. Insurance against in-orbit failure is currently available and typically is purchased after the satellite is tested in orbit and prior to the expiration of launch insurance. In recent years, annual premiums have ranged from 1.3% to 2.5% of coverage. After the Company has launched the satellites and begun to generate revenues, the Company will evaluate the need for business interruption insurance.

     Satellites are designed to minimize the adverse effects of transmission component failure through the incorporation of redundant components which activate automatically or by ground command upon failure. If multiple component failures occur as the satellite ages, and the supply of redundant components is exhausted, the satellite generally will continue to operate, but at reduced capacity. In that event, signal quality may be preserved by reducing the number of channels broadcast until a replacement satellite can be launched. Alternatively, the number of broadcast channels may be preserved by reducing the signal quality until a replacement satellite can be launched.

THE RECEIVERS

     Subscribers to CD Radio will not need to replace their existing AM/FM car radios. Instead, they will be able to receive CD Radio in their vehicles using a radio card that has been designed to plug easily into the cassette or compact disc slot of their existing radio. Customers also will be able to receive CD Radio using an S-band radio. CD Radio reception with either a radio card or an S-band radio will be via a miniature silver dollar-sized satellite dish antenna mounted on a small base housing a wireless transmitter that will relay the CD Radio signal to the vehicle's radio card or S-band radio. Neither the radio cards, S-band radios nor the miniature satellite dish antennas currently are available and the Company is unaware of any manufacturer currently developing such products.

     The Company anticipates that radio cards will be easy to install because they will require no wiring or other assembly and will be installed simply by inserting the card into the radio's cassette or compact disc slot. Upon insertion of the card into the radio, listeners will be able to switch between AM, FM and CD Radio. The radio card can be removed by pushing the radio's 'eject' button. Radio cards are portable and will be able to be moved from car to car, if desired. S-band radios will be capable of receiving AM, FM and S-band radio transmissions. The Company anticipates that S-band radios will be similar to conventional AM/FM radios in size and appearance. Like existing conventional radios, a number of these radios may also incorporate cassette or compact disc players.

     In addition to a radio card or S-band radio, a vehicle must be equipped with a miniature satellite dish antenna in order to receive CD Radio. To satisfy this requirement, the Company has designed a miniature satellite dish antenna. The battery powered satellite dish antenna is approximately the size and shape of a silver dollar, measuring 2 in diameter and 1/8 thick. The base of the satellite dish antenna will have an adhesive backing, so that consumers will be able to easily attach the satellite dish antenna to a car's rear window. Miniature satellite dish antennas will also be sold separately, so that consumers will be able to receive CD Radio in a vehicle that has a satellite dish antenna attached to it

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simply by moving a radio card. The radio card, the S-band radio and the satellite dish antenna all use proprietary technology developed by the Company.

     The Company's miniature satellite dish antenna design is substantially 'non-directional,' meaning it does not need to be pointed directly at a satellite in order to receive CD Radio broadcasts. All that is required is that the satellite dish antenna be positioned upward on an unobstructed line-of-sight with one of the Company's satellites or be within range of a terrestrial repeating transmitter. The satellite dish antenna will be mounted on a small base housing a solar recharging battery and wireless transmitter that will relay the CD Radio signal to a vehicle's radio card or S-band radio. The CD Radio system is designed to permit CD Radio to be received by motorists in all outdoor locations where the vehicle has an unobstructed line-of-sight with one of the Company's satellites. In certain areas with high concentrations of tall buildings, such as urban cores, or in tunnels, signals from both satellites will be blocked and reception will be adversely affected. In such cases, the Company plans to install terrestrial repeating transmitters to broadcast CD Radio.

     A radio card or S-band radio tuned to CD Radio will have a visual display that will indicate the channel and format selected, as well as the title, recording artist and album title of the song being played. In order to reduce fraud, each radio card and S-band radio will contain a security circuit with an electronically encoded identification number. Upon verification of subscriber billing information, the Company will transmit a digital signal to activate the radio's S-band operation. This feature will help the Company to protect against piracy of the CD Radio signal. Through this feature, the Company can directly via satellite discontinue CD Radio and deactivate radio cards or S-band radios of subscribers who are delinquent in paying the monthly subscription fee.

     The Company expects radio cards, S-band radios and miniature satellite dish antennas to be sold through a variety of retail outlets, including consumer electronics, car audio, department and music stores. The Company currently expects that the radio card together with the satellite dish antenna can be sold at a retail price of approximately $200. Radio card or S-band activation will be accomplished directly via satellite by calling the Company's customer service center at 888-CD-RADIO. The Company currently expects to begin offering CD Radio in late 1999 at an initial subscription price of $10 per month.

     The Company believes that, when manufactured in quantity, S-band radios will be incrementally more expensive than today's car radios, while radio cards, which will have no installation costs if the customer has a radio with a cassette or compact disc slot, will be substantially less expensive. The Company expects that the satellite dish antenna will be substantially less expensive than the radio card for consumers wishing to purchase additional dish antennas separately. The Company believes that the availability and pricing of plug and play radio cards will be of prime importance to the Company's market penetration for a number of years.

     Neither the radio cards, S-band radios nor miniature satellite dish antennas currently are available, and the Company is unaware of any manufacturer currently developing such products. The Company has entered into non-binding memoranda of understanding with two major consumer electronics manufacturers, and has commenced discussions with several other such manufacturers, regarding the manufacture of radio cards, S-band radios and miniature satellite dish antennas for retail sale in the United States. The Company currently intends to select one manufacturer to manufacture radio cards, S-band radios and miniature satellite dish antennas for retail sale in the United States on an exclusive basis for the first year of CD Radio broadcasts. There can be no assurance that these discussions will result in a binding commitment on the part of any manufacturer to produce radio cards, S-band radios and miniature satellite dish antennas in a timely manner so as to permit the widespread introduction of CD Radio in accordance with the Company's business plan or that sufficient quantities of these will be available to meet anticipated consumer demand. Failure to have at least one manufacturer develop and widely market radio cards and the associated miniature satellite dish antennas, and to a lesser extent S-band radios, at affordable prices, or to develop and widely market such products upon the launch of CD Radio, would have a material adverse effect on the Company's business. In addition, the IB Order conditions the Company's license on certification by the Company that its final receiver design is interoperable with respect to the final receiver design of the other licensee, which has proposed to use a significantly different transmission technology from that of the Company. The Company believes that it can design an interoperable receiver, but there can be no assurance that this effort will be successful or result in a commercially feasible receiver.

THE NATIONAL BROADCAST STUDIO

     The Company plans to originate its 50 channels of programming from its National Broadcast Studio, to be located in the New York metropolitan region. The National Broadcast Studio will house the Company's music library, facilities for programming origination, programming personnel and program hosts, as well as facilities to uplink programming to the satellites, to activate or deactivate service to subscribers and to perform the tracking, telemetry and control of the orbiting satellites.

     The Company's music library will be located at the National Broadcast Studio. The Company intends to create an extensive music library which will consist of a deep range of recorded music. In addition to updating its music library with new recordings as they are released, the Company will seek to acquire recordings that in certain cases are no longer commercially available.

     Programming will be originated at the National Broadcast Studio and transmitted to the Company's two satellites for broadcast to CD Radio subscribers. The Company expects that its broadcast transmissions will be uplinked to its satellites at frequencies in the 7025.0-7075.0 MHz band. The satellites will receive and convert the signal to the 2320.0-2332.5 MHz band. The satellites then will broadcast the signal to the United States, at a power sufficient to enable its receipt directly by the miniature satellite dish antennas to be used by subscribers.

     Service-related commands also will be relayed from the National Broadcast Studio to the Company's satellites for retransmission to subscribers' radio cards and S-band radios. These service-related commands include those required to (i) initiate and suspend subscriber service, (ii) change the encryption parameters in radio cards and S-band radios to reduce piracy of CD Radio and
(iii) activate radio card and S-band radio displays to show program-related information.

     Tracking, telemetry and control operations for the Company's orbiting satellites also will be performed from the National Broadcast Studio. These activities include controlling the routine station keeping, which involves twice-monthly satellite orbital adjustments and the continuous monitoring of the satellites.

     The Company expects that the National Broadcast Studio, which will include its executive offices, will be approximately 30,000 square feet in size. The Company currently is searching for appropriate space to lease and has commenced development of plans for its facility with a broadcast studio design firm.

DEMONSTRATIONS OF THE CD RADIO SYSTEM

     In support of the Company's application for the FCC License, the Company conducted a demonstration of its proposed radio service from November 1993 through November 1994. The demonstration involved the transmission of S-band signals to a prototype S-band radio and miniature satellite dish antenna installed in a car to simulate certain transmission techniques the Company intends to employ. Because there currently are no commercial satellites in orbit capable of transmitting S-band frequencies to the United States, the Company constructed a terrestrial simulation of its planned system. For this purpose, the Company selected a test range covering several kilometers near Washington, D.C. which included areas shadowed by buildings, trees and overpasses. The Company placed S-band transmitters on the rooftops of a number of tall buildings in such a way as to simulate the signal power and angle of arrival of satellite transmissions to be used for its proposed service. The Company also modified the standard factory installed sound system of an automobile to create a radio receiving AM, FM and S-band, and integrated the Company's satellite dish antenna into the car roof. The demonstrations included the reception of 30 channels of compact disc quality stereo music by the prototype radio while the car was driven throughout the range. Prior to testing with orbiting satellites, miniature satellite dish antennas and radio cards or S-band radios suitable for commercial production, there can be no assurance that the CD Radio system will function as intended. See 'Risk Factors -- Reliance on Unproven Technology.'

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
COMPETITION

     The Company expects to face competition from two principal sources: (i) conventional AM/FM radio broadcasting, including, when available, terrestrial digital radio broadcasting; and (ii) AMRC, the other holder of an FCC License.

     The AM/FM radio broadcasting industry is very competitive. Radio stations compete for listeners and advertising revenues directly with other radio stations within their markets on the basis of a variety of factors, including program content, on-air talent, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market. Many of the Company's radio broadcasting competitors have substantially greater financial, management and technical resources than the Company.

     Unlike the Company, the radio industry has a well established market for its services and generally offers 'free' broadcast reception paid for by commercial advertising rather than by a subscription fee. In addition, certain AM and FM stations, such as National Public Radio, offer programming without commercial interruption. Many radio stations also offer information programming of a local nature, such as local news or traffic reports, which the Company will be unable to offer. CD Radio will compete with conventional radio stations on the basis of its targeted programming formats, nearly seamless signal coverage, freedom from advertising and compact disc quality sound, features which are largely unavailable on conventional broadcast radio.

     The Company believes that cassettes and compact discs generally are used in automobiles as supplements to radio rather than as substitutes, and that these media are used primarily as backup when radio reception is unavailable or unsatisfactory, or when desired programming is unavailable or unsatisfactory. Cassettes and compact discs lack the convenience of radio, as well as the spontaneity and freshness that characterize radio programming. According to a 1996 market study, although almost all vehicles contain either a cassette or compact disc player, 87% of automobile commuters listened to the radio an average of 50 minutes a day while commuting. Accordingly, the Company does not view its service as directly competitive with these media.

     Currently, radio stations broadcast by means of analog signals, as opposed to digital transmission. The Company believes, however, that prior to the commencement of CD Radio, terrestrial broadcasters may be able to place digital audio broadcasts into the bandwidth occupied by current AM and FM stations and simultaneously transmit both analog and digital signals on the AM and FM bands. The limited bandwidth assigned to AM stations will result in lower quality digital signals than can be broadcast by FM stations. As a result, the Company expects that the use of this technology will permit digital AM sound quality to approach monaural FM sound quality and permit digital FM broadcasts to approach compact disc sound quality. In order to receive these digital AM/FM broadcasts, listeners will need to purchase new digital radios which currently are not commercially available. While the development of digital broadcasting would eliminate one of the advantages of CD Radio over FM radio, the Company does not believe it would affect broadcasters' ability to address the other advantages of CD Radio. In addition, the Company views the growth of terrestrial digital broadcasting as a positive force that would be likely to encourage radio replacement and thereby facilitate the introduction of S-band radios.

     Although certain existing satellite operators currently provide music programming to customers at fixed locations, these operators are incapable of providing CD Radio type service to vehicles as a result of some or all of the following reasons: (i) these operators do not broadcast on radio frequencies suitable for reception in a mobile environment; (ii) CD Radio type service requires fully dedicated satellites; (iii) CD Radio type service requires a custom satellite system design and (iv) CD Radio type service requires regulatory approvals, which existing satellite operators do not have.

     AMRC, a subsidiary of AMSC, is the other holder of an FCC License. AMRC, in which WorldSpace, Inc. (a company that plans to provide satellite radio service outside of the United States) has a 20 percent interest, and AMSC, which is owned in part by the Hughes Electronics Corporation subsidiary of General Motors Corporation, have financial, management and technical resources that greatly exceed those of the Company. In addition, the FCC could grant new licenses which would enable further competition to broadcast satellite radio. Finally, there are many portions of the electromagnetic spectrum that are currently licensed for other uses and certain other portions for which licenses have been granted by the FCC without restriction as to use, and there can be no assurance that these portions of the spectrum could not be utilized for satellite radio broadcasting in the future.

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
Although any such licensees would face cost and competition barriers, there can be no assurance that there will not be an increase in the number of competitors in the satellite radio industry. See 'Risk Factors -- Competition.'

TECHNOLOGY AND PATENTS

     The Company has been granted certain U.S. patents (U.S. Patent Nos. 5,278,863; 5,319,673; 5,485,485; 5,592,471) on various features of satellite radio technology. There can be no assurance, however, that any U.S. patent issued to the Company will cover the actual commercialized technology of the Company or will not be circumvented or infringed by others, or that if challenged would be held to be valid. The Company has filed patent applications covering CD Radio system technology in Argentina, Australia, Brazil, Canada, China, France, Germany, India, Italy, Japan, South Korea, Mexico, the Netherlands, Spain, Switzerland and the United Kingdom, and has been granted patents in a number of these countries. There can be no assurance that additional foreign patents will be awarded to the Company or, if any such patents are granted, that the laws of foreign countries where the Company receives patents will protect the Company's proprietary rights to its technology to the same extent as the laws of the United States. Although the Company believes that obtaining patent protection may provide benefits to the Company, the Company does not believe that its business is dependent on obtaining patent protection or successfully defending any such patents that may be obtained against infringement by others.

     Certain of the Company's know-how and technology are not the subject of U.S. patents. To protect its rights, the Company requires certain employees, consultants, advisors and collaborators to enter into confidentiality agreements. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. In addition, the Company's business may be adversely affected by competitors who independently develop competing technologies.

     The Company's proprietary technology was developed by Robert D. Briskman, the Company's co-founder, and was assigned to the Company. The Company believes that Mr. Briskman independently developed the technology covered by the Company's issued patents and that it does not violate the proprietary rights of any person. There can be no assurance, however, that third parties will not bring suit against the Company for patent infringement or for declaratory judgment to have any patents which may be issued to the Company declared invalid.

     If a dispute arises concerning the Company's technology, litigation might be necessary to enforce the Company's patents, to protect the Company's trade secrets or know-how or litigation may occur to determine the scope of the proprietary rights of others. Any such litigation could result in substantial cost to, and diversion of effort by, the Company, and adverse findings in any proceeding could subject the Company to significant liabilities to third parties, require the Company to seek licenses from third parties or otherwise adversely affect the Company's ability to successfully develop and market CD Radio.

GOVERNMENT REGULATION

COMMUNICATIONS LAWS

     As an operator of a privately owned satellite system, the Company is subject to the regulatory authority of the FCC under the Communications Act. The FCC is the government agency with primary authority in the United States over satellite radio communications. The Company is currently subject to regulation by the FCC principally with respect to (i) the licensing of its satellite system; (ii) preventing interference with or to other users of radio frequencies; and (iii) compliance with rules that the FCC has established specifically for United States satellites and rules that the FCC has established for providing satellite radio service.

     On May 18, 1990, the Company proposed that the FCC establish a satellite radio service and applied for an FCC License.

     On March 3, 1997, the FCC adopted rules for the national satellite radio broadcast service (the 'FCC Licensing Rules'). Pursuant to the FCC Licensing Rules, an auction was held among the applicants on April 1 and 2, 1997. The Company was a winning bidder for one of the two FCC Licenses with a bid of $83 million. AMRC was the other winning bidder for an FCC License with a bid of $89 million. After payment of the full amount by the Company, the FCC's International Bureau issued the FCC License to the Company on October 10, 1997. The FCC License is effective immediately; however, for a period of 30 days following the grant of the FCC License, those parties that had filed comments or petitions to deny in connection with the Company's application for an FCC License could petition the International Bureau to reconsider its decision to grant the FCC License to the Company or request review of the decision by the full FCC. An application for review by the full Commission was filed by one of the low-bidding applicants in the auction. This petition requests, among other things, that the Commission adopt restrictions on foreign ownership, which were not applied in the IB Order, and, on the basis of the Company's ownership, overrule the IB Order. Although the Company believes the FCC will uphold the IB Order, the Company cannot predict the ultimate outcome of any proceedings relating to this petition or any other proceedings that may be filed. If this petition is denied, the complaining party may file an appeal with the U.S. Court of Appeals which must find that the decision of the the FCC was not supported by substantial evidence, or was arbitrary, capricious or unlawful in order to overturn the grant of the Company's FCC License.


     Pursuant to the FCC Licensing Rules, the Company is required to meet certain progress milestones. Licensees are required to begin satellite construction within one year of the grant of the FCC License; to launch and begin operating their first satellites within four years; and to begin operating their entire system within six years. The IB Order states that failure to meet those milestones will render the FCC License null and void. On May 6, 1997, the Company notified the FCC that it had begun construction on the first of its satellites. On March 27, 1997, a third party requested reconsideration of the FCC Licensing Rules, seeking, among other things, that the time period allotted for these milestones be shortened. The Company cannot predict the outcome of this petition.

     The term of the FCC License for each satellite is eight years, commencing from the time each satellite is declared operational after having been inserted into orbit. Upon the expiration of the term with respect to each satellite, the Company will be required to apply for a renewal of the relevant FCC License. Although the Company anticipates that, absent significant misconduct on the part of the Company, the FCC Licenses will be renewed in due course to permit operation of the satellites for their useful lives, and that a license would be granted for any replacement satellites, there can be no assurance of such renewal or grant.


     Satellite orbit locations are registered internationally for each country. International regulations at present allocate the S-Band for satellite broadcasting only in the United States and India. Mexico has proposed in a currently on-going World Radiotelecommunications Conference that the S-Band also be allocated for satellite broadcasting in Mexico. The Company cannot predict the outcome of this action. The Company does not anticipate difficulty in obtaining international registration, or renewing or extending such registrations. There can be no assurance, however, that such registrations will be obtained.


     The spectrum allocated for satellite radio is used in Canada and Mexico for terrestrial microwave links, mobile telemetry, and other purposes. The United States government must coordinate the United States' use of this spectrum with the Canadian and Mexican governments before any United States satellite may become operational. The Company has performed analyses which show that its proposed use will not cause undue interference to most Canadian stations and can be coordinated with others by various techniques. The FCC Licensing Rules require that the licensees successfully complete detailed frequency coordination with existing operations in Canada and Mexico, and the IB Order conditions The FCC License on such coordination. There can be no assurance that the licensees will be able to coordinate the use of this spectrum with Canadian or Mexican operators or will be able to do so in a timely manner.
     In order to operate its satellites, the Company also will have to obtain a license from the FCC to operate its uplink facility. Normally, such approval is sought after issuance of the FCC License. Although there can be no assurances that such licenses will be granted, the Company does not expect difficulties in obtaining a feeder link frequency and ground station approval in the ordinary course.
     In the future any assignments or transfers of control of the FCC License must be approved by the FCC. There can be no assurance that the FCC would approve any such transfer or assignment.
     The CD Radio system is designed to permit CD Radio to be received by motorists in all outdoor locations where the vehicle has an unobstructed line-of-sight with one of the Company's satellites. In certain areas with high concentrations of tall buildings, such as urban cores, or in tunnels, signals from both satellites will be blocked and reception will be adversely affected. In such cases, the Company plans to install terrestrial repeating transmitters to broadcast CD Radio. The FCC has not yet established rules governing the application procedure for obtaining authorizations to construct and

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
operate terrestrial repeating transmitters. A rulemaking on the subject was initiated by the FCC on March 3, 1997. The deadline for the public to file comments was June 13, 1997 and the deadline for filing reply comments was June 27, 1997. Several comments were received by the FCC that sought to cause the FCC to consider placing restrictions on the Company's ability to deploy its terrestrial repeating transmitters. However, the Company believes that the FCC will neither prohibit it from deploying such transmitters, nor place unreasonable requirements upon such deployment.

     The Communications Act prohibits the issuance of a license to a foreign government or a representative thereof, and contains limitations on the ownership of common carrier, broadcast and certain other radio licenses by non-U.S. citizens. Pursuant to the FCC Licensing Rules, the Company is regulated as a private carrier. The IB Order determined that, as a private carrier, the Company is not subject to the current provisions of the Communications Act restricting ownership in the Company by non-U.S. private citizens or organizations. The Executive Branch of the U.S. government has expressed interest in changing this policy, which could lead to restrictions of foreign ownership of the Company's shares in the future. The IB Order stated that its finding that the Company is not subject to the foreign ownership restrictions of the Communications Act is subject to being revisited in a future proceeding. The pending application for review of the IB Order brings the question of foreign ownership restrictions before the full FCC. As a private carrier, the Company is free to set its own prices and serve customers according to its own business judgment, without economic regulation.

     The other holder of an FCC License has proposed to use a significantly different transmission technology from that of the Company. The IB Order conditions the Company's license on certification by the Company that its final receiver design is interoperable with respect to the final receiver design of the other licensee. The Company believes that it can design an interoperable receiver, but there can be no assurance that this effort will be successful or result in a commercially feasible receiver.
     The foregoing discussion reflects the application of current communications law, FCC regulations and international agreements to the Company's proposed service in the United States. Changes in law, regulations or international agreements relating to communications policy generally or to matters affecting specifically the services proposed by the Company could adversely affect the Company's ability to retain the FCC License and obtain or retain other approvals required to provide CD Radio or the manner in which the Company's proposed service would be regulated. Further, actions of the FCC are subject to judicial review and there can be no assurance that if challenged, such actions would be upheld.

OTHER REGULATORY MATTERS
     The Company's business operations as currently contemplated may require a variety of permits, licenses and authorizations from governmental authorities other than the FCC, but the Company has not identified any such permit, license or authorization that it believes could not be obtained in the ordinary course of business.

PERSONNEL
     As of October 1, 1997, the Company had eleven employees, of whom three were involved in technology development, three in business development and five in administration. In addition, the Company relies upon a number of consultants and other advisors. By commencement of operations, the Company expects to have approximately 100 employees. The extent and timing of the increase in staffing will depend on the availability of qualified personnel and other developments in the Company's business. None of the Company's employees is represented by a labor union, and the Company believes that its relationship with its employees is good.

PROPERTY
     The Company's executive offices are located at Sixth Floor, 1001 22nd Street, N.W., Washington, D.C. 20037, and are leased pursuant to a lease agreement that will expire on October 31, 1998.

LEGAL PROCEEDINGS
     The Company is not a party to any material litigation.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the directors, executive officers and certain key employees of the Company.


                NAME                    AGE                         POSITION(S) WITH COMPANY
-------------------------------------   ---   ---------------------------------------------------------------------

David Margolese......................   40    Chairman, Chief Executive Officer and Director
Robert D. Briskman...................   65    Executive Vice President, Engineering and Operations and Director
Andrew J. Greenebaum.................   35    Executive Vice President and Chief Financial Officer
Keno V. Thomas.......................   39    Executive Vice President, Marketing
Joseph S. Capobianco.................   48    Executive Vice President, Content
Paul Sharma..........................   49    Executive Director, Space Segment
Brian Stockwell......................   61    Executive Director, Launch Services
Lawrence F. Gilberti(1)(2)...........   47    Director and Secretary
Peter K. Pitsch(1)...................   45    Director
Jack Z. Rubinstein(1)................   48    Director
Ralph V. Whitworth(1)(2).............   41    Director


------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

                            ------------------------

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected by and serve at the discretion of the Board of Directors.

     David Margolese. Mr. Margolese was elected Chief Executive Officer of the Company in November 1992 and Chairman in August 1993 and has served as a director since August 1991. In 1991, Mr. Margolese founded a consortium with AT&T Corp. and Hutchison Telecommunications Ltd., a subsidiary of Hutchison Whampoa Limited, a diversified conglomerate based in Hong Kong, to bid for Israel's national cellular telephone license and served as Chairman of this consortium until June 1993. From 1987 until August 1991, Mr. Margolese was a private investor. In 1982, Mr. Margolese co-founded Cantel Inc., Canada's national cellular telephone company, and served as Vice President, RCC Operations, until 1984. In 1980, Mr. Margolese co-founded Canadian Telecom Inc., a radio paging company, and served as that company's President until its sale in 1987.

     Robert D. Briskman. Mr. Briskman has served as Executive Vice President, Engineering and Operations and as a director of the Company since October 1991 and as President of Satellite CD Radio, Inc., a subsidiary of the Company, since September 1994. In addition, Mr. Briskman served as Chief Executive Officer of the Company from April to November 1992. From March 1991 to June 1992, Mr. Briskman was President of Telecommunications Engineering Consultants, which provided engineering and consulting services to the Company. From March 1986 to March 1991, Mr. Briskman was Senior Vice President, Engineering and Operations at Geostar Corporation, a satellite company, responsible for the development, design, implementation and operation of a nationwide satellite message communication service. Prior to 1986, Mr. Briskman held senior management positions at Communications Satellite Corporation ('COMSAT'), a satellite operator, where he was employed for over 20 years. Prior to joining COMSAT, Mr. Briskman was a communications specialist with IBM and the National Aeronautics and Space Administration. Mr. Briskman holds a bachelor's degree in engineering from Princeton and a master's degree in electrical engineering from the University of Maryland. He has published over 50 technical papers, holds a number of U.S. patents, and is a Fellow of the Institute of Electrical and Electronics Engineers and the American Institute of Aeronautics and Astronautics.

     Andrew J. Greenebaum. Mr. Greenebaum has served as Executive Vice President and Chief Financial Officer of the Company since August 1997. From August 1989 to August 1997, he held a

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
variety of senior management positions with The Walt Disney Company. From March 1996 to August 1997, Mr. Greenebaum was Vice President, Corporate Finance in charge of corporate and project finance. From May 1995 to March 1996, he was Corporate Strategic Planning Director, Corporate Development. From October 1992 to May 1995, he was Director, Corporate Finance and from April 1991 to October 1992, he was Manager, Corporate Finance. From August 1989 to April 1991, he was a Senior Treasury Analyst, Foreign Exchange. From October 1984 to June 1987, Mr. Greenebaum was a financial analyst with L.F. Rothschild & Co., Inc., an investment bank.

     Keno V. Thomas. Mr. Thomas has served as Executive Vice President, Marketing of the Company since April 1997. From July 1995 to April 1997, he was an independent management consultant to the media and entertainment industry. From January 1994 to July 1995, Mr. Thomas was Executive Vice President, Marketing at DMX Inc., a cable radio company. From February 1992 to January 1994, he served as Vice President of Programming at DIRECTV, a satellite television company. From December 1986 to February 1992, he held senior management positions, including Vice President, International at ESPN Enterprises, Inc., a cable television sports network. From May 1982 to December 1986, he held senior management positions, including Vice President, Marketing at Times Mirror Cable, an operator of cable television systems and a subsidiary of the Times Mirror Company.

     Joseph S. Capobianco. Mr. Capobianco has served as Executive Vice President, Content of the Company since April 1997. From 1981 to April 1997, he was an independent consultant providing programming, production, marketing and strategic planning consulting services to media and entertainment companies, including Home Box Office, a cable television service and a subsidiary of Time Warner Entertainment Company, L.P., and the ABC Radio Networks. From May 1990 to February 1995, he served as Vice President of Programming at Music Choice, which operates a 40-channel music service available to subscribers to DIRECTV, and is partially owned by Warner Music Group Inc., Sony Music Entertainment Inc. and EMI.

     Paul Sharma. Mr. Sharma has served as Executive Director, Space Segment of the Company since April 1997. From November 1988 to April 1997, he was an independent consultant providing project management services for numerous major satellite programs worldwide. From 1982 to 1988, he served as Deputy Projects Director for the Direct Broadcast Satellite program at COMSAT, a satellite operator.

     Brian Stockwell. Mr. Stockwell has served as Executive Director, Launch Services of the Company since April 1997. He has provided management consulting services to the space industry since 1992. From June 1981 to January 1992, he served as President of Willis Corroon Inspace, an aerospace insurance company. From January 1979 to May 1981, he was Deputy Head of the Ariane Launch Vehicle Program for the European Space Agency. Prior to that, he was Communications Satellite Systems Manager with the European Space Agency from September 1969.

     Lawrence F. Gilberti. Mr. Gilberti was elected Secretary of the Company in November 1992 and has served as a director since September 1993. Since December 1992, he has been the Secretary and sole director of, and from December 1992 to September 1994 was the President of, Satellite CD Radio, Inc. Mr. Gilberti has been a partner in the law firm of Fischbein Badillo Wagner Harding since August 1994, and has provided legal services to the Company since 1992. From 1987 to August 1994, Mr. Gilberti was an attorney with the law firm of Goodman Phillips & Vineberg.

     Peter K. Pitsch. Mr. Pitsch became a director of the Company in January 1995. Since September 1989, Mr. Pitsch has been the principal of Pitsch Communications, a telecommunications law and economic consulting firm that has rendered legal services to the Company since 1991. From April 1987 to August 1989, he served as Chief of Staff at the Federal Communications Commission. From November 1981 to April 1987, he served as Chief of the Office of Plans and Policy at the Federal Communications Commission. He is an adjunct fellow at the Hudson Institute, Inc.

     Jack Z. Rubinstein. Mr. Rubinstein became a director of the Company in January 1995. Since May 1991, Mr. Rubinstein has been the General Partner of Dica Partners, L.P., a hedge fund based in Hartsdale, New York. From September 1988 to October 1990, Mr. Rubinstein was a consultant to institutional clients at Morgan Stanley & Co. Incorporated, an investment bank. From February 1978 to

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
September 1988, he was an Associate Director at Bear Stearns & Co. Inc., an investment bank, responsible for corporate insider portfolio management.

     Ralph V. Whitworth. Mr. Whitworth became a director of the Company in March 1994. Since April 1996, he has been a managing member at Relational Investors, LLC, a financial management firm. In January 1997, Mr. Whitworth became a partner of Batchelder & Partners, Inc., a financial advisory firm. From August 1988 to December 1996, he was President of Whitworth and Associates, a Washington, D.C.-based consulting firm. Mr. Whitworth was President of United Shareholders Association, a shareholders' association, from its founding in 1986 to 1993. From 1989 to 1992, he served as President of Development of United Thermal Corporation, the owner of the district heating systems for the cities of Baltimore, Philadelphia, Boston and St. Louis.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

     The following table sets forth the compensation for services rendered during the three-year period ending December 31, 1996 for the executive officers of the Company whose 1996 salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                                                                          AWARDS
                                                                       ANNUAL COMPENSATION             ------------
                                                               ------------------------------------     SECURITIES
                                                     FISCAL                            OTHER ANNUAL     UNDERLYING
           NAME AND PRINCIPAL POSITION                YEAR      SALARY       BONUS     COMPENSATION      OPTIONS
--------------------------------------------------   ------    --------     -------    ------------    ------------

David Margolese ..................................     1996    $ 95,833     $ --         $ --             400,000
  Chairman of the Board and Chief Executive            1995     100,000       --           --              --
  Officer                                              1994     122,000(1)    --           26,052(2)      300,000
Robert D. Briskman ...............................     1996     106,249      20,000       190,938          60,000
  Executive Vice President, Engineering and            1995     100,000       --            1,340          --
  Operations                                           1994     122,000       --           --             192,500

------------

(1) In October 1994, Mr. Margolese waived his base salary payable for the three-month period ended December 31, 1994.

(2) The Company reimbursed Mr. Margolese for the following expenses incurred in establishing residency in the United States: $18,521 for tax advice, $2,311 for moving expenses and $5,220 for real estate commissions.

DIRECTORS

     Commencing in 1994, directors of the Company who are not full-time employees of the Company were entitled to receive a director's fee of $20,000 per year for serving on the Company's Board of Directors. In June 1994, all directors entitled to receive directors' fees agreed to forgo any payments for their services as directors of the Company. Pursuant to the Company's 1994 Directors' Nonqualified Stock Option Plan (the 'Directors' Plan'), each director who is not a full-time employee of the Company is entitled to an option to purchase 15,000 shares of Common Stock upon becoming a director (or upon the effective date of the plan in the case of non-employee directors who become directors prior to the effective date) and to an automatic annual grant of an option to purchase 10,000 shares of Common Stock. The exercise price for annual grants is fair market value of the Company's Common Stock on the date of grant. Prior to the implementation of the Directors' Plan, the Company from time to time granted options to certain non-employee directors. See ' -- Employee and Director Stock Options.' The Company reimburses each director for reasonable expenses incurred in attending meetings of the Board of Directors.

     The Company has retained Pitsch Communications to provide legal services to the Company for a monthly retainer of $5,000. The retainer may be terminated by either party at any time. The principal of

Pitsch Communications, Peter K. Pitsch, is a director of the Company. The monthly retainer was terminated in May 1997.

     The Company has retained Jack Z. Rubinstein to provide consulting services to the Company for a monthly retainer of $5,000. The retainer may be terminated by either party at any time. Jack Z. Rubinstein is a director of the Company.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with its executive officers.

     Effective January 1, 1994, the Company entered into an employment agreement to employ David Margolese as Chairman and Chief Executive Officer of the Company for a term of five years. The agreement provided for an annual base salary of $300,000, subject to increase from time to time by the Board of Directors. An amendment to this agreement, dated as of June 8, 1994, provided for an annual base salary of $100,000, effective June 8, 1994. Subsequently, Mr. Margolese waived his base salary payable for the three-month period ended December 31, 1994. In January 1997, the Board of Directors increased Mr. Margolese's annual base salary to $150,000. In July 1997, the Board of Directors increased Mr. Margolese's annual base salary to $400,000. Under his original employment agreement and pursuant to the Company's 1994 Stock Option Plan, the Company granted to Mr. Margolese an option to purchase 300,000 shares of Common Stock at $5.00 per share, which option is fully vested and exercisable. If Mr. Margolese is terminated without Cause, as defined in the agreement, or if Mr. Margolese resigns for 'Good Reason,' as defined in the agreement, the Company is obligated to pay to Mr. Margolese the sum of $800,000. In January 1994, Mr. Margolese was paid $162,000 for deferred salary earned in 1993 and $216,000 in recognition of his service without pay in 1992. The employment agreement restricts Mr. Margolese from engaging in any business involving the transmission of radio entertainment programming in North America for a period of two years after the termination of his employment.

     Effective January 1, 1994, the Company entered into an agreement to employ Robert D. Briskman as the Vice President and Chief Technical Officer of the Company. The agreement provided for an annual base salary of $150,000. An amendment to this agreement, dated as of June 8, 1994, provided for an annual base salary of $100,000, effective June 8, 1994. In October 1996, the Board of Directors increased Mr. Briskman's annual base salary to $150,000 and in January 1997, extended the term of the agreement until January 1, 1998. In addition, under his original employment agreement and pursuant to the Company's 1994 Stock Option Plan, the Company granted to Mr. Briskman an option to purchase 80,000 shares of Common Stock at $1.00 per share, which option is fully vested and exercisable. In May 1997, the Board of Directors named Mr. Briskman the Company's Executive Vice President, Engineering and Operations and extended the term of the agreement until December 31, 2000. The Board of Directors also increased Mr. Briskman's annual base salary to $235,000, effective May 1, 1997, with an additional increase to $260,000, effective January 1, 1998. The original employment agreement also provides for the grant to Mr. Briskman of options to purchase 112,500 shares of Common Stock at $1.00 per share upon completion of certain milestones prior to December 31, 1994. Such options were granted to Mr. Briskman on December 23, 1994 and are fully vested and exercisable. In January 1996, Mr. Briskman exercised options to purchase 80,000 shares of the Company's Common Stock. On July 9, 1997, the Board of Directors granted Mr. Briskman further options to purchase up to 57,500 shares of Common Stock at a price per share of $14.50. The options will vest and become exercisable in two stages contingent upon Mr. Briskman's continued employment with the Company and the replenishment of the 1994 Stock Option Plan by the Company. If Mr. Briskman's employment is terminated for any reason other than cause, as defined in the agreement, the Company is obligated to pay to Mr. Briskman a sum equal to 50% of his then annual salary and, at Mr. Briskman's option, to repurchase all of the shares of Common Stock then owned by him at a price of $1.25 per share. The Company also has entered into a proprietary information and non-competition agreement with Mr. Briskman. Under this agreement, Mr. Briskman may not (i) disclose any proprietary information of the Company during or after his employment with the Company or (ii) engage in any business directly competitive with any business of the Company in North America for a period of one year after termination of his employment.

     Effective August 25, 1997, the Company entered into an employment agreement with Andrew J. Greenebaum which provides for his employment as Executive Vice President and Chief Financial Officer of the Company. The agreement has a term of three years. Pursuant to the agreement with Mr. Greenebaum, the Company will pay Mr. Greenebaum an annualized base salary of $250,000 per year for the period of his employment with the Company through December 31, 1997 and thereafter an annualized base salary of $275,000, subject to any increases approved by the Board of Directors. Upon the commencement of his employment with the Company, the Company paid Mr. Greenebaum an additional sum of $90,000. The Company has also granted Mr. Greenebaum options to purchase up to 175,000 shares of Common Stock at a price per share of $15.125; however, the options relating to 10,500 of such shares are subject to replenishment of the Plan by the Company. The options will vest and be exercisable in three stages contingent upon the continued employment of Mr. Greenebaum with the Company at predetermined dates. The dismissal of Mr. Greenebaum other than for 'cause' (as defined in the agreement) subsequent to the passing of certain milestones, however, will cause the options otherwise exercisable only at the end of that stage to vest immediately notwithstanding the dismissal. If Mr. Greenebaum's employment is terminated for any reason other than by the Company for 'cause,' (as defined in the agreement) or by Mr. Greenebaum voluntarily, Mr. Greenebaum will be entitled to receive, in addition to any other sums then due to him, an amount equal to his annualized base salary then in effect. The Company and Mr. Greenebaum also have entered into a proprietary information and non-competition agreement. Under this agreement, Mr. Greenebaum may not (i) during his employment with the Company and for three years thereafter disclose any proprietary information of the Company or (ii) during his employment with the Company and for one year thereafter engage in any business involving any satellite radio broadcast service or any subscription-based digital audio radio service delivered to cars or other mobile vehicles in North America.

     The Company has entered into employment and non-competition agreements to employ Joseph S. Capobianco as Executive Vice President, Content, and Keno V. Thomas as Executive Vice President, Marketing, both for terms of three years. The agreement with Mr. Capobianco, effective April 16, 1997, provided for an annual base salary of $200,000, subject to increase from time to time by the Board of Directors. The agreement with Mr. Thomas, effective April 28, 1997, provided for an annualized base salary of $225,000 through December 31, 1997, increasing to an annualized base salary of $250,000 thereafter through the term of the agreement, subject to increase from time to time by the Board of Directors. The Company has granted each of Mr. Capobianco and Mr. Thomas an option to purchase 50,000 shares of Common Stock at $13 and $12.875 per share, respectively, each such option to vest pursuant to the schedule set forth in the applicable option agreement. On July 9, 1997, the Company granted each of Messrs. Capobianco and Thomas further options to purchase up to 25,000 shares of Common Stock at a price per share of $14.50. These options will vest and become exercisable in two stages contingent upon Messrs. Capobianco's and Thomas' respective continued employment with the Company and the replenishment of the number of shares of Common Stock in the 1994 Stock Option Plan by the Company. If either Mr. Capobianco or Mr. Thomas is terminated except by the Company for 'Cause,' as defined in the agreement, or by the applicable executive voluntarily, the Company will be obligated to pay to Mr. Capobianco an amount equal to one-third of his then annual salary if the termination is on or prior to October 16, 1997 and one-half of his then annual salary thereafter, and to pay to Mr. Thomas an amount equal to one-half of his then annual salary. The Company also has entered into a proprietary information and non-competition agreement with each of Mr. Capobianco and Mr. Thomas. Under these agreements each of Mr. Capobianco and Mr. Thomas may not (i) disclose any proprietary information of the Company during his employment with the Company and for three years thereafter or (ii) during their respective employment and for one year thereafter, engage in any business involving any satellite radio broadcast service or any subscription-based digital audio radio service delivered to cars or other mobile vehicles in North America.

EMPLOYEE AND DIRECTOR STOCK OPTIONS AND STOCK GRANTS

     In February 1994, the Company adopted its 1994 Stock Option Plan (the '1994 Plan') and its Director's Plan. The Director's Plan was amended by the Board of Directors in December 1994 and January 1995 and approved at the annual meeting of stockholders on June 27, 1995 to extend the exercise period of the option after termination for reason other than death or disability and to increase the initial option grants and annual option grants to non-employee directors.

     The 1994 Plan, as amended, provides for options to purchase Common Stock and is administered by the Plan Administrator, which may be either the Company's Board of Directors or a committee designated by the Board of Directors. In accordance with the 1994 Plan, the Plan Administrator determines the employees to whom options are granted, the number of shares subject to each option, the exercise price and the vesting schedule of each option. Options generally vest over a four-year period, but may vest over a different period at the discretion of the Plan Administrator. Under the 1994 Plan, outstanding options vest, unless they are assumed by an acquiring entity, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company. Options granted under the 1994 Plan are exercisable for a period of ten years from the date of grant, except that incentive stock options granted to persons who own more than 10% of the Common Stock terminate after five years. Unless otherwise provided at the time of grant, vested options terminate 90 days after the optionee's termination of employment with the Company for any reason other than death or disability, and one year after termination upon death or disability. Unless otherwise determined by the Plan Administrator, the exercise price of options granted under the 1994 Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant. Upon exercise, the aggregate exercise price may be paid to the Company
(i) in cash, (ii) upon approval of the Plan Administrator, by delivering to the Company shares of Common Stock previously held by such Optionee, or (iii) by complying with any other payment mechanism approved by the Plan Administrator from time to time.

     The Directors' Plan provides that current non-employee directors of the Company and persons who become non-employee directors of the Company shall be granted options to purchase 15,000 shares of Common Stock upon becoming directors (or upon the effective date of the Director's Plan in the case of non-employee directors who became directors prior to the effective date), and thereafter shall annually be granted options to purchase 10,000 shares of Common Stock on the first business day following the Company's annual meeting. The exercise price for annual grants is the fair market value of the Company's Common Stock on the date of grant. Options granted under the Directors' Plan vest immediately upon grant and are exercisable for a period of ten years from the date of grant. Options terminate 18 months after a director's termination as a director of the Company for any reason other than death or disability, and one year after termination upon death or disability. Upon exercise, the exercise price may be paid (i) in cash, (ii) in shares of Common Stock, or (iii) by the Company withholding that number of shares of Common Stock with a fair market value on the date of exercise equal to the aggregate exercise price of the option.

     In June 1995, the Company adopted its 1995 Stock Compensation Plan (the 'Stock Compensation Plan'). Pursuant to the terms of the Stock Compensation Plan, all employees of the Company or a Related Company (as defined in the Stock Compensation Plan) are eligible to receive awards under the Stock Compensation Plan. Bonuses granted pursuant to the Stock Compensation Plan are made by a plan administrator. The plan administrator, in its absolute discretion, determines the employees to whom, and the time or times at which, Common Stock awards are granted, the number of shares within each award and all other terms and conditions of the awards. The terms, conditions and restrictions applicable to the awards made under the Stock Compensation Plan need not be the same for all recipients, nor for all awards. The plan administrator may grant to any officer of the Company the authority to make awards or otherwise administer the Stock Compensation Plan solely with respect to persons who are not subject to the reporting and liability provisions of Section 16 of the Exchange Act.

     In September 1996, the Stock Compensation Plan was amended to allow the plan to be administered by the entire Board of Directors, and if so authorized by the Board of Directors, a committee of at least two non-employee directors. Prior to this amendment, the plan permitted the administration only by a committee of the Board of Directors. The purpose of the amendment was to comply more readily with the new rules under Section 16 of the Securities Act, which changed the eligibility requirements for these committees. The new rules under
Section 16 allow either the entire Board of Directors or a committee composed of two or more 'non-employee' directors to act as Plan

Administrator. Amending the Stock Compensation Plan provided more flexibility for the Company in the administration of the Stock Compensation Plan.

     Awards under the Stock Compensation Plan may not exceed 175,000 shares of Common Stock in the aggregate, subject to certain adjustments. Shares awarded may be from authorized but unissued shares or from Company treasury shares of Common Stock. All shares of Common Stock received by employees pursuant to bonuses under the Stock Compensation Plan (except for shares received by executive officers or other persons who are subject to the reporting and liability provisions of Section 16 of the Exchange Act) are freely transferable. Nevertheless, the shares of Common Stock granted to recipients may be subject to such terms and conditions as the Committee, in its sole discretion, deems appropriate. During 1996, 67,500 shares of the Company's Common Stock were issued pursuant to this Compensation Plan.

     As of December 31, 1996, 162,500 shares of Common Stock have been issued under the Stock Compensation Plan, and 12,500 shares of Common Stock remain available for issuance thereunder.

     An aggregate of 1,600,000 shares of Common Stock were available for issuance pursuant to the 1994 Plan and the Directors' Plan. As of July 31, 1997, options to purchase all of the 1,600,000 shares of Common Stock had been granted pursuant to the 1994 Plan and the Directors' Plan and a further 133,000 options have been issued subject to the replenishment of these Plans by the Company prior to any of such options vesting.

STOCK OPTION INFORMATION

     In April 1996, the Company granted to David Margolese pursuant to the 1994 Plan a stock option to purchase 400,000 shares of Common Stock which are now exercisable following the grant of the FCC License. In April 1996, the Company also granted to Robert Briskman pursuant to the 1994 Plan a stock option to purchase 60,000 shares of Common Stock, 30,000 shares of which are exercisable upon the FCC's grant of a license to the Company and the remaining 30,000 shares of which are exercisable on September 18, 1997 if, as of such date, the FCC had granted the FCC License and Mr. Briskman was still employed by the Company. In recognition of Mr. Briskman's services to the Company and in view of the unexpected delay by the FCC in awarding the Company's FCC License, on October 15, 1997, the Compensation Committee of the Board of Directors granted Mr. Briskman options to purchase 30,000 shares of Common Stock at a price of $8.5625 per share under the 1994 Plan. Such options are exercisable immediately.

     The following table sets forth certain information for the fiscal year ended December 31, 1996, with respect to options granted to the individuals named in the Summary Compensation table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                                       ----------------------------------------                VALUE AT ASSUMED ANNUAL
                                                      PERCENT OF                                RATES OF STOCK PRICE
                                                         TOTAL        EXERCISE                      APPRECIATION
                                       NUMBER OF    OPTIONS GRANTED    OR BASE                     FOR STOCK TERM
                                        OPTIONS     TO EMPLOYEES IN   PRICE PER   EXPIRATION   -----------------------
                 NAME                   GRANTED       FISCAL YEAR       SHARE        DATE          5%          10%
-------------------------------------- ----------   ---------------   ---------   ----------   ----------   ----------

David Margolese.......................   400,000          87%          $8.5625     4/24/06     $2,398,624   $5,848,148
Robert Briskman.......................    60,000          13%          $8.5625     4/24/06     $  359,794   $  877,222

     The following table sets forth certain information with respect to the number of shares covered by both exercisable and unexercisable stock options held by the individuals named in the Summary Compensation table above as of the fiscal year ended December 31, 1996. Also reported are values for 'in-the-money' stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Common Stock as of December 31, 1996 ($4.125 per share).

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                        VALUE OF
                                                                                     NUMBER OF         UNEXERCISED
                                                                                    UNEXERCISED       IN-THE-MONEY
                                                                                     OPTIONS AT     OPTIONS AT FISCAL
                                                           SHARES                 FISCAL YEAR END       YEAR END
                                                         ACQUIRED ON    VALUE       EXERCISABLE/      EXERCISABLE/
                         NAME                             EXERCISE     REALIZED    UNEXERCISABLE      UNEXERCISABLE
-------------------------------------------------------  -----------   --------   ----------------  -----------------

David Margolese........................................          0     $      0   300,000/400,000         $0/$0
Robert Briskman........................................     80,000     $202,500    132,500/60,000      $414,063/$0

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

     As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Amended and Restated By-Laws provide that the Company shall indemnify all directors and officers and may indemnify employees and certain other persons to the full extent and in the manner permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability which may be asserted against him or her and the Company currently maintains such insurance.

                             PRINCIPAL STOCKHOLDERS

     The following tables set forth certain information regarding beneficial ownership of the Company's Common Stock and 5% Preferred Stock, as of September 30, 1997, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock or 5% Preferred Stock,
(ii) in relation to the Common Stock, each director of the Company, (iii) in relation to the Common Stock, each executive officer of the Company and (iv) in relation to each of the Common Stock and the 5% Preferred Stock, all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock and 5% Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. The table of beneficial ownership of Common Stock also sets forth information concerning the number of shares of Common Stock issuable upon conversion of shares of the Company's 5% Preferred Stock to holders of the 5% Preferred Stock.

                       BENEFICIAL OWNERS OF COMMON STOCK


                                                                           NUMBER OF SHARES       PERCENT OF TOTAL
                          NAME AND ADDRESS OF                              OF COMMON STOCK         OF COMMON STOCK
                  BENEFICIAL OWNER OF COMMON STOCK(1)                     BENEFICIALLY OWNED    BENEFICIALLY OWNED(2)
-----------------------------------------------------------------------   ------------------    ---------------------
Directors, Executive Officers and 5% Stockholders
Darlene Friedland (3) .................................................        2,834,500                22.5%
  110 Wolseley Road
  Point Piper 2027
  Sydney, Australia
Loral Space & Communications Ltd. (4) .................................        1,905,488                 15.2
  600 Third Avenue
  New York, New York 10017
David Margolese(5) ....................................................        1,900,000                 15.1
  c/o CD Radio Inc.
  Sixth Floor
  1001 22nd Street, N.W.
  Washington, D.C. 20037
Robertson, Stephens & Co., et al.(6) ..................................        1,467,500                 11.7
  555 California Street, Suite 2600
  San Francisco, CA 94104
Robert D. Briskman(7)..................................................          132,500                  1.1
Jack Z. Rubinstein(8)..................................................          227,000                  1.8
Peter K. Pitsch(9).....................................................           70,000              *
Lawrence F. Gilberti(10)...............................................           35,000              *
Ralph V. Whitworth(11).................................................           35,000              *
Joseph Capobianco(12)..................................................                0              *
Keno V. Thomas(13).....................................................                0              *
Andrew J. Greenebaum(14)...............................................           59,000              *
  All Executive Officers and Directors
  as a Group (9 persons)(l5)...........................................        2,458,500                 19.5
Holders of 5% Delayed Convertible Preferred Stock(16)
Everest Capital International, Ltd.(17) ...............................        2,194,368                 14.9
  c/o Morgan Stanley & Co. Incorporated
  One Pierpont Plaza, 10th Floor
  Brooklyn, NY 11201
Continental Casualty Company(18) ......................................        2,150,881                 14.6
  c/o Chase Manhattan Bank
  4 New York Plaza
  New York, NY 10004-2477
Mackay-Shields Financial Corporation(19) ..............................        1,309,012                  9.5
  9 West 57th Street
  New York, NY 10019


                                                  (table continued on next page)

(table continued from previous page)

                                                                           NUMBER OF SHARES       PERCENT OF TOTAL
                          NAME AND ADDRESS OF                              OF COMMON STOCK         OF COMMON STOCK
                  BENEFICIAL OWNER OF COMMON STOCK(1)                     BENEFICIALLY OWNED    BENEFICIALLY OWNED(2)
-----------------------------------------------------------------------   ------------------    ---------------------
Jess M. Ravich (20) ...................................................          913,244                  6.8
  c/o Libra Investments, Inc.
  11766 Wilshire Boulevard
  Suite 870
  Los Angeles, CA 90025
Grace Brothers, Ltd.(21) ..............................................          869,399                  6.5
  Bradford Whitmore
  1560 Sherman Avenue, Suite 900
  Evanston, IL 60201
Everest Capital Fund, L.P.(22) ........................................          824,020                  6.2
  c/o Morgan Stanley & Co. Incorporated
  One Pierpont Plaza, 10th Floor
  Brooklyn, NY 11201

------------

* Less than 1%

(1) This table is based upon information supplied by directors, officers and principal stockholders. Percentage of ownership is based on 12,577,884 shares of Common Stock outstanding on September 30, 1997. Unless otherwise indicated, the address of the beneficial owner is the Company.

(2) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 30, 1997 upon the exercise of options, and each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from September 30, 1997 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Darlene Friedland is the spouse of Robert Friedland. Robert Friedland was a director of the Company from June 1993 until October 1993. From May 1992, Mr. Friedland and Ivanhoe Capital Corporation, a venture capital firm he controls, collectively were the Company's largest shareholder until their shares were transferred to Darlene Friedland in October 1993.

(4) Subject to demand registration rights after the Company's two satellites are launched and operational.

(5) Includes 300,000 shares issuable pursuant to stock options that are exercisable within 60 days. Does not include 400,000 shares issuable pursuant to stock options that are not exercisable within 60 days. Pursuant to a voting trust agreement entered into by Darlene Friedland, as grantor, David Margolese, as trustee, and the Company, Mr. Margolese will have the power to vote in his discretion all shares of Common Stock owned or hereafter acquired by Darlene Friedland and certain of her affiliates (currently 2,734,500 shares) for a period of five years commencing on the first to occur of the closing dates of the Stock Offerings or Units Offering (both as defined below) or the consummation of the Exchange Offer.

(6) Shares are owned by a group including the following: The Robertson Stephens Orphan Fund (which has shared voting and shared dispositive power over 1,069,200 shares), The Robertson Stephens Orphan Offshore Fund (with shared voting and shared dispositive power over 226,800 shares), The Robertson Stephens Global Low-Priced Stock Fund (with shared voting and shared dispositive power over 70,000 shares), The Robertson Stephens & Company Investment Management L.P. (with shared voting and shared dispositive power over 1,366,000 shares), Bayview Investors, LTD (with shared voting and shared dispositive power over 1,069,200 shares), Robertson, Stephens & Company, Incorporated ('RS&Co.') (with shared voting and shared dispositive power over 1,366,000 shares), and RS&Co.'s five shareholders, namely Paul H. Stephens (with sole voting and sole dispositive power over 96,880 shares, and shared voting and shared dispositive power over 1,366,000 shares), Sanford R. Robertson (with sole voting and sole dispositive power over 11,620 shares, and shared voting and shared dispositive power over 1,366,000 shares), Michael G. McCaffery, G. Randy Hecht and Kenneth R. Fitzsimmons (the three of whom have shared voting and shared dispositive power over 1,366,000 shares). Messrs. Stephens, Robertson, McCaffery, Hecht and Fitzsimmons disclaim any beneficial ownership with respect to shares of the Company that RS&Co. may be deemed to beneficially own. The source of the information in this footnote is the Schedule 13D dated August 13, 1997 filed by Robertson, Stephens & Company LLC, et al.

(7) Includes 132,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 117,500 shares issuable pursuant to stock options that are not exercisable within 60 days of such date.

(8) Includes 195,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days and 7,700 shares of Common Stock held in trust for his daughters. Excludes 20,000 shares held by DICA Partners, L.P. of which Mr. Rubinstein is the General Partner.

(9) Includes 60,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(10) Represents 35,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(11) Represents 35,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(12) Does not include 75,000 shares issuable pursuant to stock options that are not exercisable within 60 days.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(13) Does not include 75,000 shares issuable pursuant to stock options that are not exercisable within 60 days.

(14) Represents 59,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 116,000 shares of Common Stock issuable pursuant to stock options not exercisable within 60 days.

(15) Includes 732,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 857,500 shares issuable pursuant to options that are not exercisable within 60 days.

(16) Estimated solely for the purposes of this table. Such beneficial ownership represents an estimate of the number of shares of Common Stock issuable upon the conversion of shares of 5% Preferred Stock beneficially owned by such person, assuming a conversion date of September 30, 1997 and that all dividends on shares of the 5% Preferred Stock are paid, in lieu of cash, in additional shares of 5% Preferred Stock. The number of shares of Common Stock issuable upon conversion of the shares of the 5% Preferred Stock would equal the liquidation preference of the shares being converted plus any cash payments divided by the then-effective conversion price applicable to the Common Stock (the 'Conversion Price'). The Conversion Price, as of any date up to and including November 15, 1997, is determined in accordance with a formula based on market prices of the Common Stock or actual prices at which the converting holder sold the Common Stock, in either case multiplied by an amount equal to 1 minus an applicable percentage. The actual number of shares of Common Stock upon conversion is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, application of the conversion provisions based on market prices prevailing at the actual date of conversion and whether dividends on shares of 5% Preferred Stock are paid in cash or added to the liquidation preference. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to when holders will elect to convert shares of the 5% Preferred Stock into shares of Common Stock. See 'Description of Capital Stock -- 5% Delayed Convertible Preferred Stock.'

(17) Includes 1,137,155 shares of 5% Preferred Stock. The following limitations (the 'Standstill Agreement') apply to Everest Capital International, Ltd. and Everest Capital Fund, L.P. (the 'Everest Funds') and their affiliates, and to certain transferees. Until the date one year after the execution of a certain Commitment Term Sheet between such Everest Funds and the Company, the Everest Funds and their affiliates (i) shall not acquire Common Stock, including by means of conversion of their 5% Preferred Stock or exercise any other right, if, upon such acquisition or exercise, the Everest Funds and their affiliates will have or share, directly or indirectly, voting or investment power over ten percent or more of the Common Stock (for purposes of this clause (i), a right to acquire upon exercise or conversion will not be deemed to confer voting or investment power over the underlying security in the absence of an exercise or conversion), and (ii) shall not sell or otherwise dispose of warrants or 5% Preferred Stock to any purchaser, if, following such sale or disposition, the purchaser and its affiliates would be beneficial owners of ten percent or more of the Common Stock, except for a sale or disposition of warrants or 5% Preferred Stock to a purchaser who, for itself and its affiliates, agrees to be bound by the limitations set forth in the Standstill Agreement.

(18) Includes 1,114,630 shares of 5% Preferred Stock held on its own behalf and on behalf of its Designated A/C High Yield Fund.

(19) Includes 678,350 shares of 5% Preferred Stock held by the Mainstay Funds, on behalf of its High Yield Corporate Bond Fund Series, for which Mackay-Shields Financial Corporation acts as financial advisor. Such Funds and such advisor share investment and voting power with respect to such shares. The Fund has agreed that it will not, following any conversion of its shares, be the beneficial owner of more than 9.99% of the outstanding Common Stock unless it chooses to waive this restriction upon 61 days prior notice to the Company.

(20) Represents 64,757 shares of 5% Preferred Stock beneficially owned by Mr. Ravich, 146,800 shares of 5% Preferred Stock that are issuable pursuant to warrants to be issued to Libra Investments, Inc. ('Libra') and 261,700 shares of 5% Preferred Stock that are issuable pursuant to warrants to be issued to The Ravich Revocable Trust of 1989 (the 'Ravich Trust'). Jess M. Ravich is the Chairman, Chief Executive Officer and the controlling shareholder of Libra and a trustee of the Ravich Trust. Mr. Ravich disclaims beneficial ownership in the shares issuable to Libra except to the extent of his ownership interest in Libra. Libra and the Ravich Trust have agreed that they will not, following any conversion of their shares of 5% Preferred Stock, be the beneficial owner of more than 4.99% of the outstanding Common Stock unless they choose to waive this restriction upon 61 days prior notice to the Company. Amount does not include warrants to purchase 60,000 shares of Common Stock to be issued to the Ravich Trust at a purchase price of $50.00 per share. The warrants are exercisable from June 15, 1998 through and including June 15, 2005.

(21) Includes 450,536 shares of 5% Preferred Stock. Grace Brothers, Ltd. has agreed that it will not, following any conversion of its shares, be the beneficial owner of more than 9.99% of the outstanding Common Stock unless it chooses to waive this restriction upon 61 days prior notice to the Company.

(22) Includes 427,020 shares of 5% Preferred. Does not include shares of Common Stock issuable pursuant to warrants to be issued to Everest Capital Fund, L.P. or an affiliate thereof to purchase 1,740,000 shares of Common Stock at a purchase price of $50.00 per share. The warrants are exercisable from June 15, 1998 through and including June 15, 2005. See footnote (17) above for further commentary.

                    BENEFICIAL OWNERS OF 5% PREFERRED STOCK

                                                                  NUMBER OF SHARES             PERCENT OF TOTAL
                    NAME AND ADDRESS OF                        OF 5% PREFERRED STOCK         OF 5% PREFERRED STOCK
         BENEFICIAL OWNER OF 5% PREFERRED STOCK(1)               BENEFICIALLY OWNED          BENEFICIALLY OWNED(2)
-----------------------------------------------------------   ------------------------    ---------------------------

Directors, Executive Officers and 5% Stockholders
Everest Capital International, Ltd. .......................           1,137,155                      21.8%
  c/o Morgan Stanley & Co. Incorporated
  One Pierpont Plaza, 10th Floor
  Brooklyn, NY 11201
Continental Casualty Company ..............................           1,114,630                       21.3
  c/o Chase Manhattan Bank
  4 New York Plaza
  New York, NY 10004-2477
Mackay-Shields Financial Corporation ......................             678,350                       13.0
  9 West 57th Street
  New York, NY 10019
Jess M. Ravich ............................................             473,257                        9.1
  c/o Libra Investments, Inc.
  11766 Wilshire Boulevard
  Suite 870
  Los Angeles, CA 90025
Grace Brothers, Ltd .......................................             450,536                        8.6
  Bradford Whitmore
  1560 Sherman Avenue, Suite 900
  Evanston, IL 60201
Everest Capital Fund, L.P. ................................             427,020                        8.2
  c/o Morgan Stanley & Co. Incorporated
  One Pierpont Plaza, 10th Floor
  Brooklyn, NY 11201
All Executive Officers and Directors as a Group (9                   --                          *
  persons)(3) .............................................

------------

*  Less than 1%

(1) This table is based upon information supplied by principal stockholders. Percentage of ownership is based on 5,222,608 shares of 5% Preferred Stock outstanding on September 30, 1997. Unless otherwise indicated, the address of the Beneficial Owner is the Company.

(2) Determined in accordance with Rule 13D-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 30, 1997 upon the exercise of options, and each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from September 30, 1997 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of 5% Preferred Stock beneficially owned by them.

(3) No executive officer or director of the Company beneficially owns any shares of 5% Preferred Stock.

VOTING TRUST AGREEMENT

     The Company is a party to a voting trust agreement dated August 26, 1997 (the 'Voting Trust Agreement') by and among Darlene Friedland, as grantor, David Margolese, as the voting trustee thereunder, and the Company. The following summary description of the Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which has been filed with the SEC as an exhibit to the Issuer Tender Offer Statement on Schedule 13E-4 and incorporated herein by reference.


     The Voting Trust Agreement provides for the establishment of a trust (the 'Trust') into which (i) there have been deposited all of the shares of Common Stock owned by Mrs. Friedland on August 26, 1997 and (ii) there shall be deposited any shares of Common Stock acquired by Mrs. Friedland, her spouse Mr. Robert Friedland, any member of either of their immediate families or any entity directly or indirectly controlled by Mrs. Friedland, her spouse or any member of either of their immediate families (the 'Friedland Affiliates') between the date shares are initially deposited and the termination of the

Trust. The voting trust will terminate on the fifth anniversary of the initial deposit of shares into the Trust.

     The Voting Trust Agreement does not restrict the ability of Mrs. Friedland or any of the Friedland Affiliates to sell, assign, transfer or pledge any of the shares deposited into the Trust, nor does it prohibit Mrs. Friedland or the Friedland Affiliates from purchasing additional shares of Common Stock, provided those shares become subject to the Trust, as described above.


     Under the Voting Trust Agreement, the trustee has the power to vote shares held in the Trust in relation to any matter upon which the holders of such stock would have a right to vote, including without limitation the election of directors. For so long as David Margolese remains trustee of the Trust, he may exercise such voting rights in his discretion. Any successor trustee or trustees of the Trust must vote as follows: (i) on the election of directors, the trustee(s) must vote the entire number of shares held by the Trust, with the number of shares voted for each director (or nominee for director) determined by multiplying the total number of votes held by the Trust by a fraction, the numerator of which is the number of votes cast for such person by other stockholders of the Company and the denominator of which is the sum of the total number of votes represented by all shares casting any votes in the election of directors; (ii) if the matter under Delaware law or the Certificate of Incorporation or the Bylaws of the Company requires at least an absolute majority of all outstanding shares of Common Stock of the Company in order to be approved, the trustee(s) must vote all of the shares in the Trust in the same manner as the majority of all votes that are cast for or against the matter by all other stockholders of the Company; and (iii) on all other matters, including without limitation any amendment of the Voting Trust Agreement for which a stockholder vote is required, the trustee(s) must vote all of the shares in the Trust for or against the matter in the same manner as all votes that are cast for or against the matter by all other stockholders of the Company.


     The Voting Trust Agreement may not be amended without the prior written consent of the Company, acting by unanimous vote of the Board of Directors, and approval of the Company's stockholders, acting by the affirmative vote of two-thirds of the total voting power of the Company, except in certain limited circumstances where amendments to the Voting Trust Agreement are required to comply with applicable law.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

VENDOR FINANCING

     On July 22, 1997, the Company entered into the AEF Agreements with AEF to finance approximately $105 million of the estimated $176 million price of the launch services to be provided by Arianespace for the Company's two satellites. Under the AEF Agreements, the Company is able to borrow funds to meet the progress payments due to Arianespace for the construction of each launch vehicle and other launch costs (the 'Tranche A Loans'). Interest on the Tranche A Loans will be capitalized and will accrue at a rate of 3% per annum above the rate at which dollar deposits are offered in the London interbank market for three months or, during a certain time period following the Conversion Commitment Date (defined below), one month (the 'Interest Basis'). Unless the Company satisfies the conditions for conversion of the Tranche A Loans to long-term loans, the Company will be required to repay the Tranche A Loans in full, together with accrued interest and all fees and other amounts due, approximately three months before the applicable launch date, which will be prior to the time CD Radio commences commercial operations. There can be no assurance that the Company will have sufficient funds to make such repayment.


     The obligation of AEF to make the Tranche A Loans is subject to the Company's satisfaction of certain conditions precedent, including the condition that the Company represent and warrant on the date of each borrowing that its properties are free and clear of all liens other than specified permitted liens ('Permitted Liens'). While the Company believes that the Stock Pledge is permitted under certain provisions of the AEF Agreements, if AEF disagrees with the Company's interpretation of the relevant provisions, it might take the position that it would not be required to make any disbursements to the Company. There can be no assurance that AEF will not take this position. If the Company is unable to draw the Tranche A Loans, the Company intends to use a portion of the proceeds of the Units Offering to pay some of the cost of the launch services to be provided by Arianespace and would need to obtain additional financing for the balance of such costs. There can be no assurance that the Company will obtain such financing.


     If the Company satisfies certain conditions set forth in the AEF Agreements and otherwise meets the requirements of AEF by a specified date prior to the applicable launch (the 'Conversion Commitment Date'), Tranche A Loans representing up to 60% of the launch costs may be converted ('Conversion') on the launch date into term loans (the 'Tranche B Loans') which will amortize over a period not to exceed seven years. However, not more than $80 million of the Tranche A Loans may be converted in the aggregate under the AEF Agreements.

     Prior to Conversion, based on documents and materials to be submitted by the Company, including its business plan, AEF will place the Company into one of three pre-established borrower categories for the purpose of determining the conditions to Conversion that the Company must satisfy. It is anticipated that the Company will be placed in the category for which the conditions to Conversion are the most restrictive ('Category 3'). If the Company is placed in Category 3, AEF, at its discretion, may impose conditions to Conversion and require covenants in addition to those initially set forth in AEF Agreements. There can be no assurance that the Company will be able to satisfy the conditions to Conversion.

     Interest on the Tranche B Loans will accrue at a rate of 3.5% per annum above the Interest Basis and will be payable quarterly (or, in certain time periods, monthly) in arrears. Any amounts due and payable by the Company which are not paid on their due date will accrue interest at a default rate of 2% above the interest rate otherwise applicable at such time.

     The Company may, at any time, prepay the Tranche A Loans or the Tranche B Loans by providing prior irrevocable written notice to AEF. The Company will be required to prepay the loans in full, together with accrued interest and all fees and other amounts due, if certain events occur, including the following:
(i) any of the applicable AEF Agreements, the Launch Services Agreement or the related Multiparty Agreement among the Company, AEF and Arianespace is terminated; (ii) following a launch failure, the Company does not request a replacement launch within 180 days after the original launch date or a replacement launch is not accomplished within 2 years following the original launch date; (iii) an initial launch has not occurred by April 12, 2002; (iv) a replacement launch results in a launch failure; or (v) the satellite fails to enter commercial service within 8 months following launch. The Company also will be required to make a prepayment of the loans in proportion to any prepayment (whether voluntary or mandatory) made by the Company under any other financing agreement relating to the construction, launch and operation of the satellites. Following Conversion, the Company will be required to apply a percentage of its excess cash flow (cash flow not needed to service debt, pay taxes or fund capital expenditures) to prepay the Tranche B Loans on certain specified dates, with the percentage so applied decreasing as the outstanding principal amount of the Tranche B loan decreases.

     If Conversion occurs, the Company will not be permitted to pay any dividends on any shares of its stock or purchase any capital stock or other equity interest in, or make any loan to or investment in, any of its affiliates unless the aggregate amount of all such payments for the applicable time period is less than or equal to the amount of the Company's excess cash flow for such period minus the amounts needed to make required prepayments of the Tranche B loans and not used during such period to make loans, investments, capital expenditures, scheduled payments on subordinated indebtedness or other purposes.

     If Conversion occurs, it is anticipated that the Tranche B Loans will be amortized as set forth in the following schedule, with the final payment of principal to be made no later than April 14, 2009 (the 'maturity date'):

                                                                              PERCENTAGE OF
                                                                             PRINCIPAL AMOUNT
                                                                            OF TRANCHE B LOANS
                            QUARTERLY PERIOD                                   TO BE REPAID
                          FOLLOWING LAUNCH DATE                                PER QUARTER
-------------------------------------------------------------------------   ------------------

1 and 2..................................................................      No Repayment
3 and 4..................................................................          1.0%
5 through 8..............................................................          2.0%
9 through 12.............................................................          2.5%
13 through maturity date.................................................          5.0%

     However, based on the business plan and other documents to be submitted by the Company during the review process required for Conversion, AEF may impose a shorter amortization schedule for the Tranche B Loans.

     If AEF determines that the Tranche A Loans are eligible for Conversion, the Company also will be prohibited from changing its capital structure (including the terms of its outstanding stock or other equity interests), permitting any change in the composition of its ownership, or changing its organizational documents, if such change could reasonably be expected to have a material adverse effect on the Company, its business, assets or financial condition or its ability to perform its obligations under any agreements relating to the financing or the value of the Collateral (as defined below) or the license granted under the Collateral Documents (as defined below). The Company will also be prohibited from merging, consolidating or combining with any other entity.


     As a condition to Conversion, the Company will be required to create, in favor of a security agent (the 'Security Agent') (and on behalf of AEF, a bank group providing funding to AEF to on-lend to the Company and any other lender to the project), liens on specified assets of the Company, including the satellites, the Company's interests in gateway, ground reception and similar facilities and the FCC License (the 'Collateral'). In connection with such liens, the Company must execute certain agreements (the 'Collateral Documents'), including an assignment and security agreement granting the liens to the security agent, a mortgage on any tracking, telemetry, control and monitoring equipment owned by the Company and an intercreditor agreement (the 'Intercreditor Agreement') providing for the pari passu sharing of the Collateral on a pro rata basis as among AEF, the banks providing funds to AEF, any export credit agencies providing political or commercial risk coverage in support of the Tranche B Loans and other financial institutions providing debt financing for the construction, acquisition and operation of the satellites, related ground facilities and other components of the project and secured by a lien on all or a portion of the Collateral (such debt financing, the 'Project Financing'). All obligations of the Company under the AEF Agreements will be secured by such liens from and following the date of execution of the Collateral Documents, subject to the condition that neither AEF nor any member of the bank group providing funds to AEF may direct the security agent to exercise rights with respect to the Collateral prior to Conversion. The AEF Agreements require that the Collateral Documents and the Intercreditor Agreement be executed when the agreements relating to the Project Financing (the 'Project Financing Agreements') have been signed and in any event as a condition to Conversion. In addition, if, as expected, the Company is determined to be in Category 3, it will be required on and following Conversion to pledge to the Security Agent all of the equity interests in Satellite CD Radio, Inc. or such other special purpose entity holding the FCC License. The Company could be required to effect such pledge upon the execution of the Project Financing Agreements, even if such agreements are executed prior to Conversion or the date on which the Company is placed into a borrower category for purposes of determining the conditions to Conversion. Certain provisions of the AEF Agreements contemplate that AEF must approve all liens on the FCC license and do not expressly contemplate all of the terms and provisions of the Units Offering. If AEF does not approve the Stock Pledge, the Company may be precluded from converting the Tranche A Loans. From and following the date of execution of any Collateral Document, the Company will be prohibited from creating or incurring any lien on the Collateral other than liens in favor of AEF (or the other parties to the Intercreditor

Agreement) and specified Permitted Liens. From such date, the Company will be prohibited from selling or transferring any Collateral having an aggregate fair market value in excess of $1.0 million. In addition, the Indenture permits indebtedness under the AEF Agreements to be secured on a pari passu basis with the Notes by a first priority security interest in the Pledged Stock.


     Following the Conversion Commitment Date, neither the Company nor its subsidiaries may sell or transfer any assets (other than permitted dispositions of the Collateral), except for (i) sales of inventory in the ordinary course of business, (ii) the trade-in of machinery or equipment in connection with the acquisition of similar machinery or equipment, (iii) the sale of obsolete or worn-out property having a value not exceeding $1.5 million in the aggregate in any fiscal year and (iv) sales or transfers of assets that (x) do not exceed in the aggregate 2% of the Company's total assets in any fiscal year, (y) together with all prior permitted sales or transfers do not exceed in the aggregate 5% of the Company's total assets at the time of such action or (z) do not have a fair market value in excess of $1.0 million per item.

     Commencing on the Conversion Commitment Date, prior to incurring additional indebtedness in an aggregate principal amount of $10.0 million or more, the Company will be required to deliver to AEF a certificate stating that no default will occur as a result of the incurrence of such indebtedness. From and after Conversion, the Company also will be required to maintain certain financial ratios relating to its ability to service debt. If the Company is placed in Category 3 (as anticipated), it will be in breach of the AEF Agreements if its ratio of earnings before interest, tax, depreciation and amortization ('EBITDA') to total interest accrued or payable for any period of four fiscal quarters ending on the relevant date of calculation is less than: (i) at any time after the first anniversary and on or prior to the second anniversary of Conversion,
1.0 to 1, (ii) thereafter, through and including the third anniversary of Conversion, 1.5 to 1, (iii) thereafter, through and including the fourth anniversary of Conversion, 2.0 to 1, (iv) thereafter, through and including the fifth anniversary of Conversion, 2.5 to 1, and (v) any time thereafter, 3.0 to 1.

     The Company will also be prohibited from permitting its ratio of EBITDA to the sum of (a) total interest accrued or payable and (b) scheduled principal payments for any period of four fiscal quarters ending on the relevant date of calculation to be less than: (i) at any time after the first anniversary and on or prior to the third anniversary of Conversion, 1.0 to 1, (ii) thereafter, through and including the fourth anniversary of Conversion, 1.5 to 1, (iii) thereafter, through and including the fifth anniversary of Conversion, 2.0 to 1, and (iv) at any time thereafter, 2.5 to 1.

     In addition, the Company may not permit its ratio of indebtedness to EBITDA for the four fiscal quarters ending on the relevant calculation date to exceed:
(i) at any time after the first anniversary and on or prior to the second anniversary of Conversion, 6.0 to 1, (ii) thereafter, through and including the third anniversary of Conversion, 5.5 to 1, (iii) thereafter, through and including the fourth anniversary of Conversion, 5.0 to 1, (iv) thereafter, through and including the fifth anniversary of Conversion, 4.0 to 1, and (v) at any time thereafter, 3.0 to 1.

     From and following the Conversion Commitment Date, the Company may not make any advances or loans other than (i) extensions of credit for a period not exceeding ninety days in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and (ii) if no default exists or would result therefrom, (x) loans or extensions of credit in the ordinary course of business to affiliates, not exceeding $2.5 million in an aggregate principal amount outstanding at any one time and (y) loans or extension of credit to the Company's key management employees, not exceeding $1.25 million in an aggregate principal amount outstanding at any one time.

     Neither the Company nor any of its subsidiaries may make any payments in respect of any indebtedness subordinated to the prior payment of all amounts payable by the Company under any of the AEF Agreements, except for regularly scheduled payments of principal and interest required by the instruments evidencing such subordinated indebtedness.

     A default under either of the AEF Agreements, which includes the non-payment of principal and interest and breaches of covenants, will constitute a default under the other AEF Agreement. In addition, the AEF Agreements will be cross-defaulted to a default by the Company under any other financing agreement relating to the project or any other agreement or instrument relating to indebtedness in an aggregate principal amount exceeding five million dollars. If the Company is subject to more restrictive cross-default provisions under any other agreement providing for long-term, asset-based financing, those more restrictive cross-default provisions will be deemed to be set forth in the AEF Agreements. Upon the occurrence of an event of default, AEF may terminate all commitments to make advances to the Company or convert loans, declare all unpaid principal and interest immediately due and payable, and exercise its rights with respect to any security.

     Pursuant to a Multiparty Agreement to be executed among the Company, AEF and Arianespace in connection with the AEF Agreements, if the Company is unable to obtain sufficient financing to complete the construction and launch of the satellites, and if the Company terminates the Arianespace Launch Contract, the Company will be required to pay Arianespace a termination fee ranging from 5% to 40% of the launch services price, based on the proximity of the date of termination to the scheduled launch date. The termination fee will be payable prior to the time the Company commences commercial operations and there can be no assurance that the Company will have sufficient funds to pay this fee.

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
                            DESCRIPTION OF THE UNITS


     Each Unit offered hereby consists of $1,000 principal amount at maturity of Notes and one Warrant entitling the holder thereof to purchase $150 principal amount at maturity of Notes at an exercise price of $0.01. The Notes and Warrants will not be separately transferable until the Separability Date, which
shall be the earliest of: (i)           , 1998, (ii) the occurrence of an
Exercise Event, (iii) the occurrence of an Event of Default, (iv) immediately prior to any redemption of Notes by the Company with the proceeds of one or more Public Equity Offerings (as defined herein) or (v) such earlier date as determined by Merrill Lynch in its sole discretion.


                            DESCRIPTION OF THE NOTES

     The Notes offered hereby will be issued under an indenture to be dated as
of                , 1997 (the 'Indenture') between the Company, as issuer, and
IBJ Schroder Bank & Trust Company, as trustee (the 'Trustee'), the form of which will be filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Indenture is subject to and governed by the Trust Indenture Act. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Notes and the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see ' -- Certain Definitions.'

GENERAL

     The Notes will be senior, unsecured obligations of the Company, limited to
$          aggregate principal amount at maturity and will mature on
               , 2007. Although for federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accrues from the date of the Indenture,
no cash interest will be payable on the Notes prior to                , 2002.
Each Note will bear interest at the rate set forth on the cover page hereof from or from the most recent interest payment date to which interest
has been paid or duly provided for, payable on                and semi-annually
thereafter on                and                in each year until the principal
thereof is paid or duly provided for to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the
                      or                       next preceding such interest
payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


     Principal of, premium, if any, on, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee); provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.


RANKING


     The indebtedness of the Company evidenced by the Notes will rank pari passu in right of payment with all existing and future unsubordinated obligations of the Company, and senior in rights of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Notes. Under the Indenture, the Company and its subsidiaries may incur additional indebtedness, including indebtedness secured on a pari passu basis with the holders of Notes with respect to the Pledged Stock. Such secured indebtedness includes vendor financing from AEF and Loral Space. See 'Description of Certain Indebtedness.' The Company currently has no subordinated obligations outstanding.

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
     Notwithstanding anything to the contrary contained in the Indenture, for so long as any shares of 5% Preferred Stock remain outstanding, the Notes shall rank pari passu to such shares of 5% Preferred Stock in seniority and right of payment, structure and maturity. Accordingly, because the 5% Preferred Stock has no maturity or mandatory redemption date, no payments of principal upon maturity of the Notes may be paid until the date on which no shares of 5% Preferred Stock remain outstanding. It is a condition to the consummation of the Notes Offering that all outstanding shares of 5% Preferred Stock be exchanged for shares of Series C Preferred Stock in the Exchange Offer or redeemed by the Company.


SECURITY



     The Notes will be secured by a first priority perfected security interest in all of the issued and outstanding common stock of Satellite CD Radio Inc., a wholly-owned subsidiary of the Company (the 'Pledged Stock'). The Indenture will permit the Company to incur additional secured financing including (i) up to $145 million under the AEF Agreements and the Loral Satellite Contract and (ii) certain other financing. Any secured financing incurred by the Company under either (i) or (ii) above may be secured on a pari passu basis with the holders of Notes with respect to the Pledged Stock.



     So long as no Event of Default has occurred and is continuing, the Company is entitled to exercise all voting rights with respect to the Pledged Stock, provided that no vote is cast that is inconsistent with the provisions of the Indenture. Upon the occurrence of an Event of Default, the Trustee may vote the Pledged Stock and, subject to the satisfaction of any regulatory requirements, realize upon and sell or otherwise dispose of all or any part of the Pledged Stock and will apply the proceeds of any sale or disposition, first to the payment of costs and expenses of sale, second to amounts due the Trustee, third to the payment of all amounts due and unpaid on the Notes and, finally, any surplus to the Company. The Notes are not secured by any lien on, or other security interest in, any other properties or assets of the Company or Satellite CD Radio, Inc.



     Regulatory considerations may affect the ability of the Trustee to exercise certain rights with respect to the Pledged Stock upon the occurrence of an Event of Default. In particular, the Trustee under the Indenture may not exercise any rights with respect to the Pledged Stock upon the occurrence of an Event of Default if such action would constitute or result in any assignment of the FCC License or any change of control (whether de jure or de facto) of the Company unless the prior approval of the FCC is first obtained. There can be no assurance that any such required FCC approval can be obtained on a timely basis, or at all.


SINKING FUND

     The Notes will not be entitled to the benefit of any sinking fund.

REDEMPTION

     The Notes will be redeemable, at the option of the Company, in whole or in
part, at any time on or after                , 2002, on not less than 30 nor
more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the
12-month period beginning on                of the years indicated below
(subject to the right of holders of record on relevant record dates to receive interest due on a relevant interest payment date):

                                                                                    REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------   ----------

2002.............................................................................         %
2003.............................................................................         %
2004.............................................................................         %
2005 and thereafter..............................................................      100%

     In addition, at any time or from time to time prior to                 ,
2000, the Company may redeem up to a maximum of 33% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings at a redemption price of
   % of the Accreted Value thereof; provided that immediately after giving effect to such redemption, at least 67% of the aggregate principal amount at maturity of the Notes remains outstanding.

     In addition, (i) upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Notes at a price of 101% of the Accreted Value thereof on the applicable date of purchase, together with accrued interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates), and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Notes at a price of 100% of the Accreted Value thereof on the applicable date of purchase, together with accrued interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates). See ' -- Certain Covenants -- Purchase of Notes upon a Change of Control' and ' -- Limitation on Sale of Assets,' respectively.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee shall deem fair and appropriate; provided, however, that no such partial redemption will reduce the principal amount at maturity of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount at maturity thereof to be redeemed. A new Note in a principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest and original issue discount will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

     Limitation on Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to the payment of, or otherwise incur (collectively, to 'incur'), any Indebtedness, except for Permitted Indebtedness; provided that (i) the Company will be permitted to incur Indebtedness and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness to (y) Adjusted Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of the Company are available preceding the date of such incurrence, taken as a whole, would be greater than zero and less than or equal to 4.0 to 1.0.

     Limitation on Restricted Payments. The Company will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary) or any affiliate of the Company (other than any Restricted Subsidiary); (iii) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of, prior to any scheduled principal payment, sinking fund payment or maturity, any Pari Passu Indebtedness or Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as 'Restricted Payments'), unless, in each case:

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
          (A) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (B) immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under the proviso of the covenant 'Limitation on Indebtedness'; and


          (C) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the date of the Indenture would not exceed an amount equal to the sum of
     (a) the difference between (x) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (y) 150% of the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the date of the Indenture and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment plus (b) the aggregate Net Cash Proceeds received by the Company from the issue or sale (other than to any Restricted Subsidiary) of Qualified Capital Stock of the Company after January 1, 1998, plus (c) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any Restricted Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange, plus (d) to the extent not otherwise included in the Consolidated Operating Cash Flow of the Company, an amount equal to the sum of (1) the net reduction in Investments in any Person (other than the Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the date of the Indenture from such Person and (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of
     (1) or (2) above the foregoing sum shall not exceed the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, minus (e) the sum of 80% of the outstanding principal amount of all Indebtedness incurred pursuant to clause (i)(y) or (i)(y)(1) of the definition of Permitted Indebtedness and 100% of the outstanding principal amount of all Indebtedness incurred pursuant to clause (i)(y)(2) of the definition of Permitted Indebtedness.


For purposes of determining the amount expended for Restricted Payments, property other than cash shall be valued at its Fair Market Value.

     The provisions of this covenant shall not prohibit, so long as, with respect to clauses (ii) through (ix) below, no Default or Event of Default shall have occurred and be continuing, (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment complied with the provisions of the Indenture, and such payment will be deemed to have been paid on the date of declaration for purposes of the calculation in the foregoing paragraph; (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company; (iii) the purchase, redemption, retirement, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of, Qualified Capital Stock of the Company; (iv) (A) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, in the event of a Change of Control in accordance with provisions similar to the 'Purchase of Notes upon a Change of Control' covenant or (B) the purchase of any Preferred Stock at a purchase price not greater than 101% of the liquidation preference thereof, together with accrued dividends, if any, in the event of a Change of Control in accordance with provisions similar to the 'Purchase of Notes upon a Change of Control' covenant; provided that, in each case, prior to such purchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer; (v) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes; (vi) the purchase of any Subordinated Indebtedness at a purchase price not greater than 100% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, following an Asset Sale in accordance with provisions similar to the 'Limitation on Sale of Assets' covenant, provided that prior to making any such purchase the Company has made the Excess Proceeds Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Excess Proceeds Offer;
(vii) the optional redemption or retirement of any Pari Passu Indebtedness if a pro rata principal amount at maturity of Notes is redeemed or retired by the Company at the same time; (viii) the payment of cash dividends on outstanding shares of Series C Preferred Stock of the Company out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Common Stock of the Company; and (ix) any other Restricted Payments in an aggregate amount not to exceed $15.0 million.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (ii), (iii), (iv), (vi),
(vii), (viii) and (ix) above shall be included as Restricted Payments.

     Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company (a) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and (b) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in compliance with the other provisions of the Indenture or (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, than those that could have been obtained in an arm's-length transaction with unrelated third parties who are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $2,500,000, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or the Company has obtained a written opinion from a nationally recognized investment banking firm to

                                       74



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
the effect that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and (iii) with respect to any transaction or series of related transactions including aggregate consideration in excess of $10,000,000, or in the event no members of the Board of Directors of the Company are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii), the Company shall obtain an opinion from a nationally recognized investment banking firm as described above; provided, however, that this provision will not restrict (1) any transaction by the Company or any Restricted Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice, (2) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (3) the payment of compensation (including stock options and other incentive compensation) to officers and other employees the terms of which are approved by the Board of Directors, (4) the Company or any Restricted Subsidiary from making any Restricted Payment in compliance with the 'Limitation on Restricted Payments' covenant (including pursuant to the second paragraph thereof), (5) transactions between the Company and Batchelder & Partners Inc. pursuant to agreements in effect on the date of the Indenture and listed on a schedule to the Indenture; provided that the Company will not, and will not permit any Restricted Subsidiary to amend, modify or in any way alter, other than an extension of the termination thereof, the terms of any such agreement in a manner materially adverse to the holders of the Notes, (6) transactions among the Company and its Restricted Subsidiaries, (7) the payment of fees to Robertson, Stephens & Company, Incorporated for investment banking services rendered to the Company or (8) amendments to the Loral Satellite Purchase Contract; provided that the Company will not amend, modify or in any way alter the terms of such agreement in a manner materially adverse to the holders of the Notes.

     Under Delaware law, the Disinterested Directors' fiduciary obligations require that they act in good faith in a manner which they reasonably believe to be in the best interests of the Company and its stockholders, which may not necessarily be the same as those of holders of the Notes.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured.

     Purchase of Notes upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000 principal amount at maturity, at a purchase price (the 'Change of Control Purchase Price') in cash in an amount equal to 101% of the Accreted Value of such Notes as of the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (the 'Change of Control Purchase Date'), pursuant to the offer described below (the 'Change of Control Offer') and the other procedures set forth in the Indenture.

     Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes by first-class mail, postage prepaid, at the address of such holder appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest or original issue discount; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and original issue discount after the Change of Control Purchase Date; and (iv) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance. The Company shall have no obligation to purchase any Notes in a Change of Control Offer if no Notes are tendered by the holders thereof.

                                       75



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
     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under 'Events of Default.'

     One of the events which constitutes a Change of Control under the Indenture is the disposition of 'all or substantially all' of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event holders of the Notes elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

     The definition of 'Change of Control' in the Indenture is limited in scope. The provisions of the Indenture may not afford holders of Notes the right to require the Company to purchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. See ' -- Certain Definitions' for the definition of 'Change of Control.' A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified by such definition.

     The Company will comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

     Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; or (iii) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with paragraph (b) of the 'Limitation on Sale of Assets' covenant described below.

     Limitation on Sale of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the shares or assets sold (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% cash or Cash Equivalents.

     (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof within 12 months after the later of such Asset Sale or the receipt of such Net Cash Proceeds (i) to permanently repay or prepay any then outstanding Pari Passu Indebtedness, (ii) to invest in any one or more businesses, capital expenditures or other tangible assets of the

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Company or any Restricted Subsidiary, in each case, engaged, used or useful in the CD Radio Business (or enter into a legally binding agreement to do so within 6 months); or (iii) to invest in properties or assets that replace the properties and assets that are the subject to such Asset Sale (or enter into a legally binding agreement to do so within 6 months). If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause
(i), (ii) or (iii) (without regard to the parenthetical contained in clause (i) or (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes 'Excess Proceeds.'

     (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000 the Company shall, within 30 business days, make an offer to purchase (an 'Excess Proceeds Offer') from all holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, the maximum Accreted Value as of the date of purchase (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the Accreted Value of such Note as of the date of purchase plus accrued interest, if any (the 'Offered Price'), to the date such Excess Proceeds Offer is consummated (the 'Offer Date'). To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, the Company may use such additional Excess Proceeds for general corporate purposes or to fund an offer to redeem any outstanding Subordinated Indebtedness or Pari Passu Indebtedness in accordance with provisions similar to this 'Limitation on Sale of Assets' covenant. If the aggregate Accreted Value of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

     (d) If the Company becomes obligated to make an Offer pursuant to clause
(c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act or any other applicable securities laws or regulations, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Notes tendered.

     (e) The Company will comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make Investments in the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the date of the Indenture and listed on Schedule A attached to the Indenture, (ii) applicable law or judicial or regulatory action, (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and the Subsidiaries of such Person, (v) any mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary after the date of the Indenture that prohibit transfers of the type described in
(d) above with respect to such real property, (vi) any encumbrance or restriction contained in contracts for sales of assets permitted by the 'Limitation on Sale of Assets' covenant with respect to the assets to be sold pursuant to such

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contract; (vii) any such customary encumbrance or restriction contained in a security document creating a Permitted Lien (other than a Lien securing Indebtedness under a Bank Credit Agreement or a Vendor Credit Facility) to the extent relating to the property or asset subject to such Permitted Lien; (viii) any agreement or other instrument governing any Indebtedness under any Bank Credit Agreement or Vendor Credit Facility if such encumbrance or restriction applies only (x) to amounts which at any point in time (other than during such periods as are described in clause (y)) (1) exceed amounts due and payable (or which are to become due and payable within 30 days) in respect of the Notes or the Indenture for interest, premium and principal (after giving effect to any realization by the Company under any applicable Currency Agreement), or (2) if paid, would result in an event described in the following clause (y) of this sentence, or (y) during the pendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder(s) of the Indebtedness governed by such agreement or instrument to declare any such Indebtedness to be immediately due and payable or require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided; or (ix) the refinancing of Indebtedness incurred under the agreements listed on Schedule A attached to the Indenture or described in clause
(v) above, so long as such encumbrances or restrictions are no less favorable in any material respect to the Company or any Restricted Subsidiary than those contained in the respective agreement as in effect on the date of the Indenture.

     Insurance. (a) The Company will maintain launch insurance covering the period from the launch to 180 days following the launch of such satellite in an amount equal to or greater than the sum of (i) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced, (ii) the cost to launch a replacement satellite pursuant to the contract whereby a replacement satellite will be launched and (iii) the cost of launch insurance for such replacement or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Company's best estimate of the cost of such comparable insurance. Notwithstanding the foregoing, the Company shall not be obligated to maintain insurance pursuant to this paragraph (a) with respect to (i) the launch of its first satellite and
(ii) any subsequent launch not preceded by a launch failure or failure of any satellite within 180 days from the date of its launch; provided that the Company's spare satellite shall be under construction in accordance with the terms of the Loral Satellite Contract or the Company shall have otherwise obtained a spare satellite.

     (b) The Company will maintain full in-orbit insurance with respect to each satellite it owns and launches in an amount at least equal to (i) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as such owned satellites, (ii) the cost to launch each such satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (iii) the cost of launch insurance for such replacement or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Company's best estimate of the cost of such comparable insurance. The in-orbit insurance required by this paragraph will provide that if 50% or more of a satellite's capacity is lost, the full amount of insurance will become due and payable, and that if a satellite is able to maintain more than 50% but less than 100% of its capacity, a portion of such insurance will become due and payable.

     (c) In the event that the Company receives proceeds from insurance relating to any satellite, the Company may use all or a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds. The Company shall use the remainder of such proceeds to develop and construct a replacement satellite; provided that (i) such replacement satellite is of comparable or superior technological capability as compared with the satellite being replaced and has at least as much transmission capacity as the satellite being replaced (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); (ii) the Company will have sufficient funds (together with the proceeds of any business interruption insurance) to service the Company's projected debt service requirements until the scheduled launch of the Company's spare

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satellite and for one year thereafter and to develop and construct such replacement satellite and (iii) that the Company's spare satellite is scheduled to be launched within 12 months of the receipt of such proceeds. Any such proceeds not used as permitted by this paragraph shall constitute 'Excess Proceeds' for purposes of the 'Limitation on Sale of Assets' covenant.

     Provision of Financial Statements and Reports. The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to
Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee, and provide to each holder of Notes, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company will not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction, or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or Persons, unless: (i) either (a) the Company shall be the surviving corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or the Company and its Restricted Subsidiaries is merged or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, as the case may be, (the 'Surviving Entity') (1) shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligations for the due and punctual payment of the principal of (or premium, if any, on) and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been incurred of the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the latest four fiscal quarters for which consolidated financial statements of the Company are available prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions, including the incurrence and repayment of any Indebtedness incident to such transaction, being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso to the 'Limitation on Indebtedness' covenant; (iv) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the 'Limitation on Liens' covenant are complied with; and (v) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and such supplemental indenture comply with the terms of the Indenture.

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     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all of substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraph in which the Company is not the continuing obligor under the Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

EVENTS OF DEFAULT

     The following will be 'Events of Default' under the Indenture:

          (i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

          (ii) default in the payment of the principal of or premium, if any, on any Note at its Maturity;

          (iii) default in the performance, or breach, of the provisions described in 'Consolidation, Merger and Sale of Assets', the failure to make or consummate a Change of Control Offer in accordance with the provisions of the 'Purchase of Notes upon a Change of Control' covenant or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of the 'Limitation on Sale of Assets' covenant;

          (iv) default in the performance, or breach, of any covenant or agreement of the Company contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in the Indenture) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding;

          (v) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Subsidiary aggregating $5.0 million or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Subsidiary aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof;

          (vi) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of $5.0 million and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

          (vii) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Subsidiary.

     If an Event of Default (other than an Event of Default specified in clause
(vii) above) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the holders), may, and the Trustee upon the written request of such holders, shall declare the Accreted Value of, premium, if any, and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in clause
(viii) above occurs and is continuing, then the Accreted Value of, premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

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     At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount at maturity of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all outstanding Notes, (ii) all unpaid Accreted Value of and premium, if any, on any outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes, (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount at maturity of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes.

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five business days of the occurrence of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURE

     The Company may, at its option and at any time, elect to have the obligations of the Company upon the Notes discharged with respect to the outstanding Notes ('defeasance'). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and the Indenture insofar as such Notes are concerned, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants set forth in the Indenture, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ('covenant defeasance').

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, cash in United States dollars, or U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, or a nationally recognized investment banking firm, to pay and discharge the Accreted Value of (and premium, if any, on) and interest on the outstanding Notes at Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest; (ii) no Default or Event of

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Default with respect to the Notes will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (viii) of ' -- Events of Default' above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (iii) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company is a party or by which it is bound; (iv) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the effective date of the Registration Statement of which this Prospectus forms a part, there has been a change in applicable federal income tax law, in either case to the effect, and based thereon such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (v) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (vi) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (i) either (a) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for Accreted Value of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (ii) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     With certain exceptions, modifications and amendments of the Indenture may be made by a supplemental indenture entered into by the Company and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount at maturity of the Notes; provided, however, that

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no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the Accreted Value thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) reduce the percentage in principal amount at maturity of outstanding Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture; (iii) modify any provisions described under ' -- Amendments and Waivers' or ' -- Events of Default,' except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note; or (iv) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or an Excess Proceeds Offer in connection with any Asset Sale or modify any of the provisions or definitions with respect thereto.

     Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may modify or amend the Indenture: (a) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor in the Indenture and in the Notes in accordance with ' -- Consolidation, Merger and Sale of Assets'; (b) to add to the covenants of the Company or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, in the Indenture or in the Notes; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Notes which may be defective or inconsistent with any other provision in the Indenture or the Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the holders of such Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a guarantor of the Notes under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

     The holders of a majority in aggregate principal amount at maturity of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

     The Indenture and provisions of the Trust Indenture Act, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

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
CERTAIN DEFINITIONS

     'Accreted Value' is defined to mean, for any Specified Date, the amount calculated pursuant to clause (i), (ii), (iii) or (iv) below for each $1,000 principal amount at maturity of Notes:

          (i) if the Specified Date occurs on one or more of the following dates (each a 'Semi-Annual Accrual Date'), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                    SEMI-ANNUAL                                        ACCRETED
                                    ACCRUAL DATE                                        VALUE
------------------------------------------------------------------------------------   --------

            , 1998..................................................................    $
            , 1998..................................................................    $
            , 1999..................................................................    $
            , 1999..................................................................    $
            , 2000..................................................................    $
            , 2000..................................................................    $
            , 2001..................................................................    $
            , 2001..................................................................    $
            , 2002..................................................................    $
            , 2002..................................................................    $1,000

          (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by
     (2) a fraction, the numerator of which is the number of days from the date of the Indenture to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the date of the Indenture to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

     'Acquired Indebtedness' means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; provided that, for purposes of the 'Limitation on Indebtedness' covenant, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     'Adjusted Consolidated Operating Cash Flow' means Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of Company are available, taken as a whole. For purposes of calculating 'Consolidated Operating Cash Flow' for any four fiscal quarter period for purposes of this definition, (i) all Restricted Subsidiaries of the Company on the date of the transaction giving rise to the need to calculate 'Adjusted Consolidated Operating Cash Flow' (the 'Transaction Date') shall be deemed to have been Restricted Subsidiaries at all times during such four fiscal quarter period and (ii) any Unrestricted Subsidiary on the Transaction Date shall be deemed to have been an Unrestricted Subsidiary at all times during such four fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, 'Consolidated Operating Cash Flow' shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication, (i) any Asset Sales or Asset Acquisitions (including, without limitation,

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
any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or a Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the Transaction Date (the 'Reference Period'), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period and (ii) any incurrence or repayment, retirement or permanent reduction of any Indebtedness of the Company or any Restricted Subsidiary during the Reference Period, as if such incurrence, repayment, retirement or reduction occurred on the first day of the Reference Period.

     'Affiliate' means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, 'control,' when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings correlative to the foregoing.

     'Arianespace Agreement' means, collectively, the two Customer Loan Agreements, each dated July 22, 1997, between the Company and Arianespace S.A., as either such agreement is from time to time amended or supplemented in accordance with its terms.

     'Asset Acquisition' means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

     'Asset Sale' means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than the Company or a Restricted Subsidiary in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) any material license or other authorization of the Company or any Restricted Subsidiary, (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term 'Asset Sale' shall not include (i) any disposition of properties and assets of the Company that is governed by the provisions of the Indenture described under ' -- Consolidation, Merger and Sale of Assets' above, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iii) sales of accounts receivable by the Company for cash in an amount at least equal to the fair market value of such accounts receivable, (iv) for purposes of the covenant 'Limitation on Sale of Assets,' any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $250,000 in any twelve-month period and (v) sales of rights to the Company's transmissions outside the continental United States and outside the ordinary course of the Company's business if (a) after giving effect to such sale and for a six month period thereafter, the Company and the Restricted Subsidiaries shall have no Indebtedness outstanding under any Bank Credit Agreement, (b) the consideration received by the Company for such sale is at least 80% cash or Cash Equivalent and (c) the proceeds of such sale are used by the Company for working capital or as provided in clause
(i) or (ii) of paragraph (b) of the 'Limitation on Sale of Assets' covenant.

     'Attributable Indebtedness' means with respect to an operating lease included in any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate

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
implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     'Average Life' means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     'Bank Credit Agreement' means any one or more credit agreements (which may include or consist of revolving credit agreements or similar arrangements) between the Company and one or more banks or other financial institutions providing financing for the business of the Company and its Restricted Subsidiaries.

     'Bankruptcy Law' means Title 11 of the United States Code, as amended, or any similar United States federal or state law, or any similar law of any other jurisdiction, relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     'Board of Directors' means the Board of Directors of the Company or any duly authorized committee thereof.

     'Capital Stock' of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

     'Capitalized Lease Obligation' of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     'Cash Equivalents' means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-l by Moody's and (iv) any money market mutual fund organized under the laws of the United States or any state thereof whose assets consist solely of cash or the foregoing instruments.

     'CD Radio Assets' means all assets, rights, services and properties, whether tangible or intangible, used or intended for use in connection with a CD Radio Business, including, without limitation, satellites, terrestrial repeating stations, uplink facilities, musical libraries and other recorded programming, furniture, fixtures and equipment and telemetry, tracking, monitoring and control equipment.

     'CD Radio Business' means the business of transmitting digital radio programming throughout the United States by satellite to be received by paying subscribers, including, without limitation, any

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
business in which the Company is engaged on the date of the Indenture, and any business reasonably related thereto.

     'Change of Control' means the occurrence of any of the following events:
(a) any 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the 'beneficial owner' (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have 'beneficial ownership' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment as described under the 'Limitation on Restricted Payments' covenant and (ii) immediately after such transaction, no 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have 'beneficial ownership' of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the surviving or transferee corporation;
(c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or a special resolution is passed by the shareholders of the Company approving the plan of liquidation or dissolution other than in a transaction which complies with the provisions described under 'Consolidation, Merger and Sales of Assets.'

     'Closing Price' on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) of the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) of the Securities Act of 1933, as amended), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer of such shares and/or principal securities exchange or quoted on such automated quotation system and the issuer of such shares and/or principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

     'Common Stock' means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such

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
Person's common stock or ordinary shares, whether outstanding at the date of the Indenture, and includes, without limitation, all series and classes of such common stock or ordinary shares.

     'Consolidated Income Tax Expense' means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     'Consolidated Interest Expense' means, for any period, without duplication, the sum of (a) the interest expense of the Company and the Restricted Subsidiaries for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company, and (vi) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (b) the interest component of Capitalized Lease Obligations of the Company and the Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period, in each case as determined on a consolidated basis in accordance with GAAP, plus (c) cash and non-cash dividends paid on Redeemable Capital Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and any Restricted Subsidiary), in each case as determined on a consolidated basis in accordance with GAAP minus
(d) to the extent included in the calculation of interest expense, the amortization of underwriting discounts and commissions and fees related to the issuance of the Notes; provided that the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and
(A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or the floating rate.

     'Consolidated Net Income' means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a 'pooling of interests' basis attributable to any period prior to the date of combination,
(e) the net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders and (f) any non-cash items of the Company and any Restricted Subsidiary (including monetary corrections) increasing or decreasing Consolidated Net Income for such period (other than items that will result in the receipt or payment of cash).

     'Consolidated Operating Cash Flow' means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by (in each case to the extent included in computing consolidated Net Income) the sum of (i) the Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and its Restricted Subsidiaries for such period; and
(iv) amortization of the Company and its Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP.

     'Cumulative Available Cash Flow' means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the first day of the first month following the date of the Indenture and ending on the last day of the most recent fiscal quarter

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
immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     'Currency Agreement' means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by a Person that is designed to protect such Person against fluctuations in currency values.

     'Default' means any event that after notice or passage of time or both would be an Event of Default.

     'Disinterested Director' means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Fair Market Value' means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     'Generally Accepted Accounting Principles' or 'GAAP' means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of the Indenture.

     'guarantee' means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     'Indebtedness' means, with respect to any Person, without duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities (including outstanding disbursements) incurred in the ordinary course of business (whether or not evidenced by a note), but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (h) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements and (i) all Attributable Indebtedness of such Person. For purposes hereof, the 'maximum fixed repurchase price' of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the

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
issuer of such Redeemable Capital Stock. For purposes of the 'Limitation on Indebtedness' and 'Limitation on Restricted Payments' covenants and the definition of 'Events of Default,' in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the Accreted Value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreement with respect to such Indebtedness.

     'Interest Rate Agreements' means any interest rate protection agreement and other types of interest rate hedging agreements or arrangements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

     'Investment' means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an 'Investment' made by the Company in such Unrestricted Subsidiary at such time. 'Investments' shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     'Lien' means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     'Loral Satellite Purchase Contract' means the Contract No. SS/L-TP93002-01, dated March 2, 1993, among the Company and Loral Space Systems, Inc., as amended, modified or supplemented from time to time.

     'Maturity' means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     'Moody's' means Moody's Investors Service, Inc. and its successors.

     'Net Cash Proceeds' means, (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations or escrowed funds, but only when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale or becomes due and payable as a result thereof, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any capital contribution or issuance or sale of Capital Stock as referred to under the 'Limitation on Restricted Payments' covenant, the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in

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respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, financial, advisory, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.

     'Pari Passu Indebtedness' means Indebtedness of the Company that is pari passu in right of payment to the Notes.

     'Permitted Holder' means Loral Space & Communications Ltd. and Arianespace S.A.

     'Permitted Indebtedness' means any of the following:

          (a) Indebtedness of the Company or any Restricted Subsidiary incurred under any one or more Bank Credit Agreements or Vendor Credit Facilities, in an aggregate principal amount not to exceed $50 million at any one time outstanding;

          (b) Indebtedness of the Company incurred under the Arianespace Agreement and Loral Satellite Purchase Contract, in an aggregate principal amount not to exceed $145 million at any one time outstanding;


          (c) Indebtedness of the Company pursuant to the Notes or the Warrants or of any Restricted Subsidiary pursuant to a guarantee of the Notes;


          (d) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on a schedule thereto;

          (e) Indebtedness of the Company owing to any Restricted Subsidiary; provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is subordinated in right of payment to the Notes from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (e);

          (f) Indebtedness of a Restricted Subsidiary owing to the Company or to a Restricted Subsidiary, provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (f);

          (g) obligations of the Company entered into in the ordinary course of business (i) pursuant to bona fide Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness, and (ii) pursuant to bona fide Currency Agreements entered into by the Company or any of its Restricted Subsidiaries and designed to protect such Person against fluctuation in currency values in respect of its (x) assets or (y) obligations;

          (h) Capitalized Lease Obligations and Purchase Money Obligations of the Company, the aggregate value (in the case of Capitalized Lease Obligations) or principal amount (in the case of Purchase Money Obligations) of which (including any refinancings (as defined in clause (l) below) thereof) does not exceed $20 million at any one time outstanding, less the amount of any Capitalized Lease Obligations and Purchase Money Obligations outstanding on the date of the Indenture which are included in the amount of Indebtedness permitted under clause (d) above;


          (i)(x) Indebtedness of the Company incurred on or prior to December 31, 2000 (such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause
     (i)(x) and any refinancings thereof pursuant to clause (m) below would not exceed 125% of Total Incremental Equity; and (y) Indebtedness incurred by the Company after December 31, 2000 such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (i)(y) and any refinancings thereof pursuant to clause (m) below would not exceed the sum of (1) 125% of the Total Incremental


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     Equity on December 31, 2000 plus the total aggregate principal amount of
     Indebtedness incurred under clause (i)(x) and any refinancings thereof pursuant to clause (m) below, and (2) 100% of the difference between the Total Incremental Equity on the date of incurrence and the Total Incremental Equity on December 31, 2000;



          (j) Indebtedness incurred by the Company (i) in an aggregate principal amount not to exceed $60 million at any one time outstanding to finance the operation of CD Radio Assets or the construction, expansion, development or acquisition of music libraries and other recorded programming, furniture, fixtures and equipment provided that immediately prior to incurring such Indebtedness, the Total Incremental Equity shall equal or exceed $40 million and (ii) to finance the purchase, construction, launch, insurance and other costs with respect to Satellite Assets for use in the CD Radio Business; provided that the net cash proceeds from the issuance of such Indebtedness does not exceed, as of the date of incurrence of such Indebtedness, 100% of the lesser of cost or fair market value of such Satellite Assets;



          (k) unsecured Indebtedness of the Company incurred to finance the operation of CD Radio Assets or the construction, expansion, development or acquisition or music libraries and other recorded music programming, furniture, fixtures and equipment if such Indebtedness has an Average Life longer than the Average Life of the Notes;



          (l) in addition to the items referred to in clauses (a) through (k) above, Indebtedness of the Company having an aggregate principal amount not to exceed $15 million at any time outstanding; and



          (m) Indebtedness of the Company or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing, refunding or extension of outstanding Indebtedness of the Company and/or of any Restricted Subsidiary incurred or outstanding pursuant to clauses (a), (b),
     (c), (d), (h), (i), (j) and (k) of this definition or the proviso of the covenant 'Limitation on Indebtedness'; provided that (i) Indebtedness of the Company may not be replaced, renewed, refinanced, refunded or extended to such extent under this clause (l) with Indebtedness of any Restricted Subsidiary and (ii) any such replacement, renewal, refinancing, refunding or extension (x) shall not result in a lower Average Life of such Indebtedness as compared with the Indebtedness being replaced, renewed, refinanced, refunded or extended, (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced, refunded or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing, refunding or extension and the reasonable fees and expenses incurred in connection therewith, and (z) in the case of any replacement, renewal, refinancing, refunding or extension by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Notes, at least to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.


          'Permitted Investments' means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;
     (c) loans and advances to employees made in the ordinary course of business; (d) Interest Rate Agreements and Currency Agreements; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the 'Limitation on Sale of Assets' covenant, provided that the Company and/or the Restricted Subsidiaries, as the case may be, have received at least 80% of the aggregate consideration therefrom in cash or Cash Equivalents; (f) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;
     (g) Investments in the Company or in any Restricted Subsidiary and (h) investments not otherwise permitted by the foregoing clauses (a) through
     (g) in an amount not to exceed $5.0 million at any one time outstanding.

          'Permitted Liens' means the following types of Liens:

          (a) Liens existing on the date of the Indenture;

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          (b) Liens securing Indebtedness under any Vendor Credit Facility or
     Bank Credit Agreement incurred pursuant to clause (a) of the definition of Permitted Indebtedness;

          (c) Liens securing Indebtedness under the Arianespace Agreement;

          (d) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any other Restricted Subsidiary;

          (e) Liens securing the Notes;

          (f) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;


          (g) any interest or title of a lessor under any Capitalized Lease Obligation or any Purchase Money Obligation, in each case as permitted under clause (h) of the definition of 'Permitted Indebtedness', and Liens securing Indebtedness incurred pursuant to clause (j)(ii) of the definition of Permitted Indebtedness to finance the purchase, acquisition, construction or launch of a satellite that is not one of the first three satellites acquired or constructed by the Company so long as such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the satellite financed;



          (h) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding promptly instituted and diligently proceeding and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;


          (i) Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

          (k) easements, rights-of-way, encroachments and survey defects restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

          (l) Liens arising by reason of any judgment, decree or order of any court or arbitration proceeding so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (m) Liens securing obligations of the Company under Interest Rate Agreements or Currency Agreements or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

          (n) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (o) Liens securing reimbursement obligations of the Company or any Restricted Subsidiary with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;


          (p) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a), (b) (with respect to extensions, renewals or replacements securing Indebtedness incurred pursuant to clause (a) of the definition of Permitted Indebtedness incurred to Loral or any Affiliate thereof or so long as such Lien does not extend to any Capital Stock of Satellite CD Radio, Inc. or any license required to operate a CD Radio Business that is owned by


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     Satellite CD Radio, Inc.), (c) (with respect to extensions, renewals or replacements either (i) securing Indebtedness incurred to Arianespace S.A., any Affiliate thereof or (ii) on assets that are not shares of Capital Stock of Satellite CD Radio, Inc. or licenses owned by Satellite CD Radio, Inc. that are required to operate a CD Radio Business) or (d) through (o); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;



          (q) Liens on (i) shares of Capital Stock of Satellite CD Radio Inc. or
     (ii) any license owned by Satellite CD Radio, Inc. that is required to operate a CD Radio Business securing Indebtedness of the Company incurred pursuant to clause (i), (j)(i) or (l) of the definition of Permitted Indebtedness; provided that each such Lien shall be equal and ratable in priority to the Lien on such Capital Stock or license securing the Notes; and



          (r) Liens incurred in the ordinary course of business of the Company or any shareholder Restricted Subsidiary with respect to obligations that do not exceed $5 million at any one time outstanding.


     'Person' means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     'Preferred Stock' means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     'Public Equity Offering' means (a) an offer and sale of common stock (which is Qualified Capital Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) and
(b) a sale or series of related sales by the Company of its Common Stock (which is Qualified Capital Stock) to one or more Strategic Equity Investors, in each case for aggregate proceeds of at least $50 million, other than a sale or series of related sales that results in a Change of Control.

     'Purchase Money Obligations' means Indebtedness of the Company or any Restricted Subsidiary (i) issued to finance or refinance the purchase or construction of any assets of the Company or any Restricted Subsidiary, (ii) issued to finance the construction of satellite dish antennas or radio adapters to receive the Company's services or (iii) secured by a Lien on any assets of the Company or any Restricted Subsidiary where the lender's sole recourse is to the assets so encumbered, (a) in the case of clauses (i) or (iii) above, to the extent the purchase or construction prices for such assets are or should be included in 'addition to property, plant or equipment' in accordance with GAAP and (b) in each case, if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

     'Qualified Capital Stock' of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

     'Redeemable Capital Stock' means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, however, that Redeemable Capital Stock shall not include any Common Stock the holder of which has a right to put to the Company upon certain terminations of employment and provided further that any class or series of Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require the issuer of such Capital Stock to repurchase or redeem such Capital Stock upon the occurrence of an 'asset sale' or 'change of control' occurring prior to the final Stated Maturity of the Notes shall not constitute Redeemable Capital Stock if the 'asset sale' or 'change of control' provisions applicable to such class or series of Capital Stock are no more favorable to the holders of such Capital Stock in any material respect than the provisions of the 'Purchase of Notes Upon a Change of Control' and 'Limitation on Sale of Assets' covenants and such class or series of Capital Stock specifically provides

                                       94



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that the issuer of such Capital Stock will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be purchased pursuant to the 'Purchase of Notes Upon a Change of Control' or 'Limitation on Sale of Assets' covenant, as applicable.

     'Restricted Subsidiary' means a Subsidiary other than an Unrestricted Subsidiary.

     'S&P' means Standard and Poor's Ratings Services, a division of McGraw-Hill, Inc. and its successors.

     'Sale and Leaseback Transaction' means an arrangement by the Company or a Restricted Subsidiary with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or such Restricted Subsidiary of any property or asset of the Company or such Restricted Subsidiary which has been or is being sold or transferred by the Company or such Restricted Subsidiary not more than 270 days after the acquisition thereof to such lender or investor or any Affiliate thereof or to any Person to whom funds have been or are to be advanced by such lender or investor or any Affiliate thereof on the security of such property or asset.

     'Satellite Assets' means satellites, terrestial repeating stations, uplink facilities and telemetry, tracking, monitoring and control equipment.

     'Series C Preferred Stock' means the 10 1/2% Series C Convertible Preferred Stock of the Company.

     'Stated Maturity' means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     'Stock Offerings' means (i) the offering of 2,800,000 shares of Common Stock in the United States and Canada and (ii) the offering of 700,000 shares of Common Stock outside the United States and Canada, both of which offerings are registered under the Securities Act on a Form S-3 Registration Statement (No. 333-34767).

     'Strategic Equity Investor' means any company which is (or a controlled Affiliate of any company which is or a controlled affiliate of which is) engaged principally in the CD Radio Business or the satellite launch or manufacturing, broadcasting, programming production, satellite broadcasting, automotive manufacturing, automotive dealership, telecommunications or other business reasonably related to the foregoing which has a Total Market Capitalization of at least $1.0 billion.

     'Subordinated Indebtedness' means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

     'Subsidiary' means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

     'Total Consolidated Indebtedness' means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the date of determination.

     'Total Incremental Equity' means, at any date of determination, the sum of, without duplication (i) the aggregate cash proceeds received by the Company after January 1, 1998 from the issuance or sale of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Qualified Capital Stock of the Company) to any Person other than a Subsidiary; plus (ii) an amount equal to the sum of (1) the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the date of the Indenture from such Person and (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of (1) or (2) above the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (iii) below, minus (iii) the aggregate amount of all Restricted Payments

                                       95



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declared or made on or after the date of the Indenture and minus (iv) the aggregate amount paid pursuant to clauses (i), (ii), (iii), (iv), (vi) and
(viii) of the second paragraph of the 'Limitation on Restricted Payments' covenant.

     'Total Market Capitalization' of any Person means, at the time of determination, the sum of (a) the consolidated Indebtedness of such Person, plus
(b) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such person (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person) and (ii) the average Closing Price of such Common Stock over the preceding 20 consecutive Trading Days, plus (c) the liquidation value of any outstanding shares of Preferred Stock of such Person. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution filed with the Trustee.

     'Trading Day' with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     'Trust Indenture Act' means the Trust Indenture Act of 1939, as amended.

     'Unrestricted Subsidiary' means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (b) any subsidiary of an Unrestricted Subsidiary; provided, however, that in no event shall any Person that is a Restricted Subsidiary on the date of the Indenture become an Unrestricted Subsidiary. The Board of Directors may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (iv) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the 'Limitation on Indebtedness' covenant.

     'Vendor Credit Facility' means any credit facility (other than the Arianespace Agreement) entered into with any vendor or supplier (or any financial institution acting on behalf of such a vendor or supplier); provided that the Indebtedness thereunder is incurred solely for the purpose of financing the cost (including the cost of design, development, construction, or integration) of CD Radio Assets, including, without limitation, the Loral Satellite Purchase Contract.

     'Voting Stock' means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

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                          DESCRIPTION OF THE WARRANTS

GENERAL

     The Warrants will be issued under a Warrant Agreement (the 'Warrant
Agreement') between the Company and                          , as Warrant Agent
(the 'Warrant Agent'), a form of which will be filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Warrants and the Warrant Agreement, including the definitions of certain terms contained therein.


     Each Warrant will entitle the registered holder thereof, subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at such holder's option, from and after the Exercisability Date and prior to 5:00
P.M., New York City time, on            , 2002 (the 'Expiration Date') to
purchase from the Company $150 principal amount at maturity of Notes at an exercise price of $0.01 (the 'Warrant Securities'). Each Warrant may be exercised on any business day on or after the Exercisability Date and on or prior to the Expiration Date. Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under the Warrant Agreement shall cease.


EXERCISE


     Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants with the form of election to purchase Notes set forth on the reverse side thereof duly completed and executed by the holder thereof and paying in full the Exercise Price for such Warrants at the office or agency designated for such purpose, which will initially be the corporate trust office or agency of the Warrant Agent in New York, New York. Each Warrant may only be exercised in whole and the Exercise Price must be paid in cash or by certified or official bank check.


     The Company shall as soon as practicable after the occurrence of an Exercise Event send to each holder of Warrants and to each beneficial owner of the Warrants to the extent that the Warrants are held of record by a depository or other agent, by first-class mail, at the addresses appearing on the Warrant Register, a notice of the Exercise Event which has occurred, which notice shall describe the type of Exercise Event and the date of the occurrence thereof and the date of expiration of the right to exercise the Warrants prominently set forth on the face of such notice.

     Subject to the terms of the Warrant Agreement, the Warrant Certificates evidencing the Warrants may be surrendered for exercise or exchange, and the transfer of Warrant Certificates will be registerable, at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York. The Warrant Certificates will be issued in global form. No service charge will be made for any exercise, exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

DISTRIBUTION RIGHTS; ADJUSTMENT TO EXERCISE RATE; MERGER OR CONSOLIDATION


     Holders of Warrants will not be entitled, by virtue of being such holders, to have any rights of holders of Notes.



     To the extent permitted in the Indenture, the Company may consolidate with or merge into another corporation or other entity, or convey or transfer all or substantially all of its properties and assets to any other corporation or other entity. In case of any such consolidation, merger, conveyance or transfer and upon any assumption of the duties and obligations of the Company by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Warrant Agreement, and the Company shall be relieved of any further obligation under the Warrant Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrant Securities issuable pursuant to the terms of the Warrant Agreement and the Warrants. All the Warrant Securities so issued shall in all respects have the same legal rank and

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

benefit under the Indenture as the Warrant Securities theretofore or thereafter issued in accordance with the terms of the Warrant Agreement and the Indenture.


     The Warrant Agreement permits, with certain exceptions, the amendment thereof and the modification of rights and obligations of the Company and the rights of the holders of Warrant Certificates under the Warrant Agreement and at any time by the Company and the Warrant Agent with the consent of the holders of Warrant Certificates representing a majority in number of then outstanding Warrants.

CERTAIN COVENANTS

     The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules, regulations and policies adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants, make available such information as necessary to permit sales pursuant to Rule 144A under the Securities Act.

     The Company will also agree to comply with all applicable laws, including the Securities Act and any applicable state securities laws, in connection with the offer and sale of Common Stock (and other securities and property deliverable), upon exercise of the Warrants.

REGISTRATION RIGHTS


     Subject to applicable United States federal and state securities laws, the Company has agreed to file and use its best effects to cause to be declared effective on or prior to the Exercisability Date, the Warrant Securities Registration Statement on the appropriate form covering the issuance of the Warrant Securities upon the exercise of Warrants and to keep the Warrant Securities Registration Statement effective (except in certain limited periods) until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date.


     Pursuant to the Warrant Agreement, the Company has agreed that if a Warrant Registration Default occurs, the Company shall pay liquidated damages for each Warrant to the holder thereof (the 'Warrant Registration Damages') for each week or portion thereof during which the Warrant Registration Default continues. The Warrant Registration Damages will be equal to $0.03 per week per Warrant for the first 90-day period during which the Warrant Registration Default continues and will increase by an amount equal to $0.02 per week per Warrant with respect to each subsequent 90-day period during which the Warrant Registration Default continues and until the Warrant Registration Default is cured, up to a maximum of $0.07 per week per Warrant. All Warrant Registration Damages accrued, but not paid, on or prior to any Semiannual Accrual Date or interest payment date, as the case may be, will be paid to holders of Warrants on such Semiannual Accrual Date or interest payment date, as the case may be.




                          DESCRIPTION OF CAPITAL STOCK

     The Company's Amended and Restated Certificate of Incorporation provides for authorized capital of 250,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of Preferred Stock, par value $0.001 per share.

COMMON STOCK

     As of September 30, 1997, the Company had 12,577,884 shares of Common Stock outstanding held of record by 105 persons, and had reserved for issuance 3,763,000 shares of Common Stock with respect to outstanding options and warrants, including 1,800,000 shares pursuant to warrants exercisable at $50.00 per share and expiring in 2005.

     Holders of the Company's Common Stock are entitled to cast one vote for each share held of record on all matters acted upon at any stockholders' meeting and to dividends if, as and when declared

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
by the Board of Directors out of funds legally available therefor. There are no cumulative voting rights. In the event of any liquidation, dissolution or winding up of the Company, each holder of the Company's Common Stock will be entitled to participate, subject to the rights of any outstanding Preferred Stock, ratably in all assets of the Company remaining after payment of liabilities. Holders of the Company's Common Stock have no preemptive or conversion rights. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued against the consideration set forth in this prospectus, fully paid and non-assessable.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol 'CDRD.'

PREFERRED STOCK

     The Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof including dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and the number of shares constituting any series, without any further vote or action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock. In addition, because the terms of such Preferred Stock may be fixed by the Board of Directors without stockholder action, the Preferred Stock could be designated and issued quickly in the event the Company determines to issue preferred stock to raise additional equity capital. The Preferred Stock could also be designated and issued with terms calculated to deter, delay or defeat a proposed takeover of the Company, or with terms making the removal of management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Common Stock. Otherwise, the Company currently has no plans to issue Preferred Stock.

5% DELAYED CONVERTIBLE PREFERRED STOCK

     On March 19, 1997, the Board of Directors authorized the issuance of up to 8,000,000 shares of the 5% Preferred Stock. As of September 30, 1997, there were 5,222,608 shares of the 5% Preferred Stock outstanding held of record by 37 entities. The Company has agreed to grant a warrant to purchase an additional 486,000 shares of 5% Preferred Stock at a price of $25.00 per share to Libra Investments, Inc. ('Libra'), the original placement agent for the 5% Preferred Stock. If the Exchange Offer is consummated, the Company will instead grant Libra a warrant to purchase 121,500 shares of Series C Preferred Stock at a price of $100.00 per share.

10 1/2% SERIES C CONVERTIBLE PREFERRED STOCK

     On October 13, 1997, the Board of Directors authorized the issuance of up to 7,000,000 shares of the 10 1/2% Series C Convertible Preferred Stock (the 'Series C Preferred Stock'). On October 16, 1997, the Company offered to exchange up to 1,932,073 shares of its Series C Preferred Stock for up to all of the outstanding shares of its 5% Preferred Stock upon the terms and subject to the conditions of the Exchange Offer.

     Dividends. The annual dividend rate per share of the Series C Preferred Stock will be an amount equal to 10.5% of the sum of (x) the Liquidation Preference (as defined herein) of the Series C Preferred Stock and (y) all accrued and unpaid dividends, if any, whether or not declared, from the date of issuance of the shares of Series C Preferred Stock to the applicable dividend payment date. Dividends on the shares of Series C Preferred Stock will be cumulative, accruing quarterly and, when and as declared by the Board of Directors of the Company, will be payable quarterly initially on November 15, 2002 (the 'First Scheduled Dividend Payment Date') and on February 15, May 15, August 15 and November 15 of each year (each, a 'Dividend Payment Date') in each year thereafter. In addition, accrued dividends on the shares of Series C Preferred Stock will be paid on the redemption date of any share of Series C Preferred Stock redeemed by the Company, on the purchase date of any share of Series C Preferred Stock purchased by the Company pursuant to an Offer to Purchase (as defined herein) or on the conversion date of any share of Series C Preferred Stock converted into shares of Common Stock on or after the First Scheduled Dividend Payment Date. No accrued dividends will be paid on any shares of Series C Preferred Stock that are converted by the holders thereof prior to

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
the First Scheduled Dividend Payment Date, unless such shares of Series C Preferred Stock are converted on or prior to a redemption date by holders thereof electing to convert such shares after having received a notice of redemption for such shares. Dividends may be paid in cash, shares of Common Stock or any combination thereof, at the option of the Company. Common Stock issued to pay dividends will be valued at the average closing price of the Common Stock as reported in The Wall Street Journal for the 20 consecutive trading days immediately preceding the date of such payment. Dividends with respect to any share of Series C Preferred Stock will accumulate from November 15, 1997.

     If and so long as any full cumulative dividends payable on the shares of Series C Preferred Stock in respect of all prior dividend periods will not have been paid or set apart for payment, the Company will not pay any dividends or make any distributions of assets on or redeem, purchase or otherwise acquire for consideration shares of capital stock of the Company ranking junior to or on a par with the Series C Preferred Stock in payment of dividends.

     Redemption. Except as described below, the shares of Series C Preferred Stock may not be redeemed by the Company at its option prior to November 15, 2002. From and after November 15, 1999 and prior to November 15, 2002, the Company may redeem shares of Series C Preferred Stock, in whole or in part, at any time at a redemption price of 100% of the Liquidation Preference of the shares of Series C Preferred Stock redeemed, plus accrued and unpaid dividends, if any, whether or not declared, to the redemption date, if the average closing price of the Common Stock as reported in The Wall Street Journal for the 20 consecutive trading days prior to the notice of redemption thereof equals or exceeds $31.50 per share (subject to adjustments). From and after November 15, 2002, the Company may redeem shares of Series C Preferred Stock, in whole or in part, at the following redemption prices per share, expressed as percentages of the Liquidation Preference thereof, if redeemed during the 12-month period beginning November 15 in the year indicated below:

                                 YEAR                                     PERCENTAGE
-----------------------------------------------------------------------   ----------

2002...................................................................      105.25%
2003...................................................................      103.50
2004...................................................................      101.75
2005 and thereafter....................................................      100.00

plus, in each case, accrued and unpaid dividends, if any, to the redemption date.

     Following the issuance of the Series C Preferred Stock, within 30 days of the closing date of the first offering by the Company of debt securities in excess of $50,000,000 pursuant to a registration statement filed with the Commission under the Securities Act or pursuant to Rule 144A under the Securities Act, the Company may redeem up to 50% of the outstanding shares of Series C Preferred Stock at a redemption price of 100% of the Liquidation Preference of the shares of Series C Preferred Stock redeemed, plus accrued and unpaid dividends, if any, whether or not declared, to the redemption date. On November 15, 2012 (the 'Mandatory Redemption Date'), the Company is required to redeem all outstanding shares of Series C Preferred Stock at a redemption price of 100% of the Liquidation Preference of the shares of Series C Preferred Stock, plus accrued and unpaid dividends, if any, whether or not declared, to the Mandatory Redemption Date.

     The amount paid to the holders of shares of Series C Preferred Stock upon redemption which is allocable to the Liquidation Preference of the shares of Series C Preferred Stock shall be paid in cash and the amount of any accrued and unpaid dividends to be paid on the shares of Series C Preferred Stock redeemed shall be paid in cash, shares of Common Stock or any combination thereof at the option of the Company.

     Change in Control. Upon the occurrence of a Change in Control, the Company must make an offer to purchase (an 'Offer to Purchase') all then outstanding shares of Series C Preferred Stock at a purchase price (the 'Change in Control Purchase Price') in cash equal to 101% of their Liquidation Preference, plus all accrued and unpaid dividends (paid in cash), if any, whether or not declared, to the date such shares are purchased (the 'Change in Control Purchase Date'). A 'Change in Control' is defined as the occurrence of any of the following events:
(a) any 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Loral Space, Arianespace or David

Margolese is or becomes the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have 'beneficial ownership' of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding voting stock of the Company; (b) the Company consolidates with, or merges with or into another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Company, in any such event, pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, other than, at all times when the Notes are outstanding, those transactions that are not deemed a 'Change of Control' under the terms of the Indenture; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or a special resolution is passed by the shareholders of the Company approving the plan of liquidation or dissolution, other than, at all times when the Notes are outstanding, those transactions that are not deemed a 'Change of Control' under the terms of the Indenture.

     Conversion. Each share of Series C Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the Liquidation Preference of the Series C Preferred Stock (without accrued and unpaid dividends) by a conversion price (the 'Conversion Price') equal to (x) prior to the date of the first underwritten public offering of the Company's Common Stock following the initial issuance of the Series C Preferred Stock, $21.00 and (y) thereafter, the lower of $21.00 per share or the issue price per share of the Common Stock in such underwritten public offering. The Conversion Price will not be adjusted at any time for accrued and unpaid dividends on the shares of Series C Preferred Stock, but will be subject to adjustment for the occurrence of certain corporate events affecting the Common Stock. Upon conversion, at any time after the First Scheduled Dividend Payment Date, holders of the Series C Preferred Stock will be entitled to receive all accrued and unpaid dividends upon the shares of Series C Preferred Stock converted payable in cash or shares of Common Stock, or a combination thereof, at the option of the Company. No accrued dividends will be paid on any shares of Series C Preferred Stock that are converted by the holders thereof prior to the First Scheduled Dividend Payment Date, unless such shares of Series C Preferred Stock are converted prior to a redemption date by holders thereof electing to convert such shares after having received a notice of redemption for such shares. Common Stock issued to pay dividends will be valued at the average closing price of the Common Stock as reported in The Wall Street Journal for the 20 consecutive trading days immediately preceding the date of such payment.

     The Conversion Price for shares of Series C Preferred Stock is subject to adjustment in certain events, including (i) dividends and other distributions payable in Common Stock on any class of capital stock of the Company, (ii) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than fair market value, (iii) subdivisions, combinations and reclassifications of the Common Stock, (iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company or assets and (v) a consolidation or merger to which the Company is a party or the sale or transfer of all or substantially all of the assets of the Company.

     Automatic Exchange. If the Company has not consummated one or more Qualifying Offerings yielding gross proceeds in an aggregate cash amount of at least $100 million by May 15, 1998 (the 'Automatic Exchange Date'), all outstanding shares of Series C Preferred Stock shall be exchanged automatically (the 'Automatic Exchange') for shares of the Series D Preferred Stock, with an initial liquidation preference of $102.50 on the Automatic Exchange Date, at an exchange rate of one share of Series D Preferred Stock for each $100 of Automatic Exchange Rate Liquidation Preference represented by the shares of Series C Preferred Stock held by any holder. The 'Automatic Exchange Rate Liquidation Preference' for the shares of Series C Preferred Stock shall be $69.6145 per share (the amount determined by multiplying (x) the Liquidation Preference for the Series C Preferred Stock

(without accrued and unpaid dividends thereon), by (y) 0.696145.) The Company will pay cash to holders of Series C Preferred Stock in lieu of issuing fractional shares of Series D Preferred Stock in the Automatic Exchange. Although holders of Series C Preferred Stock will not be entitled to receive accrued dividends thereon on or after the Automatic Exchange Date, shares of Series D Preferred Stock will be issued with an initial liquidation preference equal to $102.50. For a description of the terms, preferences and rights of the Series D Preferred Stock, see ' -- Series D Preferred Stock.'

     In the event of an Automatic Exchange, the Company will give written notice to the holders of record on the Automatic Exchange Date of shares of Series C Preferred Stock at their addresses appearing on the books of the Company that the shares of Series C Preferred Stock have been automatically exchanged into shares of Series D Preferred Stock. The notice of exchange will specify the number of shares of Series D Preferred Stock into which the shares of Series C Preferred Stock have been automatically exchanged and the place where the holders are to deliver the certificates evidencing shares of Series C Preferred Stock in exchange for certificates evidencing shares of Series D Preferred Stock. Thereafter, the holders will surrender their certificates evidencing shares of Series C Preferred Stock at the place designated in the notice of exchange. As promptly as practicable after receipt of such certificates, the Company will issue and deliver to each holder a certificate or certificates for the number of shares of Series D Preferred Stock to which such holder is entitled. Shares of Series D Preferred Stock will be deemed to have been exchanged immediately prior to the close of business on the Automatic Exchange Date and the holders of the Series C Preferred Stock of record on such date shall be treated for all purposes as the record holders of the Series D Preferred Stock at such time.

     Voting Rights. Other than the consent rights described below with respect to certain corporate actions, and except as otherwise provided by applicable law, holders of shares of Series C Preferred Stock will have no voting rights. Consent of the holders of a majority of the outstanding shares of Series C Preferred Stock will be required before the Company may take certain corporate actions, including (i) any amendment, alteration or repeal of any of the provisions of the Company's Certificate of Incorporation or Bylaws which affects adversely the voting powers, rights or preferences of the holders of the shares of Series C Preferred Stock, (ii) the authorization or creation of, or the increase in authorized amount of, any shares of any class or series of equity securities that ranks senior to or on a parity with the Series C Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution and (iii) the merger or consolidation of the Company with or into any other entity, unless the resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to, or on a parity with, the Series C Preferred Stock in the payment of dividends or the distribution of its assets on liquidation, dissolution or winding up. In addition, in the event that (i) after the First Scheduled Dividend Payment Date, dividends payable on the shares of Series C Preferred Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividend payments, (ii) the Company fails to redeem all of the outstanding shares of Series C Preferred Stock on the Mandatory Redemption Date, or (iii) the Company fails to make an Offer to Purchase upon a Change in Control, the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a class, will be entitled to elect (i) one director in the event that there are seven or fewer directors on the Board of Directors at such time or (ii) two directors in the event that there are eight or more directors on the Board of Directors at such time.

     In exercising the voting rights set forth herein or when otherwise granted voting rights by operation of law, each share of Series C Preferred Stock will be entitled to one vote per share.

     No consent of the holders of the Series C Preferred Stock will be required for (i) the creation of any indebtedness of any kind of the Company or (ii) the authorization or issuance of any class of capital stock of the Company ranking junior to the Series C Preferred Stock in payment of dividends or upon liquidation, dissolution or winding up of the Company.

     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of the assets of the Company to the holders of shares of Common Stock or any other capital stock of the Company ranking junior to the Series C Preferred Stock upon liquidation, dissolution or winding up of the Company, the holders of shares of Series C Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount per share of Series C Preferred Stock equal to

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
$100.00 (the 'Liquidation Preference'), plus accrued and unpaid dividends on such share of Series C Preferred Stock, if any, to the date of final distribution.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Company to the holders of shares of Series C Preferred Stock or any capital stock of the Company ranking on a par with the shares of Series C Preferred Stock, the holders of any shares of capital stock of the Company ranking senior to the Series C Preferred Stock and such parity stock (including the shares of 5% Preferred Stock in the event not all shares of 5% Preferred Stock are exchanged or otherwise redeemed in the Exchange Offer) shall be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount per share of such senior stock equal to the liquidation preference thereof, plus accrued and unpaid dividends thereon, if any, to the date of final distribution.

     If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the shares of Series C Preferred Stock or any capital stock ranking on a par with the shares of Series C Preferred Stock are not paid in full, then such holders will share ratably in any such distribution of assets, or proceeds thereof, in proportion to the full respective preferential amounts to which they are entitled. Neither a consolidation nor a merger of the Company with one or more other corporations, nor a sale or a transfer of all or substantially all of the assets of the Company, will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

SERIES D PREFERRED STOCK

     On October 13, 1997, the Board of Directors approved the issuance of up to 7,000,000 shares of Series D Preferred Stock. Shares of Series D Preferred Stock will be issued in the event of an Automatic Exchange with respect to the New Preferred Stock. See ' -- 10 1/2% Series C Convertible Preferred
Stock -- Automatic Exchange.'

NEW CONVERTIBLE PREFERRED STOCK

     Pursuant to a binding Summary Term Sheet/Commitment (the 'Commitment') dated June 15, 1997 among Everest Capital International, Ltd., Everest Capital Fund, L.P., The Ravich Revocable Trust of 1989 (together 'Everest') and the Company, Everest committed to purchase from the Company, and the Company committed to sell to Everest in a private placement, up to $58 million of a new series of convertible preferred stock (the 'New Convertible Preferred Stock') in conjunction with a financing by the Company to yield gross proceeds of $150 million or more in 'new money,' subject to certain conditions. Everest can satisfy its obligation to purchase the New Convertible Preferred Stock by either exchanging some or all of the 5% Preferred Stock it currently holds or by paying cash. The terms of the New Convertible Preferred Stock differ substantially from the terms of the New Preferred Stock. If Everest pursues its right to purchase the New Convertible Preferred Stock pursuant to the Commitment and seeks to enforce the Company's obligations thereunder, the Company may be required to issue the New Convertible Preferred Stock. Everest has not made known to the Company its intentions with respect to the Commitment and its current holding of 5% Preferred Stock.

PREFERRED STOCK PURCHASE RIGHTS

     On October 22, 1997, the Board of Directors adopted a stockholders rights plan and, in connection with the adoption of such plan, declared a dividend distribution of one 'Right' for each outstanding share of Common Stock (a 'Common Share') of the Company to stockholders of record at the close of business on November 3, 1997 (the 'Rights Record Date'). Except as set forth below, each Right will entitle the registered holder thereof to purchase from the Company one one-hundredth of a share of Series B Preferred Stock, par value $0.001 per share (the 'Series B Shares'), at a purchase price of $115.00 (the 'Purchase Price'), subject to adjustment. The Purchase Price shall be paid in cash. The description and terms of the Rights will be set forth in a Rights Agreement (the 'Rights Agreement') to be entered into by the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

     Initially, no separate Right Certificates will be distributed and the Rights will be evidenced, with respect to any Common Shares outstanding on the Rights Record Date, by the certificates representing

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
such Common Shares. Until the Separation Date (as defined below), the Rights will be transferred with, and only with, Common Share certificates. Until the earlier of the Separation Date and the redemption or expiration of the Rights, new Common Share certificates issued after the Rights Record Date will contain a notation incorporating the Rights Agreement by reference. The Rights are not exercisable until the earlier to occur of (a) 10 business days following a public announcement that a person or group of affiliated or associated persons (an 'Acquiring Person') has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (except by reason of (i) exercise by such person of stock options granted to such person by the Company pursuant to any stock option or similar plan of the Company (ii) the exercise of conversion rights contained in specified classes of Preferred Stock, or (iii) the exercise of Warrants owned on the date of the Rights Agreement to acquire Common Shares deemed to be benefically owned by such person on such date, which will include warrants to acquire 1,740,000 Common Shares to be issued to an affiliate of Everest Capital Fund, Ltd.) or (b) 15 business days following the commencement of a tender offer or exchange offer by any person (other than the Company, any subsidiary of the Company or any employee benefit plan thereof) if, upon consummation hereof, such person or group would be the beneficial owner of 15% or more of such outstanding Common Shares (the earlier of such dates being called the 'Separation Date'), and will expire on October 22, 2002, unless earlier redeemed by the Company as described below. As soon as practicable following the Separation Date, separate certificates evidencing the Rights ('Right Certificates') will be mailed to holders of record of the Common Shares as of the close of business on the Separation Date and, thereafter, such separate Right Certificates alone will evidence the Rights. A holder of 15% or more of the Common Stock as of the date of the Rights Agreement will be excluded from the definition of 'Acquiring Person' unless such holder increases the aggregate percentage of its and its affiliates' beneficial ownership interest in the Company by an additional 1%.


     In the event that, at any time following the Separation Date, (a) the Company is the surviving corporation in a merger with an Acquiring Person and the Company's Common Shares are not changed or exchanged, (b) a person (other than the Company, any subsidiary of the Company or any employee benefit plan thereof), together with its Affiliates and Associates (as defined in the Rights Agreement), becomes an Acquiring Person (in any manner, except pursuant to (i) the exercise of stock options granted pursuant to the Company's existing and future stock option plans, (ii) the exercise of conversion rights contained in specified Preferred Stock issues of the Company, (iii) the exercise of certain warrants specified in the Rights Agreement and (iv) a tender offer for any and all outstanding Common Shares made in accordance with applicable laws, which remains open for at least 40 Business Days and into which holders of 80% or more of the Company's outstanding Common Shares tender their shares), (c) an Acquiring Person engages in one or more 'self-dealing' transactions as set forth in the Rights Agreement or (d) during such time as there is an Acquiring Person, an event occurs (e.g., a reverse stock split), that results in such Acquiring Person's ownership interest being increased by more than one percent, the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon the exercise thereof at the then current exercise price of the Right, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.


     In the event that, at any time following the first date of public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become such (the 'Shares Acquisition Date'), (a) the Company consolidates or merges with another person and the Company is not the surviving corporation, (b) the Company consolidates or merges with another person and is the surviving corporation, but in such transaction its Common Shares are changed or exchanged or (c) 50% or more of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, common shares of the acquiring company having a value equal to two times the exercise price of the Right.

     The Board may, at its option, at any time after the right of the Board to redeem the Rights has expired or terminated (with certain exceptions), exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and Affiliates and Associates of the Acquiring Person) for Common Shares at a ratio of one Common Share per Right, as adjusted;

provided, however, that such Right cannot be exercised once a Person, together with such Person's Affiliates and Associates, becomes the beneficiary owner of 50% or more of the Common Shares then outstanding. If the Board authorizes such an exchange, the Rights will immediately cease to be exercisable.

     Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the fourth and fifth paragraphs of this section, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Affiliate or Associate thereof shall immediately become null and void. The Rights Agreement contains provisions intended to prevent the utilization of voting trusts or similar arrangements (except for the voting arrangement between two of the Company's principal stockholders and the Company) that could have the effect of rendering ineffective or circumventing the beneficial ownership rules set forth in the Rights Agreement.

     The Purchase Price payable, and the number of Series B Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a dividend of Series B Shares on, or a subdivision, combination or reclassification of, the Series B Shares, (b) upon the grant to holders of the Series B Shares of certain rights or warrants to subscribe for Series B Shares or securities convertible into Series B Shares at less than the current market price of the Series B Shares or (c) upon the distribution to holders of the Series B Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series B Shares) or of subscription rights or warrants (other than those referred to above).

     At any time after the date of the Rights Agreement until ten Business Days (as defined in the Rights Agreement) (a period that can be extended) following the Shares Acquisition Date, the Board of Directors, with the concurrence of a majority of the Independent Directors (those members of the Board who are not officers or employees of the Company or of any Subsidiary of the Company and who are not Acquiring Persons or their Affiliates, Associates, nominees or representatives, and who either (a) were members of the Board prior to the adoption of the Rights Plan or (b) were subsequently elected to the Board and were recommended for election or approved by a majority of the Independent Directors then on the Board), may redeem the Rights, in whole but not in part, at a price of $0.01 per Right, subject to adjustment (the 'Redemption Price'). Thereafter, the Board may only redeem the Rights in certain specified circumstances including in connection with certain events not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person. In addition, the Company's right of redemption may be reinstated if (a) an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company and (b) there is at such time no other Acquiring Person. The Rights Agreement may also be amended, as described below, to extend the period of redemption.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the Acquiring Person as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights or imposing limitations on the right to amend the Agreement, any of the provisions of the Rights Agreement may be amended by the Board with the concurrence of a majority of the Independent Directors or by special approval of the stockholders of the Company prior to the Separation Date. Thereafter, the period during which the Rights may be redeemed may be extended (by action of the Board, with the concurrence of a majority of the Independent Directors or by special approval of the stockholders of the Company), and other provisions of the Rights Agreement may be amended by action of the Board with the concurrence of a majority of the Independent Directors or by special approval of the shareholders of the Company; provided, however, that (a) such amendment will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) and (b) no amendment shall be made at such time as the Rights are no longer redeemable (except for the possibility of the right of redemption being reinstated as described above).

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

     Section 203 of the Delaware General Corporation Law ('Section 203') generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an 'Interested Stockholder') but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years after the time the stockholder became an Interested Stockholder unless (i) prior to such time, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years, who became an Interested Stockholder with the approval of the corporation's board of directors or who became an Interested Stockholder at a time when the restrictions contained in Section 203 did not apply for reasons specified in Section 203, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term 'Business Combination' to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, coupled with the Board's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Company's Amended and Restated Certificate of Incorporation (the 'Certificate'), may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate nor the Company's Amended and Restated Bylaws exclude the Company from the restrictions imposed by Section 203.

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock, the 5% Preferred Stock and the Series C Preferred Stock is Continental Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

SHARES ELIGIBLE FOR FUTURE SALE


     Upon the consummation of the Stock Offerings, the Company will have 16,077,884 shares of Common Stock outstanding, assuming no exercise of (i) the Underwriters' overallotment option, (ii) outstanding options and (iii) Warrants issued in connection with the Units Offering. Of these shares, 9,695,896 shares will be freely tradeable without restriction under the Securities Act unless such shares are purchased in the Stock Offerings by Affiliates. Of the remaining 6,381,988 shares of Common Stock, 3,547,488 shares are Restricted Shares. Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act. Up to 1,642,000 of the Restricted Shares held by the directors and certain officers of the Company will be eligible for sale, subject to the restrictions of Rule 144, upon expiration of the Lock-up Agreements, which shall expire, with respect to a Lock-up Agreement concerning 1,600,000 of such shares, on a cumulative basis as to 25% of such 1,600,000 shares at the expiration of each of the 15th, 18th, 21st and 24th month following August 26, 1997, and, with respect to Lock-up Agreements concerning the remaining 42,000 shares, 180 days after the effective date of the Stock Offerings. The remaining 1,905,488 Restricted Shares will not become eligible for resale until August 1998, and then only pursuant to the restrictions under Rule 144. In addition, the Company's largest stockholder has entered into a lock-up agreement relating to 2,834,500 shares lasting for a period ending, on a cumulative basis, as to 25% of the shares of Common Stock owned by each holder, on the expiration of the 15th, 18th, 21st and 24th month following August 26, 1997. As such shares become free of such lock-up, they will be eligible for sale without restriction.


     In general, under Rule 144 as currently in effect, beginning 90 days after the conclusion of the Stock Offerings, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including persons who may be deemed 'affiliates' of the Company, will be entitled to sell in any three month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or
(ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are also subject to certain other requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months immediately preceding the sale is entitled to sell restricted shares pursuant to Rule 144(k) without regard to the limitations described above, provided that two years have expired since the later of the date on which such restricted shares were first acquired from the Company or from an affiliate of the Company. Certain of the Company's current stockholders have demand and incidental registration rights. See 'Principal Stockholders.'

     The Company has granted options to purchase 1,733,000 shares of Common Stock to certain directors, officers and key employees of the Company pursuant to the stock plans. Of the shares underlying these outstanding options, 1,705,000 are subject to the agreements described above restricting the sale of such shares for a period of 180 days after the date of this Prospectus. Following the Stock Offerings, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock issuable upon the exercise of stock options granted under the Company's stock option plans. Except as limited by the agreements described above and by Rule 144 volume limitations applicable to affiliates, shares issued upon the exercise of stock options after the effective date of such registration statement generally will be available for sale in the open market.

     The Company is unable to predict the effect that sales made under Rule 144, pursuant to future registration statements, or otherwise, may have on any then prevailing market price for shares of the Common Stock. Nevertheless, sales of a substantial amount of Common Stock in the public market, or the perception that such sales could occur, could adversely affect market prices.

                    CERTAIN UNITED STATES TAX CONSIDERATIONS

     The federal income tax discussion set forth below summarizes certain United States federal income tax consequences that may be relevant to holders of the Units, Warrants and Notes who are United States Persons (as defined below) and hold their Units, Warrants and Notes as capital assets ('Holders'). The discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant to such Holders of the Units, Warrants and Notes. The discussion does not include special rules that may apply to certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons holding the Units, Notes and Warrants as part of a 'straddle,' 'hedge' or 'conversion transaction,' and investors who are not United States Persons), and does not address the tax consequences of the law of any state, locality or foreign jurisdiction. The discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), existing and proposed Treasury regulations promulgated thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

     As used herein, 'United States Person' means a beneficial owner of the Units, Notes or Warrants who or that (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or political subdivision thereof,
(iii) is an estate the income of which is subject to U.S federal income taxation regardless of its source, (iv) is a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. fiduciaries have authority to control all substantial decisions of the trust, or (v) is otherwise subject to U.S. federal income tax on a net income basis in respect of the Units, Notes or Warrants, as the case may be.

THE UNITS

     The purchase of a Unit consisting of a Note and Warrants will be treated as the purchase of an 'investment unit' for federal income tax purposes. The issue price of a Unit for U.S. federal income tax purposes will be the first price at which a substantial amount of Units are sold to the public (excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers). The aggregate issue price of the Unit must be allocated among the Note and the Warrants based on their relative fair market values on the date of issuance of the Unit to determine the issue price of each of the securities. The Company believes that the aggregate issue price of each Unit should be
allocated $        to the Note and $        to the Warrants, which amounts are
based on the instruments' anticipated relative fair market value at the time of issuance. Although the Company's allocation is not binding on the IRS, a Holder of a Unit must use the Company's allocation unless the Holder discloses on its federal income tax return for the year in which the Unit was acquired that it plans to use an allocation that is inconsistent with the Company's allocation. A Unit Holder's initial tax basis in each security will be the issue price allocated thereto.

THE NOTES

     Original Issue Discount. The Notes will have original issue discount for federal income tax purposes. The amount of original issue discount ('OID') on a
Note is the excess of its 'stated redemption price at maturity' (the sum of all payments to be made on the Note, whether denominated as interest or principal) over its 'issue price.' The 'issue price' of each Note will be as discussed above. Each Note Holder (whether a cash or accrual method taxpayer) will be required to include in income such OID as it accrues, in advance of the receipt of some or all of the related cash payments.

     The amount of OID includable in income by the initial Holder of a Note is the sum of the 'daily portions' of OID with respect to the Note for each day during the taxable year or portion of the taxable year on which such Holder held such Note ('accrued OID'). The daily portion is determined by allocating to each day in any 'accrual period' a pro rata portion of the OID allocable to that accrual period. The accrual periods for a Note will be periods that are each selected by the Note Holder that are no longer than one year, provided that each scheduled payment occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to any accrual period other than the initial short accrual period (if any) and the final accrual period is an amount equal to the product of the Note's 'adjusted issue price' at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The amount of OID allocable to the final accrual period is the difference between the amount payable at maturity and the adjusted issue price of the Note at the beginning of the final accrual period. The amount of OID allocable to any initial short accrual period may be computed under any reasonable method. The adjusted issue price of the Note at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any prior payments with respect to such Note. The Company is required to report the amount of OID accrued on Notes held of record by persons other than corporations and other exempt Note Holders, which may be based on accrual periods other than those chosen by the Note Holder. A Note Holder will not be required to recognize any income upon the receipt of interest payments on the Notes.

     The tax basis of a Note in the hands of the Holder will be increased by the amount of OID, if any, on the Note that is included in the Holder's income pursuant to these rules, and will be decreased by the amount of any payments made with respect to the Note.

     Applicable High Yield Discount Obligation. If the yield to maturity of the Notes (as determined for U.S. federal income tax purposes) exceeds the 'applicable federal rate' ('AFR') plus 500 basis points, the Notes will be subject to the applicable high yield discount obligation ('AHYDO') rules of the
Code. The AFR for the month of                , 1997 for instruments with a
weighted average maturity in excess of nine years providing for semi-annual
compounding is      %. Pursuant to the AHYDO rules, the Company's deductions
with respect to original issue discount will be suspended until such amounts are actually paid, and the 'disqualified portion' of such original issue discount (defined as the portion that is attributable to the yield on such Note in excess of the applicable federal rate plus 600 basis points) will be permanently nondeductible. These rules generally do not affect the amount, timing or character of a Holder's income; however, domestic corporate Holders may be eligible for a dividends-received deduction with respect to their inclusion in income of the 'disqualified portion' (as defined above) if such amount, if paid with respect to stock, would have been a dividend (i.e., among other things, would have been out of earnings and profits, which the Company does not believe that it currently has). The availability of the dividend-received deduction is subject to a number of complex limitations.

     Market Discount. If a Note is acquired by a subsequent purchaser at a 'market discount,' some or all of any gain realized upon a disposition (including a sale or a taxable exchange) or payment at maturity of such Note may be treated as ordinary income. 'Market discount' with respect to a security is, subject to a de minimis exception, the excess of (1) the issue price of the security increased by all previously accrued original issue discount and probably reduced (although the Code does not expressly so provide) by any cash payments in respect of such security over (2) such Holder's initial tax basis in the security. The amount of market discount treated as having accrued will be determined either on a ratable basis, or, if the Holder so elects, on a constant interest method. Upon any subsequent disposition (including a gift or payment at maturity) of such Note (other than in connection with certain nonrecognition transactions), the lesser of any gain on such disposition (or appreciation, in the case of a gift) or the portion of the market discount that accrued while the Note was held by such Holder will be treated as ordinary interest income at the time of the disposition. In lieu of including accrued market discount in income at the time of disposition, a Holder may elect to include market discount in income currently. Unless a Note Holder so elects, such Holder may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Note until the Holder disposes of the Note. The election to include market discount in income currently, once made, is irrevocable and applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Acquisition Premium. A subsequent Holder of a Note is generally subject to rules for accruing OID described above. However, if such Holder's purchase price for the Note exceeds the 'revised issue price' (the sum of the issue price of the Note and the aggregate amount of the OID includible in the gross income of all Holders for periods before the acquisition of the Note by such Holder and probably reduced (although the Code does not expressly so provide) by any cash payment in respect of such security), the excess (referred to as 'acquisition premium') is offset ratably against the amount of OID otherwise includible in such Holder's taxable income (i.e., such Holder may reduce the daily portions of OID by a fraction, the numerator of which is the excess of such Holder's purchase price for the Note over the revised issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date over the Note's revised issue price).

     Disposition of Notes. A Holder of Notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of such Notes; such gain or loss will generally be equal to the difference between (i) the amount of cash and the fair market value of property received and (ii) the Holder's adjusted tax basis (including any accrued OID or market discount previously included in income by the Holder and reduced by any previous payments with respect to the Notes) in such Notes. Subject to the market discount rules discussed above, gain or loss recognized will be capital gain or loss, provided such

Notes are held as capital assets by the Holder, and will be long term capital gain or loss if the Holder has held such Notes (or is treated as having held such Notes) for longer than one year. For individuals, such gain will be taxed at rates that vary depending upon whether the Note was held for one year or less, more than one year but not more than 18 months, or more than 18 months.

     Reporting Requirements. The Company will provide annual information statements to Holders of the Notes and to the Internal Revenue Service, setting forth the amount of original issue discount determined to be attributable to the Notes for that year.

THE WARRANTS

     A Warrant Holder will take a tax basis in the Warrants equal to the issue price of the Unit allocable to them. A Warrant Holder generally will not recognize gain or loss upon a Warrant's exercise for cash (except to the extent cash is received in lieu of fractional shares). Furthermore, a Warrant Holder's tax basis in the Common Stock received upon the exercise of a Warrant will equal the Exercise Price of the Warrants plus the Holder's tax basis in the Warrant prior to its exercise. The holding period of Common Stock received upon a Warrant's exercise will begin with and include the day such Warrant was exercised.

     In the event that a Holder of Warrants acquires shares of Common Stock through a Cashless Exercise of Warrants, the Holder will recognize gain or loss equal to the excess of the fair market value of the Warrants deemed surrendered to pay the Exercise Price over the Holder's tax basis in such Warrants. It is possible that such gain or loss may be treated as ordinary income or loss on the grounds that the Warrants surrendered in the Cashless Exercise were not sold or exchanged.

     If a Holder exercises a Warrant with a combination of the payment of cash and through a Cashless Exercise, the transaction may be divided into the applicable number of parts with each part treated as described above.

     If a Warrant is not exercised and is allowed to expire, the Holder of the Warrant will recognize a loss equal to the Holder's tax basis in the Warrant. Such loss will be capital loss and will be long-term or short-term depending on the Holder's holding period for the Warrant.

     Warrant Holders will recognize capital gain or loss on the sale or taxable exchange of the Warrants in an amount equal to the difference between the amount of cash or property received and the Holder's tax basis in the Warrants. Such capital gain or loss will be long-term or short-term depending on the Holder's holding period for the Warrants. For individuals, gain from such a transaction will be taxed at rates that vary depending upon whether the Warrant exchanged was held for one year or less, more than one year but not more than 18 months, or more than 18 months.

     The number of shares of Common Stock receivable upon the exercise of a Warrant is subject to adjustment under certain circumstances. Under Section 305 of the Code and the Treasury Regulations promulgated thereunder, Holders of the Warrants will be treated as having received a constructive distribution, resulting in ordinary income (subject to a possible dividends-received deduction in the case of corporate shareholders) to the extent of the Company's current and/or accumulated earnings and profits, if, and to the extent that, certain adjustments in the number of shares of Common Stock receivable upon the exercise of a Warrant that may occur increase the proportionate interest of a holder of a Warrant in the fully diluted Common Stock, whether or not the Holder ever exercise the Warrant. Generally, a Holder's tax basis in a Warrant will be increased by the amount of any constructive dividend.

BACKUP WITHHOLDING

     Under certain circumstances, the failure of a Holder of Notes, Warrants or Common Stock to provide sufficient information to establish that such Holder is exempt from the backup withholding provisions of the Code will subject such Holder to backup withholding at a rate of 31 percent on payments of principal and interest on the Notes, and the proceeds from a disposition of the Notes, Warrants or Common Stock. In general, backup withholding applies if a Holder fails to furnish a correct taxpayer identification number, fails to report dividend and interest income in full, or fails to certify that such Holder has provided a correct taxpayer identification number and that the Holder is not subject to withholding. An individual's taxpayer identification number is such person's Social Security number.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF UNITS, WARRANTS OR NOTES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF UNITS, WARRANTS OR NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE UNITS, WARRANTS OR NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in a purchase agreement (the 'Purchase Agreement'), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch') and Lehman Brothers Inc. are acting as representatives (the 'Representatives'), has severally agreed to purchase from the Company the number of Units set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Units offered hereby, if any are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                                       NUMBER
              UNDERWRITERS                                                            OF UNITS
                                                                                      --------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.........................................................
Lehman Brothers Inc................................................................
Libra Investments, Inc.............................................................

                                                                                      --------
              Total................................................................
                                                                                      --------
                                                                                      --------

     The Underwriters have advised the Company that they propose initially to offer the Units to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of   % of the principal amount of the Units. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of   % of the principal amount of the Units to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Company has agreed that it will not for a period of 180 days from the date of this Prospectus, without the consent of Merrill Lynch directly or indirectly offer, sell, grant any option to purchase, or otherwise dispose of, any debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Units or such other debt securities.

     The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters do not intend to confirm sales of Units offered hereby to any accounts over which they exercise discretionary authority.

     There is currently no public market for the Units. Accordingly, there can be no assurance as to the liquidity of any market that may develop for the Units, the ability of holders of the Units to sell their Units or at what price such holders would be able to sell their Units. If such a market were to develop, the Units could trade at prices that may be lower than the initial offering price thereof, depending on many factors, including prevailing interest rates, the Company's operating results and markets for similar debt securities. The Underwriters have advised the Company that they currently intend to make a market in the Units. However, they are not obligated to do so, and any market making with respect to the Units may be discontinued at any time without notice at the sole discretion of each Underwriter. If an active public market does not develop, the market price and liquidity of the Units may be adversely affected. The Company does not intend to apply for listing of the Units on any national securities exchange or for quotation of the Units through an automated quotation system.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Units. There can be no assurance that the market for the Units will not be subject to similar disruptions.

     Until the distribution of the Units is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Units. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Units. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Units.

     If the Underwriters create a short position in the Units in connection with the Units Offering, i.e., if they sell more Units than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Units in the open market.

     The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Units in the open market to reduce the Underwriters' short position or to stabilize the price of the Units, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering of Units.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Units. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.


     Pursuant to an agreement, dated October 21, 1992, Batchelder & Partners, Inc., the Company's financial adviser, will receive fees in the amount of 1% of the proceeds of the Units Offering.


     The Underwriters and dealers may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Commission. In general, a passive market maker may not bid for, or purchase, the Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Stock during a specified two-month prior period or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                                 LEGAL MATTERS

     Certain legal matters relating to the securities offered hereby are being passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. Certain regulatory matters arising under the Communications Act are being passed upon by Wiley, Rein & Fielding, Washington, D.C. Certain legal matters are being passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1996, for each of the three years in the period ended December 31, 1996, and for the period from May 17, 1990 (the date of inception) to December 31, 1996, incorporated herein by reference, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Inside back cover

Photograph of car on highway and CD Radio logo

Caption:   50 Channels of Programming
           National Satellite Coverage
           Commercial-Free Music
           CD Quality Sound

_____________________________                      _____________________________

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------
                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               ----

Additional Information......................................................................................................     5
Incorporation of Certain Documents by Reference.............................................................................     5
Special Note Regarding Forward-Looking Statements...........................................................................     6
Prospectus Summary..........................................................................................................     7
Risk Factors................................................................................................................    16
Use of Proceeds.............................................................................................................    27
Price Range of Common Stock.................................................................................................    29
Dividend Policy.............................................................................................................    29
Dilution....................................................................................................................    30
Capitalization..............................................................................................................    31
Selected Historical Financial Information...................................................................................    31
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................    32
Business....................................................................................................................    37
Management..................................................................................................................    53
Principal Stockholders......................................................................................................    61
Description of Certain Indebtedness.........................................................................................    65
Description of Units........................................................................................................    70
Description of the Notes....................................................................................................    70
Description of the Warrants.................................................................................................    97
Description of Capital Stock................................................................................................    98
Shares Eligible for Future Sale.............................................................................................   106
Certain United States Tax Considerations....................................................................................   107
Underwriting................................................................................................................   112
Legal Matters...............................................................................................................   113
Independent Accountants.....................................................................................................   113



                                  $150,000,000
                                 GROSS PROCEEDS
                                     [LOGO]

                              UNITS CONSISTING OF
                              % SENIOR SECURED DISCOUNT
                                 NOTES DUE 2007
                            AND WARRANTS TO PURCHASE
                           0% SENIOR SECURED DISCOUNT
                                 NOTES DUE 2007


                               ------------------
                                   PROSPECTUS
                               ------------------
                              MERRILL LYNCH & CO.
                                LEHMAN BROTHERS
                            LIBRA INVESTMENTS, INC.

                                            , 1997

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The cash expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

Securities and Exchange Commission registration fee..........................................   $45,455
NASD filing fee..............................................................................    15,500
Accounting fees and expenses.................................................................         *
Legal fees and expenses......................................................................         *
Printing, engraving and delivery expenses....................................................         *
                                                                                                -------
          Total..............................................................................         *
                                                                                                -------
                                                                                                -------

------------

*  To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws require the Company to indemnify its officers and directors to the full extent permitted by Delaware law.

     Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains provisions limiting the liability of the directors to the Company and to its shareholders to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability which may be asserted against him or her and the Company currently maintains such insurance.

     The Purchase Agreement between the Company and the Underwriters with respect to the Units Offering registered hereunder will provide for indemnification of the registrant and its officers and directors by the Underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


EXHIBIT                                                   DESCRIPTION
-------   ------------------------------------------------------------------------------------------------------------
  1.1**   -- Purchase Agreement.
  3.1     -- Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the
            Company's Form 10-Q for the period ended March 31, 1996).
  3.2     -- Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q for the period ended March 31, 1996).
  4.1**   -- Form of Indenture.
  4.2**   -- Form of Note (included in Exhibit 4.1).
  4.3**   -- Form of Warrant Agreement.
  4.4**   -- Form of Warrant (included in Exhibit 4.3).
  5.1**   -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.
 21.1     -- List of the Company's Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company's Form 10-Q for the period ended March 31, 1997).
 23.1     -- Consent of Coopers & Lybrand L.L.P.
 23.2**   -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (to be included in Exhibit 5.1).
 24.1*    -- Power of Attorney (included on signature page).
 25.1     -- Statement of Eligibility of Trustee.


------------


*  Previously filed.


** To be filed by amendment

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 20, 1997.


                                          CD RADIO INC.

                                          By:         /s/ DAVID MARGOLESE
                                               .................................
                                                      DAVID MARGOLESE
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

           /S/ DAVID MARGOLESE              Chairman and Chief Executive Officer            November 20, 1997
 .........................................    (Principal Executive Officer)
            (DAVID MARGOLESE)

                    *                       Principal Financial and Accounting Officer      November 20, 1997
 .........................................
          (ANDREW J. GREENEBAUM)

                    *                       Director                                        November 20, 1997
 .........................................
           (ROBERT D. BRISKMAN)

                    *                       Director                                        November 20, 1997
 .........................................
          (LAWRENCE F. GILBERTI)

                    *                       Director                                        November 20, 1997
 .........................................
            (PETER K. PITSCH)

                    *                       Director                                        November 20, 1997
 .........................................
           (JACK Z. RUBINSTEIN)

                    *                       Director                                        November 20, 1997
 .........................................
           (RALPH V. WHITWORTH)


By:         /s/ DAVID MARGOLESE
 .........................................
               DAVID MARGOLESE
ATTORNEY-IN-FACT

                                    EXHIBITS


EXHIBIT                                               DESCRIPTION                                                PAGE
-------   ----------------------------------------------------------------------------------------------------   ----
  1.1**   -- Purchase Agreement...............................................................................
  3.1     -- Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the period ended March 31, 1996).....................................
  3.2     -- Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q for the period ended March 31, 1996).............................................................
  4.1**   -- Form of Indenture................................................................................
  4.2**   -- Form of Note (included in Exhibit 4.1)...........................................................
  4.3**   -- Form of Warrant Agreement........................................................................
  4.4**   -- Form of Warrant (included in Exhibit 4.3)........................................................
  5.1**   -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison..............................................
 21.1     -- List of the Company's Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company's
             Form 10-Q for the period ended March 31, 1997)...................................................
 23.1     -- Consent of Coopers & Lybrand L.L.P...............................................................
 23.2**   -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (to be included in Exhibit 5.1)..............
 24.1*    -- Power of Attorney (included on signature page)...................................................
 25.1     -- Statement of Eligibility of Trustee..............................................................


------------


*  Previously filed.


** To be filed by amendment